UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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Horizon Pharma Public Limited Company

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HORIZON PHARMA PUBLIC LIMITED COMPANY

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 3, 2016

NOTICE AND PROXY STATEMENT

April 7, 2016

Dear Fellow Shareholder:

This past year was an extremely productive and transformative year for Horizon Pharma. Operating results and clinical development exceeded our expectations driven primarily by our continued strong commercial execution as well as our dedication to unlock the full therapeutic potential of our medicines. We succeeded on many levels, including another successful year of business development. Despite headwinds that impacted the entire stock market in the second half of 2015, we again outperformed our peer group and the NASDAQ Biotechnology Index (“NBI”) over the last one (HZNP +68%, Peers +11% and NBI +11%) and three years (HZNP +830%, Peers +233% and NBI +147%).

In a record year, our full-year 2015 net sales of $757 million more than doubled from the prior year and our Adjusted EBITDA1 of $362 million2 more than quadrupled from 2014. We also generated robust operating cash flows for the year. In addition to our strong financial performance, we are pleased to provide the following updates on progress made in 2015:

•	Completed the acquisition of Hyperion Therapeutics, Inc. and announced the acquisition of Crealta Holdings LLC.

•	Both acquisitions increased Horizon’s sales from orphan disease medicines and together are expected to generate approximately $150 million in Adjusted EBITDA in 2016.[3]

•	We achieved significant clinical development and regulatory milestones:

•	We initiated a Phase 3 trial for ACTIMMUNE in Friedreich’s ataxia.

•	We initiated a Phase 1 dosing trial for ACTIMMUNE in cancer.

•	Earlier than expected, we received European marketing approval for RAVICTI for the treatment of urea cycle disorders in patients two months of age and older.

•

We significantly diversified our portfolio of medicines, so that no single medicine represented more than 25 percent of our business in the fourth quarter of 2015, versus 55 percent for the full year 2014.

•	We secured 13 additional U.S. patents covering various medicines, including PENNSAID 2%, RAVICTI, RAYOS and VIMOVO.

•

We raised $1.75 billion of capital through four successful debt and equity offerings, resulting in a diversified capital structure consisting of senior secured term loans, senior unsecured notes and exchangeable notes, while significantly lowering the annual cash interest rate on our debt from 7.7 percent to 4.7 percent.

[1]	Adjusted earnings before interest, taxes, depreciation and amortization and other amounts (“Adjusted EBITDA”) is used and provided by us as a non-GAAP financial measure so our investors have a more complete understanding of Horizon’s financial performance. In addition, this non-GAAP financial measure is among the indicators our management uses for planning and forecasting purposes and measuring the Company’s performance.
[2]	Please refer to the discussion of non-GAAP financial measures and the reconciliation of Adjusted EBITDA to net income beginning on page 99 of our Annual Report on Form 10-K for the year ended December 31, 2015.
[3]	Please refer to the discussion of non-GAAP financial measures beginning on page 99 of our Annual Report on Form 10-K for the year ended December 31, 2015. We have not provided a reconciliation of the 2016 Adjusted EBITDA outlook for recently-acquired medicines to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected, due to the significant impact of changes in our stock price on share-based compensation, the variability associated with acquisition-related expenses due to timing and other factors.

•

We significantly increased the breadth and depth of our management team with the addition of George P. Hampton, John B. Thomas and Geoffrey M. Curtis in senior management. In addition, we filled multiple vice president level positions. In total, we added approximately 300 employees to the Company.

Overall, I am very pleased with our team’s performance, in every aspect of our business. We are delivering on our core principles, including strong commercial execution, an aggressive and disciplined acquisition strategy, the clinical development of medicines for patients in need, and expanding patient access while increasing affordability of our medicines. Moving forward, we will continue to drive and motivate our growing organization with the goal of delivering continued strong financial performance that creates market-leading shareholder value.

We cannot control the ups and downs in the market. However, we will stay focused on what we can control — the performance of our business.

You are cordially invited to attend the Annual General Meeting of Shareholders on Tuesday, May 3, 2016. The Annual General Meeting will begin at 3:00 p.m. local time at our corporate headquarters, located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland.

The Notice of Annual General Meeting and Proxy Statement accompanying this letter describes how our Board of Directors operates, provides biographical information on our director nominees, gives information for the voting matters to be acted upon at the Annual General Meeting and explains the proxy voting process.

Whether or not you plan to attend the Annual General Meeting, it is important that your shares be represented and voted. Please take a moment now to vote your shares by internet, by toll-free telephone call or by signing and dating the enclosed proxy card and returning it in the pre-addressed, postage-paid envelope provided.

Thank you for your continued support.

Sincerely,

Timothy P. Walbert

Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2016

Dear Shareholder:

We will be holding the Annual General Meeting of Shareholders of Horizon Pharma plc on Tuesday, May 3, 2016 at 3:00 p.m. local time at our corporate headquarters, located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland. You are being asked to vote on the following matters (the “Proposals”):

1.	To elect by separate resolutions the three nominees for Class II directors named herein to hold office until the 2019 Annual General Meeting of Shareholders.

2.	To approve an amendment to our Memorandum of Association.

3.	To approve an amendment to our Articles of Association.

4.	To authorize us and/or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares.

5.	To approve our Amended and Restated 2014 Equity Incentive Plan.

6.	To approve the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 and to authorize the Audit Committee of our Board of Directors to determine the auditors’ remuneration.

7.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.

8.	To conduct any other business properly brought before the meeting.

Our Irish statutory financial statements for the fiscal year ended December 31, 2015, including the reports of the directors and statutory auditors thereon, will be presented at the Annual General Meeting. There is no requirement under Irish law that such statements be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

For the purposes of our Articles of Association, Proposals 1 and 6 and the receipt and consideration of the Irish statutory financial statements by us at the Annual General Meeting are deemed to be ordinary business, and Proposals 2, 3, 4, 5 and 7 are deemed to be special business.

Only shareholders of record at the close of business on March 3, 2016, the record date for the Annual General Meeting, are entitled to notice of the Annual General Meeting and to vote at the Annual General Meeting or any adjournment or postponement thereof. On or about April 7, 2016, we will mail to our shareholders proxy materials. We ask that you review the Proxy Statement carefully and complete, sign, date and return the enclosed proxy card in the envelope provided or vote over the internet or by telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of

Shareholders to Be Held on Tuesday, May 3, 2016 at 3:00 p.m. Local Time at Our Corporate

Headquarters, Located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland.

The Proxy Statement and Annual Report to shareholders

are available at www.edocumentview.com/hznp.

By Order of the Board of Directors

David G. Kelly

Company Secretary

Connaught House, 1st Floor

1 Burlington Road

Dublin 4, D04 C5Y6, Ireland

April 7, 2016

HORIZON PHARMA PUBLIC LIMITED COMPANY

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 3, 2016

PROXY STATEMENT

INTRODUCTION

Your proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Horizon Pharma plc, a public limited company formed under the laws of Ireland, for the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at 3:00 p.m. local time on Tuesday, May 3, 2016, at the Company’s corporate headquarters, located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland, for the purposes set forth in the Notice of Annual General Meeting of Shareholders, and at any adjournment or postponement thereof. The mailing address of the principal executive office of the Company is Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland. The Company expects that this Proxy Statement, the related proxy and Notice of Annual General Meeting of Shareholders will first be mailed to shareholders on or about April 7, 2016.

Horizon Pharma plc Corporate Structure

On September 19, 2014, the businesses of Horizon Pharma Inc. (“HPI”) and Vidara Therapeutics International Public Limited Company (“Vidara”) were combined in a merger transaction (the “Vidara Merger”), accounted for as a reverse acquisition under the acquisition method of accounting for business combinations, with HPI treated as the acquiring company in the Vidara Merger for accounting purposes. As part of the Vidara Merger, a wholly-owned subsidiary of Vidara merged with and into HPI, with HPI surviving the Vidara Merger as a wholly-owned subsidiary of Vidara and Vidara changed its name to Horizon Pharma plc.

Unless otherwise indicated or the context otherwise requires, references to the “Company”, “Horizon”, “we”, “us” and “our” refer to Horizon Pharma plc and its consolidated subsidiaries, including its predecessor, HPI. All references to “Vidara” are references to Horizon Pharma plc (formerly known as Vidara Therapeutics International Public Limited Company) and its consolidated subsidiaries prior to the effective time of the Vidara Merger on September 19, 2014. The disclosures in this Proxy Statement relating to the pre-Vidara Merger business of Horizon Pharma plc, as well as statements relating to pre-Vidara Merger compensation, board of director and corporate governance matters, unless noted as being the business of Vidara prior to the Vidara Merger, pertain to the business of HPI prior to the Vidara Merger. In addition, references in this Proxy Statement to “shares,” “stock” or “voting stock” refer to HPI’s common stock, par value $0.0001 per share, prior to the effective time of the Vidara Merger and to our ordinary shares, nominal value $0.0001 per share, from and since the effective time of the Vidara Merger.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual General Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

How do I attend the Annual General Meeting?

The meeting will be held on Tuesday, May 3, 2016, at 3:00 p.m. local time at our corporate headquarters, located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland. Directions to the Annual General Meeting may be found at https://www.google.com/maps/place/Connaught+House,+Burlington+Rd,+Dublin+4,+Ireland. Information on how to vote in person at the Annual General Meeting is provided below. However, you do not need to attend the Annual General Meeting to vote your ordinary shares.

Who can vote at the Annual General Meeting?

Only shareholders of record at the close of business on March 3, 2016 will be entitled to vote at the Annual General Meeting. On this record date, there were 159,920,620 of our ordinary shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on March 3, 2016, your shares were registered in your name in our Register of Members which is maintained by Horizon’s transfer agent, Computershare Shareowner Services LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 3, 2016, your shares were not registered in your name in our Register of Members, but rather held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are seven matters scheduled for a vote:

•	Election of three Class II directors named in this Proxy Statement to hold office until the 2019 Annual General Meeting of Shareholders (Proposal 1);

•	Approval of an amendment to our Memorandum of Association (Proposal 2);

•	Approval of an amendment to our Articles of Association (Proposal 3);

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

•	Authorization for us and/or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares (Proposal 4);

•	Approval of our Amended and Restated 2014 Equity Incentive Plan, which is referred to in this Proxy Statement as the “Amended 2014 Plan” (Proposal 5);

•

Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration (Proposal 6); and

•	Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 7).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may vote “For” or “Against” each Class II director nominee or you may abstain from voting for all or any of the nominees. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual General Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual General Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual General Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 2, 2016, to be counted.

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To vote through the internet, go to http://www.envisionreports.com/hznp to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 2, 2016, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Alternatively, you may vote by telephone or through the internet as instructed by your broker or bank. To vote in person at the Annual General Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Joint Holders

In the case of joint holders of record, any one of such holders may vote either in person or by proxy in respect thereof as if he or she were the sole holder thereof, but the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Company’s Register of Members.

Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of March 3, 2016.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual General Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3, 4, 5 or 7 without your instructions, but may vote your shares on Proposal 6.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal 1, the election of all nominees named in this Proxy Statement for Class II directors, “For” Proposal 2, the approval of an amendment to our Memorandum of Association, “For” Proposal 3, the approval of an amendment to our Articles of Association, “For” Proposal 4, the authorization for us and/or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares, “For” Proposal 5, the approval of our Amended and Restated 2014 Equity Incentive Plan,

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

“For” Proposal 6, the approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration, and “For” Proposal 7, the advisory approval of executive compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We have retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to solicit proxies in connection with the Annual General Meeting at a cost of approximately $20,000 plus expenses. The cost of soliciting proxies incurred by the Company and MacKenzie, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company’s ordinary shares, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in each set of proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Horizon’s Company Secretary at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland.

•	You may attend the Annual General Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Do I need a ticket to attend the Annual General Meeting?

You will need an admission ticket or proof of ownership of ordinary shares to enter the Annual General Meeting. If you are a shareholder of record, your admission ticket is the top half of the proxy card sent to you. If you plan to attend the Annual General Meeting, please so indicate when you vote and bring the ticket with you to the Annual General Meeting. If your shares are held in the name of a bank, broker or other holder of record,

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

you do not need an admission ticket, but you will need proof of ownership to be admitted to the Annual General Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual General Meeting without an admission ticket or proof of ownership of ordinary shares, we will admit you only if we are able to verify that you are a shareholder of our company.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for each of the proposals, votes “For” and “Against,” abstentions and, as applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual General Meeting. Abstentions and broker non-votes will not, however, be considered votes cast at the Annual General Meeting. Because the approval of all of the proposals is based on the votes cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

Assuming that a quorum is present at the Annual General Meeting, the following votes will be required for approval:

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Proposal 1: For the election of Class II directors, each nominee named herein for election to the Board of Directors who receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting on his election will be elected to the Board of Directors.

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Proposal 2: The approval of an amendment to our Memorandum of Association will be approved if it receives the affirmative vote of 75% or more of the votes cast in person or by proxy at the Annual General Meeting.

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Proposal 3: The approval of an amendment to our Articles of Association will be approved if it receives the affirmative vote of 75% or more of the votes cast in person or by proxy at the Annual General Meeting.

•

Proposal 4: The authorization for us and/or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

•	Proposal 5: The approval of our Amended 2014 Plan will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

•

Proposal 6: The approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration, will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

•

Proposal 7: The advisory approval of the compensation of our named executive officers will be considered to be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 159,920,620 ordinary shares outstanding and entitled to vote. Thus, the holders of 79,960,311 ordinary shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or, provided that you are a shareholder of record, if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, within one hour of the time appointed for the Annual General Meeting, the Annual General Meeting will stand adjourned to May 10, 2016 at 3:00 p.m. local time at the same location, or such other time or place as the Board of Directors may determine.

How can I find out the results of the voting at the Annual General Meeting?

Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What are the Irish statutory financial statements?

We are presenting our Irish statutory financial statements, including the reports of the directors and the statutory auditors thereon, at the Annual General Meeting, and we are making a copy of them available for download in PDF format in the Investors section (see Annual Reports subsection) of our website (www.horizonpharma.com) on or before April 12, 2016. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our Annual General Meetings of Shareholders. The Irish statutory financial statements cover the results of operations and financial position of Horizon Pharma plc for the year ended December 31, 2015. Irish law requires the directors to prepare financial statements for each financial year giving a true and fair view of the state of the group’s and parent company’s affairs at the end of the financial year and of the group’s profit or loss for the financial year. Under that law, the directors have prepared the group’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, as defined in Section 279 of the Irish Companies Act 2014, to the extent that the use of those principles in the preparation of the consolidated financial statements does not contravene any provision of the Irish Companies Act or of any regulations made thereunder and the parent company financial statements in accordance with accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

We will mail without charge, upon written request, a copy of the Irish statutory financial statements to shareholders of record or beneficial owners of our ordinary shares. Requests should be sent to: Horizon Pharma plc, Attention: Company Secretary, Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland.

What proxy materials are available on the internet?

The Proxy Statement and the Annual Report to shareholders are available at www.edocumentview.com/hznp.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Composition

The Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. The Board of Directors currently consists of eight members, as follows:

•	Class I, which consists of William F. Daniel and H. Thomas Watkins, and whose term will expire at our 2018 Annual General Meeting of Shareholders;

•	Class II, which consists of Michael Grey, Jeff Himawan, Ph.D. and Ronald Pauli, and whose term will expire at the Annual General Meeting; and

•	Class III, which consists of Virinder Nohria, M.D., Ph.D., Gino Santini and Timothy P. Walbert, and whose term will expire at our 2017 Annual General Meeting of Shareholders.

At each Annual General Meeting of Shareholders, the successors to directors whose terms then expire will serve until the third Annual General Meeting of Shareholders following their election and until their successors are duly elected and qualified. The authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors may be removed by ordinary resolution with majority vote of the Company’s shareholders at a general meeting provided that extended notice of such resolution has been given in accordance with Section 146 of the Irish Companies Act 2014.

Vacancies on the Board of Directors may be filled only by persons elected by a majority of the directors then in office, provided that a quorum is present. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Election of Directors

There are three directors in the class whose term of office expires on the date of the Annual General Meeting. Each of the nominees listed below is currently a director of the Company who was nominated for election by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. If elected at the Annual General Meeting, each of these nominees would serve until the 2019 Annual General Meeting of Shareholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, disqualification or removal. It is the Company’s policy to encourage directors and nominees for director to attend annual general meetings of shareholders. All, except for one, of the Company’s current directors attended its 2015 Annual General Meeting of Shareholders.

In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Only three nominees are proposed for election as Class II directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

PROPOSAL 1

The following is a brief biography of each nominee and each director whose term will continue after the Annual General Meeting, including their respective ages as of March 31, 2016.

Nominees for Election for a Three-Year Term Expiring at the 2019 Annual General Meeting of Shareholders

Michael Grey, age 63

Lead Independent Director since 2012, Director since 2011

Committee Member: Compensation and Transaction

Mr. Grey has served on the Board of Directors since September 2011 and as lead independent director since August 2012. Mr. Grey has served as president and chief executive officer of Amplyx Pharmaceuticals, Inc., a biotechnology company, since October 2015, chairman and chief executive officer of Reneo Pharmaceuticals, Inc., a biotechnology company, since September 2014 and as a venture partner at Pappas Ventures since January 2010. From February 2011 to June 2014, Mr. Grey served as president and chief executive officer of Lumena Pharmaceuticals, Inc., a biotechnology company, which was acquired by Shire plc in June 2014. Mr. Grey has over 30 years of experience in the pharmaceutical and biotechnology industries, and has held senior positions at a number of companies, including president and chief executive officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly and Company in 2008), president and chief executive officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001) and president of BioChem Therapeutic Inc. Mr. Grey also serves on the board of directors of BioMarin Pharmaceutical Inc. and Mirati Therapeutics, Inc., each a public biopharmaceutical company, and on the board of directors of Amplyx Pharmaceuticals, Inc., Balance Therapeutics, Inc., Biothera Pharmaceuticals, Inc., Selventa, Inc. and Ziarco Group Ltd. Mr. Grey received a B.S. in chemistry from the University of Nottingham in the United Kingdom.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Grey is qualified to serve as a director of the Company on the basis of his extensive experience managing pharmaceutical and biopharmaceutical companies, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

Jeff Himawan, Ph.D., age 50

Director since 2007

Committee Member: Audit, Compensation (Chair)

Dr. Himawan has served on the Board of Directors since July 2007. In 1999, Dr. Himawan joined Essex Woodlands Health Ventures, L.P., a venture capital firm, where he now serves as a managing director. Dr. Himawan also currently serves on the boards of directors of Catalyst Biosciences, Inc., a public biopharmaceutical company, MediciNova, Inc., a public biopharmaceutical company, and Light Sciences Oncology, Inc. Dr. Himawan co-founded Seed-One Ventures, a venture capital firm, where from 1996 to 2001 he served as a managing director. Dr. Himawan received his B.S. in biology from the Massachusetts Institute of Technology and his doctorate in biological chemistry and molecular pharmacology from Harvard University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that, with his doctorate in biological chemistry and molecular pharmacology and as a successful venture capitalist, Dr. Himawan brings important strategic insight to the Board of Directors, as well as experience working with the investment community.

PROPOSAL 1

Ronald Pauli, age 55

Director since 2011

Committee Member: Audit (Chair), Compensation

Mr. Pauli has served on the Board of Directors since September 2011. Mr. Pauli has served as chief financial officer of BioQ Pharma, Inc., a private specialty pharmaceutical company, since August 2014. Prior to that, Mr. Pauli held senior positions at a number of biopharmaceutical companies, including chief financial officer at Sagent Pharmaceuticals, Inc. from April 2007 to August 2012, chief financial officer at NeoPharm, Inc. from 2006 to 2007 and corporate controller and interim chief financial officer at Abraxis BioScience, Inc. (formerly American Pharmaceutical Partners, Inc.) from 2002 to 2006. In addition, Mr. Pauli previously served as corporate controller for Applied Power, Inc. and R.P. Scherer Corporation, held multiple finance positions at Kmart Corporation and began his career with Ernst & Whinney. Mr. Pauli received a B.S. in accounting from Michigan State University and a master’s degree in finance from Walsh College.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Pauli is qualified to serve as a director of the Company on the basis of his financial experience at numerous biotechnology and pharmaceutical companies, which adds valuable expertise in guiding the strategic direction of the Company and working with the investment community.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Class III Directors Continuing in Office Until the 2017 Annual General Meeting of Shareholders

Virinder Nohria, M.D., Ph.D., age 61

Director since 2014

Committee Member: None

Dr. Nohria has served on the Board of Directors since September 2014. Dr. Nohria also serves on the board of directors of Promentis Pharmaceuticals Inc. and Sebela Pharmaceuticals, Inc. Dr. Nohria co-founded Vidara Therapeutics, Inc. in 2011 and served as its President and Chief Medical Officer from April 2011 to September 2014. Previously, Dr. Nohria was part of the founding team of Alaven Pharmaceutical LLC, a biopharmaceutical company, and served as its Chief Medical Officer, Chief Compliance Officer and Executive Vice President from 2008 until its sale to Meda AB in October 2010. Between 2003 and 2005, Dr. Nohria was Vice President and Chief Medical Officer of Xcel Pharmaceuticals Inc. Prior to that, Dr. Nohria served as Clinical Research Physician for Eli Lilly and Company. Dr. Nohria is a board-certified neurologist with special qualification in child neurology. Dr. Nohria received his medical training at the University of Cambridge in England and his postgraduate training at Great Ormond Street Children’s Hospital in London and at Duke University. He also holds a Ph.D. in neuropharmacology from University of Bradford in England.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Nohria is qualified to serve as a director of the Company on the basis of his valuable industry experience, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

PROPOSAL 1

Gino Santini, age 59

Director since 2012

Committee Member: Nominating and Corporate Governance, Transaction (Chair)

Mr. Santini has served on the Board of Directors since March 2012. Mr. Santini currently serves as the chairman of the board of directors of AMAG Pharmaceuticals, Inc., a public biopharmaceutical company, and serves on the board of directors of Intercept Pharmaceuticals, Inc., a public biopharmaceutical company, Vitae Pharmaceuticals, Inc., a public biotechnology company, Allena Pharmaceuticals, Inc., Artax Biopharma Inc., Collegium Pharmaceutical, Inc. and Intarcia Therapeutics, and is retired from a distinguished career with Eli Lilly and Company, a pharmaceutical company. Mr. Santini previously served on the board of directors of Sorin SpA, a public medical products group, from 2012 to 2015, when it was acquired by LivaNova PLC. During his tenure at Eli Lilly and Company from June 1983 to December 2010, Mr. Santini held various leadership positions of increasing responsibility, including manager of various international regions, president of the women’s health franchise and president of U.S. operations. Mr. Santini capped his career at Eli Lilly and Company as a member of the company’s executive committee and as the senior vice president of corporate strategy and business development. Mr. Santini, fluent in four languages, holds an undergraduate degree in mechanical engineering from the University of Bologna and a master’s in business administration from the University of Rochester.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Santini’s extensive international and domestic commercial and business development experience brings important insight to the Board of Directors as it plans the Company’s future growth.

Timothy P. Walbert, age 49

Chairman of the Board of Directors since 2010, Director since 2008

Committee Member: None

Mr. Walbert has served as our president and chief executive officer since June 2008 and has served as chairman of our board since March 2010. From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc., a public biopharmaceutical company which was acquired by Takeda America Holdings, Inc. in June 2009. Prior to that, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a public biopharmaceutical company. From June 2001 to August 2005, Mr. Walbert served as divisional vice president and general manager, Immunology, where he led the global development and launch of the multi-indication biologic HUMIRA and divisional vice president, global cardiovascular strategy at Abbott, now AbbVie. Mr. Walbert received his B.A. in business from Muhlenberg College, in Allentown, Pennsylvania. Mr. Walbert also serves as chairman of the board of Egalet Corporation, a public pharmaceutical company, and sits on the boards of directors of XOMA Corp., a public biotechnology company, Sucampo Pharmaceuticals, Inc., a public biopharmaceutical company, the Pharmaceutical Research and Manufacturers of America (PhRMA), the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO), World Business Chicago (WBC), the Greater Chicago Arthritis Foundation and the Illinois Innovation Council. Mr. Walbert previously served on the board of directors of Raptor Pharmaceuticals Corp., a public biopharmaceutical company, from 2010 to 2014.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Walbert is qualified to serve as a director of the Company on the basis of his valuable industry experience, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

PROPOSAL 1

Class I Directors Continuing in Office Until the 2018 Annual General Meeting of Shareholders

William F. Daniel, age 64

Director since 2014

Committee Member: Audit, Nominating and Corporate Governance

Mr. Daniel has served on the Board of Directors since September 2014. Mr. Daniel, a Chartered Director and Chartered Accountant, was elected to the position of President of the Institute of Directors of Ireland in May 2013 and served in that role until May 2015, and was originally elected to the board of the Institute of Directors in Ireland in June 2010. In February 2015, Mr. Daniel was appointed to the board of directors of Malin Corporation plc, a newly established Irish-based global life sciences company. Most recently, he was Executive Vice President and Company Secretary of Elan Corporation plc, a biotechnology company, and served in that role from December 2001 until the merger of Elan with Perrigo Company plc in December 2013. He was previously an Executive Director of Elan between 2003 and 2007, having joined the organization as Financial Controller in 1994. Mr. Daniel was previously Financial Director of Xtravision plc from 1990 to 1992 and prior to that, he held the position of Head of Finance of An Post for a period of three years. He is also a former President of the Financial Executives’ Association of Ireland. Mr. Daniel graduated with a degree in Commerce from the University College Dublin.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Daniel is qualified to serve as a director of the Company on the basis of his valuable financial and corporate governance expertise, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

H. Thomas Watkins, age 63

Director since 2014

Committee Member: Nominating and Corporate Governance (Chair), Transaction

Mr. Watkins has served on the Board of Directors since April 2014. Mr. Watkins, in his most recent role, was director, president and chief executive officer of Human Genome Sciences (“HGS”), a biopharmaceutical company, from 2004 until HGS was acquired by GlaxoSmithKline in 2012. Before leading HGS, Mr. Watkins spent over twenty years in senior roles at Abbott Laboratories and its affiliates in the United States and Asia, most recently serving as the president of TAP Pharmaceutical Products, Inc. (“TAP”), which was jointly owned by Abbott and Takeda Pharmaceutical Company, Inc. During his tenure, he led the growth of TAP from approximately $2 billion to over $4 billion in annual revenue. Mr. Watkins began his career in 1974 with Arthur Andersen & Co. From 1979 to 1985, he was a management consultant with McKinsey and Company, Inc., working with multinational companies in the United States, Europe and Japan. Mr. Watkins holds a bachelor’s degree from the College of William and Mary, and a master’s degree in business administration from the University of Chicago Graduate School of Business. Mr. Watkins is the chairman of the board of directors of Vanda Pharmaceuticals, Inc., a public biopharmaceutical company. He is also a member of the board of directors of the Biotechnology Industry Organization (BIO) and a member of the board of visitors of The College of William and Mary.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Watkins is qualified to serve as a director of the Company on the basis of his valuable industry experience, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Daniel, Mr. Grey, Dr. Himawan, Mr. Pauli, Mr. Santini and Mr. Watkins. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Mr. Walbert, the Company’s President and Chief Executive Officer, and Dr. Nohria, a prior employee of Vidara, are not independent directors by virtue of their current and prior employment with the Company, respectively.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all officers, directors and employees. The Code is available on the Company’s website at www.horizonpharma.com. If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Board Leadership Structure

The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Walbert. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Chairman of the Board has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Chairman of the Board provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Chairman of the Board is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Chairman of the Board with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Chairman of the Board.

The Company requires the election, by the independent directors of the Board, of an independent lead director to serve during any period when there is no independent Chairman of the Board. Because Mr. Walbert is currently serving as Chief Executive Officer and Chairman of the Board, the independent directors of the Board named Mr. Grey as the lead independent director. The lead independent director periodically establishes the agenda for meetings of the independent directors, coordinates with the committee chairs to report committee matters to the full Board, presides over executive sessions and other meetings of the independent

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

directors, conveys messages from meetings of the independent directors to the Chief Executive Officer and makes himself available to discuss with other directors any concerns they may have about the Company and its performance. The Company believes that this leadership structure provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to the Company’s shareholders, that the interests of management and our shareholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our shareholders.

Shareholder Communications With the Board of Directors

While we have not adopted a formal process by which shareholders may communicate with the Board or any of its directors, shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Company Secretary of Horizon at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland or communicate online to the Board of Directors as a group. This information is available on the Company’s website at www.horizonpharma.com.

Each communication will be reviewed by Horizon’s Company Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by the Company Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Hotline that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal, regulatory and ethical requirements, in addition to oversight of the performance of our external auditors. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Transaction Committee evaluates potential strategic transactions and financing opportunities, including the risks that such transactions could pose to the Company.

Meetings of the Board of Directors

The Board of Directors held five meetings and did not act by unanimous written consent without a meeting during 2015. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Information Regarding Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Transaction Committee. The following table provides membership and meeting information for fiscal 2015 for each of the Board committees:

	Audit	Nominating and Corporate Governance	Compensation	Transaction
Timothy P. Walbert
Michael Grey
William F. Daniel
Jeff Himawan, Ph.D.

Virinder Nohria, M.D., Ph.D.
Ronald Pauli
Gino Santini
H. Thomas Watkins

Total meetings in fiscal 2015	6	4	5	9

= Chair	= Member	= Lead Independent Director

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee is composed of three non-employee directors: Mr. Pauli, Mr. Daniel and Dr. Himawan, with Mr. Pauli serving as the chairperson of the Audit Committee. All members of the Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Audit Committee met six times during the last fiscal year. The Audit Committee has adopted a written charter that is available to shareholders on the Company’s website at www.horizonpharma.com.

The Audit Committee performs numerous functions including, among other things:

•

evaluating the performance, independence and qualifications of the Company’s independent registered public accounting firm and determining whether to retain the Company’s existing independent registered public accounting firm or engage a new independent registered public accounting firm;

•	reviewing and approving the engagement of the Company’s independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of the Company’s independent registered public accounting firm on the Company’s engagement team as required by law;

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•

reviewing the Company’s annual and quarterly financial statements and significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls with the Company’s independent registered public accounting firm and management;

•	monitoring the Company’s financial reporting process;

•	as appropriate, reviewing any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the Securities and Exchange Commission (“SEC”) requires in the Company’s annual proxy statement;

•	reviewing and providing oversight with respect to any related party transactions and monitoring compliance with the Code;

•	monitoring of the effectiveness of the Company’s systems of internal control, internal audit and risk management;

•	reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing the Company’s investment policy on a periodic basis; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

The existence of the Audit Committee also satisfies the obligation of the Company to have such a committee pursuant to Section 167 of the Irish Companies Act 2014.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Mr. Pauli qualifies as an “audit committee financial expert,” within the meaning of SEC regulations and the NASDAQ Listing Rules. In making this determination, the Board of Directors has considered Mr. Pauli’s formal education and the nature and scope of his previous experience, coupled with past and present service on various audit committees. Both the independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

(“PCAOB”). The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee

Ronald Pauli, Chairman

William F. Daniel

Jeff Himawan, Ph.D.

Compensation Committee

The Compensation Committee is composed of three non-employee directors: Mr. Grey, Dr. Himawan and Mr. Pauli, with Dr. Himawan serving as the chairperson of the Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met five times during the last fiscal year. The Compensation Committee has adopted a written charter that is available to shareholders on the Company’s website at www.horizonpharma.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review and approve or recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

reviewing and approving (or if it deems appropriate, recommending to the Board of Directors regarding) compensation, performance goals and objectives relevant to the compensation of the Company’s executive officers and assessing their performance against these goals and objectives;

•

evaluating and approving (or if it deems appropriate, recommending to the Board of Directors regarding) the type and amount of compensation to be paid or awarded to non-employee members of the Board of Directors;

•

evaluating, approving and administering equity incentive plans, compensation plans and similar programs advisable for the Company, as well as modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements;

•

reviewing the competitiveness of the Company’s executive compensation programs and evaluating the effectiveness of the Company’s compensation policy and strategy in achieving expected benefits to the Company;

•

reviewing and approving (or if it deems appropriate, recommending to the Board of Directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for its executive officers;

•	preparing the report that the SEC requires in the Company’s annual proxy statement;

•	reviewing the adequacy of the Company’s Compensation Committee charter on a periodic basis;

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee; and

•

evaluating risks associated with the Company’s compensation policies and practices and assessing whether risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of the Chief Executive Officer and other senior management. Other than giving such recommendations, however, the Chief Executive Officer and other senior management have no formal role and no authority to determine the amount or form of executive and director compensation.

The Compensation Committee may, at the expense of the Company, retain legal counsel (which may, but need not be, the regular corporate counsel to the Company) and other consultants and advisors, other than in-house legal counsel and certain other types of advisors, to assist it with its functions only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent. The Compensation Committee has authority to approve such advisors’ fees and other retention terms and to terminate its relationship with any advisor that it retains. In addition, the Compensation Committee has authority to delegate its responsibilities to subcommittees or individual committee members.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee is composed of Mr. Grey, Dr. Himawan and Mr. Pauli. No member of our Compensation Committee has ever been an executive officer or employee of the Company. None of the Company’s officers currently serves, or has served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not to be incorporated by reference in any filing of Horizon under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee

Jeff Himawan, Ph.D., Chairman

Michael Grey

Ronald Pauli

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three non-employee directors: Mr. Daniel, Mr. Santini and Mr. Watkins, with Mr. Watkins serving as the chairperson of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met four times during the last fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to shareholders on the Company’s website at www.horizonpharma.com.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The functions of the Nominating and Corporate Governance Committee include, among other things:

•	identifying, reviewing, evaluating and determining the minimum qualifications for candidates to serve on the Board of Directors;

•	evaluating director performance on the Board and applicable committees of the Board;

•	considering nominations by shareholders of candidates for election to the Board;

•	considering and assessing the independence of members of the Board of Directors;

•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to the Board of Directors any changes to such principles;

•	reviewing, on a periodic basis, as appropriate, the Code and approve (or, if deemed appropriate, recommend to the Board of Directors) any changes to the Code;

•

periodically reviewing the Company’s policy statements to determine their adherence to its Code and considering any request by the Company’s directors or executive officers for a waiver from such Code;

•	reviewing the adequacy of its charter on an annual basis; and

•	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider candidates for the Board of Directors who are recommended by shareholders, directors, third party search firms engaged by the Company and other sources. When selecting candidates for recommendation to the Board of Directors, the Nominating and Corporate Governance Committee will consider the attributes of the candidates and the needs of the Board of Directors and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following may be considered:

•

the independence standards established by the Company, the presence of any material interests that could cause a conflict between the Company’s interests and the interests of the director nominee, and the director nominee’s ability to exercise his or her best business judgment in the interest of all shareholders;

•	the director nominee’s willingness to adhere to the Code;

•

the director nominee’s ability to devote sufficient time to the business of the Board of Directors and at least one of the standing committees of the Board of Directors, in light of the number of other boards on which the director nominee serves (for profit and not-for-profit) and the other business and professional commitments of the director nominee;

•	the appropriate size and the diversity of the Company’s Board of Directors;

•

the knowledge, skills and experience of the director nominee, including experience in the industry in which the Company operates, as well as in the general areas of business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	the director nominee’s familiarity with domestic and international business matters;

•	legal and regulatory requirements that are applicable to the Company;

•	the director nominee’s experience with accounting rules and practices;

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	the director nominee’s ability to enhance the relationship of the Company’s business to the changing needs of society; and

•	the desire of the Board of Directors to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Corporate Governance Committee does not have a formal policy in this regard, the diversity of the Board is listed as a factor to be considered in evaluating candidates for the Board, among others, in the Nominating and Corporate Governance Committee Charter, which is available on our website at www.horizonpharma.com. The Nominating and Corporate Governance Committee seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

The Nominating and Corporate Governance Committee will consider director candidates recommended by Horizon shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Horizon shareholder.

Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual General Meeting of Shareholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee c/o Horizon Pharma plc, Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland, Attn: Company Secretary, (i) no earlier than the close of business on November 8, 2016, which is 150 days prior to the first anniversary of the date this Proxy Statement was first released to members in connection with the Annual General Meeting, if such nomination is to be included in the Company’s proxy statement and form of proxy relating to an annual general meeting of shareholders, and (ii) no later than the close of business on January 7, 2017, which is 90 days prior to the first anniversary of the date this Proxy Statement was first released to shareholders in connection with the Annual General Meeting, if such nomination is not to be included in the Company’s proxy statement and form of proxy relating to an annual general meeting of shareholders. Each submission must:

•	set forth the name, age, business address and residence address of each individual whom the shareholder proposes to nominate for election or re-election as a director;

•	set forth the principal occupation or employment of such nominee;

•	set forth the class and number of our ordinary shares which are owned of record and beneficially by such nominee;

•	set forth the date or dates on which such ordinary shares were acquired and the investment intent of such acquisition;

•	include a completed and signed questionnaire, representation and agreement required by article 99.4 of our Articles of Association;

•

include such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder (including such proposed nominee’s written consent to being named as a nominee and to serving as a director if elected); and

•	include the information required by article 99.3 of our Articles of Association.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Transaction Committee

The Transaction Committee is composed of three directors: Mr. Grey, Mr. Santini and Mr. Watkins, with Mr. Santini serving as the chairperson of the Transaction Committee. All members of the Transaction Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Transaction Committee met nine times during the last fiscal year. The Transaction Committee has adopted a written charter that is available to shareholders on the Company’s website at www.horizonpharma.com.

The functions of the Transaction Committee include, among other things:

•

reviewing, considering and evaluating proposed product or business acquisitions or divestitures, licensing, distribution, promotion, collaboration and other commercial agreements and arrangements, joint ventures, and any other business development transactions;

•	reviewing, considering and evaluating proposed financing opportunities, including the issuance of equity, debt and convertible securities;

•	reviewing, considering and evaluating proposed Existing Debt Dealings (as defined in the charter of the Transaction Committee);

•	monitoring negotiations and other communications with third parties in connection with potential business development transactions, financing opportunities and debt discharge opportunities;

•

considering historical and current information regarding the Company’s business, prospects, financial condition, operations, capabilities, products, management, advisors, competitive position and industry, and how these factors may affect business development, financing opportunities and debt discharge opportunities;

•	considering general economic, industry and financial market conditions and trends, and how these factors may affect business development, financing opportunities and debt discharge opportunities;

•	meeting with management to identify and assist the Board in evaluating opportunities that will further the Company’s business development strategy; and

•	periodically reviewing and evaluating prior transactions and financings for consistency with, and achievement of, the Company’s strategic business goals, objectives or plans.

EXECUTIVE OFFICERS

The following table sets forth information regarding executive officers as of March 31, 2016:

Name	Age	Position with the Company
Timothy P. Walbert	49	Chairman, President and Chief Executive Officer
Timothy J. Ackerman	49	Senior Vice President, Commercial Operations
Brian K. Beeler	43	Executive Vice President, General Counsel
Robert F. Carey	57	Executive Vice President, Chief Business Officer
Geoffrey M. Curtis	41	Senior Vice President, Corporate Communications
George P. Hampton	46	Executive Vice President, Orphan and Primary Care Business Units and International Operations
Paul W. Hoelscher	51	Executive Vice President, Chief Financial Officer
David G. Kelly	55	Executive Vice President, Company Secretary and Managing Director, Ireland
Barry J. Moze	62	Executive Vice President, Chief Operating Officer
Jeffrey W. Sherman, M.D., FACP	61	Executive Vice President, Research and Development and Chief Medical Officer
John B. Thomas	52	Executive Vice President, Strategy and Investor Relations

The following is biographical information as of March 31, 2016 for our executive officers other than Mr. Walbert, whose biographical information is included above.

Timothy J. Ackerman. Mr. Ackerman has served as our senior vice president, commercial operations since January 2016. Prior to that, Mr. Ackerman served as our group vice president, corporate analytics from January 2015 until January 2016, as our vice president, corporate analytics from August 2014 until January 2015 and as our senior director, payer marketing and commercial development from September 2011 until August 2014. From September 2008 to September 2011, Mr. Ackerman served as director of commercial development for Marathon Pharmaceuticals, a private biopharmaceutical company. Prior to Marathon, Mr. Ackerman spent more than 15 years with Abbott in a series of both corporate and pharmaceutical group positions, including finance, forecasting, market research, managed care marketing and product management, where he was promoted to positions of increasing responsibility, including general manager of managed care for the pharmaceutical products division. Mr. Ackerman began his career at PricewaterhouseCoopers LLP. Mr. Ackerman received a B.S. in accounting from the University of Dayton.

Brian K. Beeler. Mr. Beeler has served as our executive vice president, general counsel since May 2015. Mr. Beeler previously served as our senior vice president, legal and chief compliance officer from January 2015 until May 2015, as our associate general counsel and chief compliance officer from September 2014 until January 2015 and as our associate general counsel and chief compliance officer from January 2013 until September 2014. Prior to joining Horizon, Mr. Beeler served as associate general counsel for Fenwal, Inc., a global life sciences manufacturer of products for transfusion medicine, from December 2008 until December 2012. Before that, Mr. Beeler was senior counsel, business development, commercial and research and development at TAP Pharmaceuticals and Takeda Pharmaceuticals North America and also previously served as chief compliance officer at Schwartz Pharma. Mr. Beeler received a bachelor’s degree in history from Purdue University, an MBA from the Kellogg School of Management at Northwestern University and a JD from the Indiana University School of Law.

Robert F. Carey. Mr. Carey has served as our executive vice president, chief business officer since March 2014. Prior to that, Mr. Carey spent more than 11 years as managing director and head of the life sciences investment banking group at JMP Securities LLC, a full-service investment bank. Prior to JMP, Mr. Carey was a managing director in the healthcare groups at Dresdner Kleinwort Wasserstein and Vector Securities. Mr. Carey

EXECUTIVE OFFICERS

also has held roles at Red Hen Bread, InStadium, Shearson Lehman Hutton and Ernst & Whinney. Mr. Carey received his B.S. in accounting from the University of Notre Dame.

Geoffrey M. Curtis. Mr. Curtis has served as our senior vice president, corporate communications since January 2016. Prior to that, Mr. Curtis served as our group vice president, corporate communications from April 2015 until January 2016. From May 2012 until April 2015, Mr. Curtis served as senior vice president at Edelman Public Relations and as part of its National Health Media Team, he led media strategy and execution for a large portfolio of pharmaceutical, biotech and medical device clients. Prior to that, Mr. Curtis was group director of the media practice at WCG, a W20 Group company, from July 2006 until May 2012 and held a similar role at GCI Group from March 2004 until July 2006. Prior to joining GCI, Mr. Curtis served as a public affairs manager in the Pharmaceutical Products Division at Abbott, where he led internal and external communications programs for the immunology, neuroscience and oncology franchises. Mr. Curtis received a bachelor’s degree in English from Lake Forest College in Lake Forest, Illinois.

George P. Hampton. Mr. Hampton has served as our executive vice president, orphan and primary care business units and international operations since February 2016. Previously, Mr. Hampton served as our executive vice president, orphan business unit and international operations from August 2015 to February 2016 and as our group vice president, international operations from April 2015 to August 2015. Prior to joining Horizon as a full time employee, Mr. Hampton served as our consultant since 2008. From 2009 until February 2015, Mr. Hampton served as president and chief executive officer of Global Village Concerns, a privately held technology company. Mr. Hampton has more than 20 years of experience as an executive in the pharmaceutical and biotech field on both a national and international scale including specific expertise in the autoimmune, primary care, orthopedic, diabetes, anti-infectives and cardiovascular areas. Mr. Hampton holds a bachelor’s degree from Miami University in Oxford, Ohio.

Paul W. Hoelscher. Mr. Hoelscher has served as our executive vice president, chief financial officer since October 2014. Previously, Mr. Hoelscher was our executive vice president, finance from June 2014 through September 2014. Prior to joining Horizon, Mr. Hoelscher served as senior vice president, finance — treasury and corporate development of OfficeMax, Inc., from August 2013 to May 2014, and as vice president, finance —treasury and corporate development of OfficeMax from August 2012 to July 2013. From May 2011 to May 2012, Mr. Hoelscher served as vice president, finance integration of Alberto Culver Company, a beauty care company which was acquired by Unilever in 2011. Prior to that, Mr. Hoelscher served as vice president, international finance and treasurer from 2010 to May 2011 and vice president, corporate controller from 2004 to 2010. Mr. Hoelscher also served in various positions in the audit practice at KPMG LLP from 1986 to 1993. Mr. Hoelscher received his B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a certified public accountant.

David G. Kelly. Mr. Kelly has served as our company secretary since November 2014 and as our executive vice president, managing director, Ireland, since September 2014. Prior to joining Horizon, Mr. Kelly served as chief financial officer of the Vidara Therapeutics Group from February 2012 to September 2014, and was previously chief financial officer of AGI Therapeutics plc, a publicly-listed Irish pharmaceutical company, from May 2005 to January 2012. Mr. Kelly also served as senior vice president, finance and planning of Warner Chilcott plc (formerly Galen Holdings plc), a fully integrated specialty pharmaceutical company based in Northern Ireland. In addition, Mr. Kelly held roles at Elan Corporation and KPMG LLP. Mr. Kelly holds a B.A. in economics from Trinity College, Dublin and is also a member of the Institute of Chartered Accountants in Ireland (ACA).

Barry J. Moze. Mr. Moze has served as our executive vice president, chief operating officer since February 2016. Prior to that, Mr. Moze served as our executive vice president, corporate development since May 2014. Prior to joining Horizon, Mr. Moze spent more than 28 years as a partner of Crystal Clear Communications, a

EXECUTIVE OFFICERS

consulting firm focused on the development and execution of corporate strategies. Prior to Crystal Clear, Mr. Moze was a founder and president of Review Services and Asset Management Group, a licensed investment advisory firm. Mr. Moze serves on the board of directors of Palermo Villa.

Jeffrey W. Sherman, M.D., FACP. Dr. Sherman has served as our executive vice president, research and development and chief medical officer since September 2014. From June 2011 until September 2014, Dr. Sherman served as our executive vice president, development, manufacturing and regulatory affairs and chief medical officer and from June 2009 until June 2011, Dr. Sherman served as our executive vice president, development and regulatory affairs and chief medical officer. From June 2009 to June 2010, Dr. Sherman served as president and board member of the Drug Information Association (“DIA”), a nonprofit professional association of members who work in government regulatory, academia, patient advocacy, and the pharmaceutical and medical device industry. Prior to June 2009, Dr. Sherman held other management roles at IDM Pharma, Inc., Takeda Global Research & Development, NeoPharm, Inc. and G.D. Searle, LLC/Pharmacia. Dr. Sherman is now a past president of DIA and serves as DIA liaison to the Clinical Trial Transformation Initiative, a public-private partnership founded by the U.S. Food and Drug Administration and Duke University. He also serves on the Board of Advisors of the Center for Information and Study on Clinical Research Participation, a nonprofit organization dedicated to educating and informing the public, patients, medical/research communities, the media, and policy makers about clinical research and the role each party plays in the process. Dr. Sherman is an adjunct assistant professor of Medicine at the Northwestern University Feinberg School of Medicine and is a member of a number of professional societies as well as a diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine. Dr. Sherman received his M.D. from the Rosalind Franklin University/Chicago Medical School. Dr. Sherman completed an internal medicine internship, residency and chief medical residency at Northwestern University as well as fellowship training at the University of California, San Francisco (“UCSF”). Dr. Sherman was also a research associate at the Howard Hughes Medical Institute at UCSF.

John B. Thomas. Mr. Thomas has served as our executive vice president, strategy and investor relations since May 2015. Previously, Mr. Thomas was vice president of investor relations and public affairs for Abbott Laboratories, a healthcare company, and president of the Abbott Fund from 2005 until May 2014. Before that, Mr. Thomas also held various management positions at Abbott Laboratories. Mr. Thomas is a member of the National Investor Relations Institute and serves on the Board of Professional Directors for the Meek School of Journalism and New Media at the University of Mississippi. He was previously the vice chairman of the Conference Board’s Senior Council of Investor Relations Executives from 2011 until 2013. Mr. Thomas received a B.A. degree in journalism and a minor in English from the University of Mississippi and an MBA from The Lake Forest Graduate School of Management.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation philosophy, policies and principles underlying our executive compensation decisions for 2015. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to the following executive officers who have been named in the Summary Compensation Table included in this Proxy Statement and whom we refer to as our named executive officers:

Named Executive Officer	Title
Timothy P. Walbert	Chairman, President and Chief Executive Officer
Robert F. Carey	Executive Vice President, Chief Business Officer
Paul W. Hoelscher	Executive Vice President, Chief Financial Officer
John J. Kody(1)	Former Executive Vice President, Chief Commercial Officer
George P. Hampton(2)	Executive Vice President, Orphan and Primary Care Business Units and International Operations

(1)	On January 8, 2016, the Chief Commercial Officer role was eliminated and Mr. Kody’s employment terminated.
(2)	Mr. Hampton was promoted to the position of Executive Vice President, Orphan Business Unit and International Operations in August 2015. Mr. Hampton additionally assumed leadership of the Primary Care Business Unit in February 2016.

Executive Summary

Our Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our industry group and peer group companies in that it both encourages our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

2015 was a record year of performance and growth for Horizon. Highlights include:

•

Our share price appreciation significantly exceeded the mean of our peer group, the NASDAQ Biotechnology Index (“NBI”) and the NASDAQ over 1-year and 3-year time periods. Horizon’s share price appreciation was first in its peer group in both time periods:

•	1-year: HZNP: 68% vs. peer group mean of 11%, NBI of 11% and NASDAQ of 6%.

•	3-year: HZNP: 830% vs. peer group mean of 233%, NBI of 147% and NASDAQ of 66%.

•	We generated significant growth in net sales and Adjusted EBITDA(1), significantly exceeding internal goals:

•	2015 net sales of $757.0 million, more than 150% growth over 2014 net sales.

•	2015 Adjusted EBITDA of $362.1 million, more than quadrupled 2014 Adjusted EBITDA

•	We completed the acquisition of Hyperion Therapeutics, Inc. on May 7, 2015, and entered into an agreement to acquire Crealta Holdings LLC on December 10, 2015, which was completed on January 14, 2016.

•	Both acquisitions increased Horizon’s sales from orphan disease medicines and together are expected to generate approximately $150 million in Adjusted EBITDA in 2016.

(1)	Adjusted earnings before interest, taxes, depreciation and amortization and other amounts (“Adjusted EBITDA”) is used and provided by us as a non-GAAP financial measure so our investors have a more complete understanding of Horizon’s financial performance. In addition, this non-GAAP financial measure is among the indicators our management uses for planning and forecasting purposes and measuring the Company’s performance.

COMPENSATION DISCUSSION AND ANALYSIS

•	We achieved significant clinical development and regulatory milestones:

•	We initiated a Phase 3 trial for ACTIMMUNE in Friedreich’s ataxia.

•	We initiated a Phase 1 dosing trial for ACTIMMUNE in cancer.

•	Earlier than expected, we received European marketing approval for RAVICTI for the treatment of urea cycle disorders in patients two months of age and older.

•	We significantly diversified our portfolio of medicines, so that no single medicine represented more than 25% of our business in the fourth quarter of 2015, versus 55% for the full year 2014.

•	We secured 13 additional U.S. patents covering various medicines, including PENNSAID 2%, RAVICTI, RAYOS and VIMOVO.

•

We raised $1.75 billion of capital through four successful debt and equity offerings, resulting in a diversified capital structure consisting of senior secured term loans, senior unsecured notes and exchangeable notes, while significantly lowering the annual cash interest rate on our debt from 7.7% to 4.7%.

•

We significantly increased the breadth and depth of our management team with the addition of George P. Hampton, John B. Thomas and Geoffrey M. Curtis in senior management and filled multiple vice president level positions. We added approximately 300 employees to our Company.

We have had strong stock price performance and revenue growth as measured against our compensation peer group for a sustained period. The following charts illustrate the level of our stock price performance as measured against our peer group over one- and three-year periods:

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

We believe in providing a competitive total compensation package to our executive management team through a combination of base salary, annual bonuses, grants under our Cash Long-Term Incentive Program (“Cash LTIP”), grants under our equity incentive compensation plan and severance and change in control benefits. Our executive compensation programs are designed to achieve the following objectives:

•	attract and retain talented and experienced executives to manage our business to meet our long-term objectives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and shareholders by motivating executive officers to achieve performance objectives that will increase shareholder value;

•

provide a competitive compensation package in which total compensation is determined in part by market factors, key performance objectives and milestones and the achievement level of these performance objectives and milestones by our executive officers; and

•	reward the achievement of key corporate and individual performance measures.

Our Compensation Committee believes that our executive compensation programs should include short- and long-term performance incentive components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations by increasing base salary levels, awarding cash bonuses and granting additional equity awards, as appropriate. The Compensation Committee evaluates both performance and compensation to make sure that the total compensation provided to our executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the pharmaceutical industry, taking into account our relative performance and our own strategic objectives.

2015 Executive Compensation Program

The major aspects of our 2015 executive compensation program include the following:

•	No Guaranteed Salary Increases or Bonus Awards. We do not provide our named executive officers with guaranteed salary increases or bonuses. Our named executive officers are employed at-will and

COMPENSATION DISCUSSION AND ANALYSIS

are expected to demonstrate strong performance in order to continue serving as members of the executive team.

•	2015 Annual Cash Incentive Program. Payouts under our 2015 Annual Cash Incentive Program were linked to attainment of our 2015 key corporate performance objectives.

•

2015 Performance Share Unit Awards and other Long-Term Equity Grants. We granted performance share unit awards (“PSUs”) in order to further incentivize our leadership team to deliver outstanding long-term returns to shareholders. Payout levels for the PSUs are tied to the level of our total shareholder return and no payouts can occur without the creation of sustained long-term shareholder value over a three-year performance period. We also granted stock options and restricted stock unit awards (“RSUs”) which serve as retention devices, because the executive must continue employment with us for the awards to vest. These awards also further serve to align our named executive officer’s interest with those of our shareholders. Our 2015 equity grants to our named executive officers were intended to cover equity awards for the next three years and no other equity grants will be made to our named executive officers prior to expiration of the three-year PSU performance period in 2018.

•

Deferred Compensation Plan. We adopted a non-qualified deferred compensation plan (“Deferred Compensation Plan”) which provides additional tax and financial planning flexibility for eligible officers, including our named executive officers, by allowing them to elect to defer receipt of earned base salary and bonus amounts to a later taxable year and is intended to allow them to defer income tax consequences associated with the receipt of their compensation without being subject to the deferral contribution limits of our 401(k) Plan. For 2015, we made matching contributions with respect to 50% of the first 6% of deferrals, which is the same general matching contribution formula that we use for our 401(k) Plan.

•

Share Ownership Guidelines. We have minimum share ownership guidelines for our Board of Directors, Chief Executive Officer, Executive Vice Presidents and certain other employees who serve on our executive leadership team.

•

No Excessive Perquisites. We do not provide personal lifestyle perquisites, such as company cars, country club memberships, vacation units, personal use of aircraft, personal entertainment accounts or similar perquisites.

•

No Hedging or Pledging. Our Insider Trading Policy prohibits our executive officers, other employees, non-employee directors and consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our ordinary shares at any time. In addition, no officer, director, other employee or consultant of Horizon may margin, or make any offer to margin, any of our ordinary shares, including without limitation, borrowing against such ordinary shares, at any time.

Realized Pay Table

The table below supplements the Summary Compensation Table that appears on page 48. This table shows the compensation actually realized in 2015 by each named executive officer. The primary difference between this supplemental table and the standard Summary Compensation Table is the method used to value equity awards. SEC rules require that the grant date fair value of all PSUs, stock options and RSUs be reported in the Summary Compensation Table for the year that they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relate to PSUs, stock options and RSUs that have not vested and for which the value is therefore uncertain (and which may end up having no value at all). For example, as further described below in “Elements of Executive Compensation — Long-Term Incentive Compensation — Performance Share Unit Awards”, if our stock price doesn’t consistently trade above the range of $31.58 to $33.86 in the period from December 2017 through June 2018, representing a minimum three-year total shareholder return (“TSR”) of 15%, then the PSUs will expire with $0 realized value.

COMPENSATION DISCUSSION AND ANALYSIS

In contrast, the supplemental table below includes only the value of equity awards that vested during 2015 and shows the value of those awards as of the applicable vesting date. There is no assurance that the named executive officers will actually realize the value attributed to these equity awards even as listed in this supplemental table because the ultimate value of the stock options will depend on when the stock options are exercised and the underlying shares are sold and the ultimate value of the RSUs will depend on when the released shares are sold.

Name and Principal Position	Year	Salary	Bonus	Value of Option Awards Vested(1)	Value of Stock Awards Vested(1)	Non-Equity Incentive Plan	All Other Compensation	Total
Timothy P. Walbert	2015	$859,375	$67,650	$2,854,800	$1,722,944	$1,532,350	$62,537	$7,099,656
Chairman, President and Chief Executive Officer

Robert F. Carey	2015	$454,375	$46,750	$715,183	$646,561	$403,250	$33,279	$2,299,398
Executive Vice President, Chief Business Officer

Paul W. Hoelscher	2015	$454,375	$46,750	$521,213	$685,400	$403,250	$44,164	$2,155,152
Executive Vice President, Chief Financial Officer

John J. Kody(2)	2015	$427,000	$—	$331,567	$411,378	$213,500	$36,310	$1,419,755
Former Executive Vice President, Chief Commercial Officer

George P. Hampton(3)	2015	$287,500	$50,000	$—	$—	$362,925	$18,859	$719,284
Executive Vice President, Orphan and Primary Care Business Units and International Operations

(1)	With the exception of Mr. Kody, no shares in respect of option and stock awards vested have been sold by any of our named executive officers. Horizon has withheld from the issuance of shares in settlement of the stock awards a number of shares with a value equal to the applicable withholding taxes.
(2)	On January 8, 2016, the Chief Commercial Officer role was eliminated and Mr. Kody’s employment terminated.
(3)	Mr. Hampton was promoted to the position of Executive Vice President, Orphan Business Unit and International Operations in August 2015. Mr. Hampton additionally assumed leadership of the Primary Care Business Unit in February 2016.

Setting Executive Compensation

Our Board of Directors has delegated to the Compensation Committee of our Board of Directors, which is composed of independent directors under SEC regulations and the NASDAQ Listing Rules, responsibility for creating, reviewing and approving, or, if it deems appropriate, making recommendations for approval to the Board, the compensation of our executive officers. The Compensation Committee also oversees our compensation and benefit plans and policies and administers our equity incentive plans.

Generally on an annual basis the Compensation Committee reviews and approves, or recommends for Board approval, the compensation to be paid to our Chief Executive Officer and other executive officers. As part of this process, the Compensation Committee conducts an annual review of the aggregate level of our executive compensation, the mix of elements used to compensate our executive officers and historic compensation levels, including prior equity award gains and losses.

When setting executive compensation levels the Compensation Committee has historically considered compensation paid by life sciences companies included in the Radford Global Life Sciences Survey, together with other information made available to it, such as compensation analysis performed by independent, third-party compensation specialists. The Compensation Committee generally believes that gathering this

COMPENSATION DISCUSSION AND ANALYSIS

information is an important part of our compensation-related decision-making process and typically provides additional context and validation for our executive compensation decisions. Although our Compensation Committee has historically used the Radford survey data as a tool in determining executive compensation, it typically has not used a formula to set our executives’ compensation in relation to this data. In addition, our Compensation Committee has typically taken into account advice from other non-employee members of our Board of Directors and publicly available data relating to the compensation practices and policies of other companies within and outside our industry.

The Compensation Committee has also considered and intends to continue to consider key performance objectives and milestones and the achievement level of these performance objectives and milestones by our executive officers as well as market factors in setting their base compensation and target bonus levels, and awarding bonuses and long-term incentives.

Consideration of Shareholder Advisory Votes

At HPI’s 2012 Annual Meeting of Stockholders, the Board recommended and our shareholders agreed to hold an advisory vote on executive compensation each year. In addition to holding an annual advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. Our say-on-pay vote held at our 2015 Annual General Meeting of Shareholders was supported by approximately 91% of the votes affirmatively cast, excluding abstentions and broker non-votes. While this vote was only advisory, our Compensation Committee interpreted it to be a positive affirmation from our shareholders that they endorse our historical compensation philosophy, policies and decisions.

At our 2015 Annual General Meeting of Shareholders, our shareholders also approved an amendment and restatement of our 2014 Equity Incentive Plan (our 2014 Equity Incentive Plan, as amended and restated in 2015, is referred to in this Proxy Statement as the “2014 Plan”) which:

•	increased the number of ordinary shares authorized for issuance under the 2014 Plan by an additional 14,000,000 ordinary shares; and

•

for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), (a) increased the maximum number of shares that may be granted per calendar year to any one participant pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of the underlying Horizon ordinary shares on the date of grant to 3,000,000 ordinary shares, (b) increased the maximum number of shares that may be granted per calendar year to any one participant as a “performance stock award” to 3,000,000 ordinary shares, (c) confirmed the other applicable award limits for purposes of compliance with Section 162(m), (d) confirmed existing performance criteria upon which performance goals may be based with respect to performance awards under the 2014 Plan, and (e) confirmed existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the 2014 Plan.

A significant majority of the PSUs granted to the executive officers were granted contingent on receiving this positive shareholder vote. Any of the PSUs that remain outstanding at the expiration of the three-year performance period in 2018 but are not earned due to our failure to attain the requisite performance criteria will be cancelled at such time and the related ordinary shares will not be added back in the pool of shares available for grant under the 2014 Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Consultants

The Compensation Committee retains the services of third-party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies. In June 2014, we initially engaged ClearBridge Compensation Group as our new compensation consultant because of ClearBridge’s experience in developing long-term equity incentive programs for other companies that have successfully aligned management and shareholder interests. In November 2014, ClearBridge was engaged to develop a new comprehensive long-term incentive compensation program for our executive team, including our named executive officers, as further described below under “Long-Term Incentive Compensation.”

Independence of Compensation Consultants

In February 2015, the Compensation Committee conducted an independence assessment of ClearBridge to determine if it would continue to engage ClearBridge as its compensation consultant. In conducting the independence assessment, the Compensation Committee considered the following factors: whether ClearBridge would provide any other services to the Company; the amount of fees anticipated to be received by ClearBridge from the Company as a percentage of ClearBridge’s total revenues; the policies and procedures of ClearBridge that are designed to prevent conflicts of interest; any business or personal relationship of the individual representative of ClearBridge who would work directly with the Compensation Committee; any of the Company’s stock owned by the individual representative of ClearBridge who would work directly with the Compensation Committee; and any business or personal relationship of the individual representative of ClearBridge who would work directly with the Compensation Committee, or of ClearBridge, with any of our executive officers. After conducting this assessment, the Compensation Committee concluded that the continued engagement of ClearBridge did not raise any conflict of interest.

Peer Group

Our philosophy is to attract and retain top talent with experience in building and leading a successful biopharmaceutical company, provide competitive compensation and benefits opportunities that motivate appropriate risk taking to achieve success, clearly communicate the drivers of business success to create a sense of urgency and ownership among employees, create a direct, meaningful link between business results, individual performance and rewards to motivate over-achievement, to provide flexibility in our compensation plans to allow differentiation for our employees with the highest performance and potential, to create equitable pay opportunities for management and high-level individual contributors and to align interests of management, employees and shareholders to set priorities and focus. The Compensation Committee determined that it generally reference the 50th percentile of comparable companies in combination with multiple other factors, such as the executives’ respective levels of experience and responsibility, internal pay equity, and the other compensation elements provided to the executives, in determining the total target cash compensation for all executives.

In August 2015, our Compensation Committee determined that changes should be made to the peer group because of Horizon’s significant growth since the Vidara transaction and removed 13 companies from the peer group because they were significantly smaller than Horizon. The Compensation Committee also determined to add Mallinckrodt plc and Seattle Genetics, Inc. to the peer group because they are similar in size to Horizon, with the resulting 13 peer group companies specified in the table below. These peer group companies were selected by the Compensation Committee because they are in the biotechnology or pharmaceuticals industry and have a size comparable to Horizon based on their market value, enterprise value and revenue. As of June 30, 2015, these peer group companies had a median market capitalization of approximately $9.0 billion, as compared to our market capitalization of approximately $6.0 billion and median revenues of approximately $619 million, as compared to our revenues of approximately $693 million.

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group
Alkermes plc	Jazz Pharmaceuticals plc
BioMarin Pharmaceutical Inc.	Mallinckrodt plc
Depomed, Inc.	Medivation, Inc.
Endo International plc	Pacira Pharmaceuticals Inc.
Impax Laboratories Inc.	Seattle Genetics, Inc.
Incyte Corporation	United Therapeutics Corporation
Ionis Pharmaceuticals, Inc.

Role of Chief Executive Officer in Compensation Decisions

The Chief Executive Officer typically evaluates the performance of other executive officers and employees, along with the performance of the Company as a whole against previously determined objectives, on an annual basis and makes recommendations to the Compensation Committee with respect to annual base salary adjustments, bonuses, cash performance incentives and annual equity awards for the other executives. The Compensation Committee exercises its own independent discretion in approving or recommending to the Board for approval base salary adjustments and cash bonuses, cash performance incentives and equity-based awards for all executive officers. The Chief Executive Officer is not present during deliberations or voting with respect to his own compensation.

Ownership Guidelines for Directors and Executive Officers

In September 2014, our Board of Directors adopted share ownership guidelines for the Company’s non-employee directors, Chief Executive Officer, Executive Vice Presidents and certain other employees who serve as members of our executive leadership team, including the named executive officers, or the covered individuals. Under the guidelines, these individuals are expected to own a number of the Company’s ordinary shares with a value equal to: five times (5x) base salary, for the Chief Executive Officer; two times (2x) base salary, for the Executive Vice Presidents, and one time (1x) base salary for each other member of the executive leadership team; and two times (2x) the director’s annual equity grant value, for each non-employee director of the Company.

The guidelines provide that the individuals subject to the guidelines are expected to establish the minimum ownership levels within five years of the adoption of the guidelines (or within five years of the date an officer or director first becomes subject to them).

The value of the Company’s ordinary shares for purposes of determining the number of shares subject to these guidelines in a given year is determined as the product of (i) the number of ordinary shares credited as held by the individual and (ii) the greater of (a) the closing price of the company’s ordinary shares on the applicable date, or (b) the purchase or exercise price paid for such shares. Shares that count toward satisfaction of these guidelines include: shares owned outright by the individual (including stock units that have vested but not yet settled); shares retained after an option exercise or issuance under another type of equity award granted under the company’s equity incentive plans; shares retained after purchase under our Employee Stock Purchase Plan; shares subject to time-based vesting stock units that have not vested; shares held in a 401(k) plan account; and shares held in trust for the benefit of the individual. Any unvested PSUs and unexercised stock options, whether vested or unvested, will not count toward satisfaction of these ownership guidelines.

Elements of Executive Compensation

The compensation program for our executive officers consists principally of base salary, annual cash incentive compensation and long-term incentive compensation in the form of our Cash LTIP and equity awards, as well as severance protection for certain of our executive officers through employment agreements with those executive officers. Employees in more senior roles have an increasing proportion of their total pay

COMPENSATION DISCUSSION AND ANALYSIS

package at risk and tied to performance because they are in a position to have greater influence on the Company’s performance results. For example, approximately 99% of our Chief Executive Officer’s total 2015 pay package was at risk, as calculated based on the grant date fair value amounts for the 2015 equity grants required to be reported in the Summary Compensation Table and target annual cash bonus. For purposes of such calculations, with respect to stock option grants, the Black-Scholes value on the date of grant was used, with respect to RSU grants, the value of the underlying shares on the date of grant was used, and with respect to PSU grants, the Monte Carlo value on the date of grant was used.

The following charts illustrate the elements of the 2015 total pay for our Chief Executive Officer and other named executive officers and the respective percentages of the compensation elements which were at risk as determined based on the target annual cash bonus amount and grant date fair value of the equity awards required to be reported in the Summary Compensation Table:

As discussed in more detail below, base salary is based primarily on market factors and annual cash incentive compensation is a target percentage of base salary, with the actual amount awarded determined by the Compensation Committee based upon its determination of the level of attainment of performance goals. The amount of cash compensation and the amount of equity awards granted to our executives are both considered in determining total compensation for our executive officers. Historically, we have not specified a target percentage of the overall compensation to be represented by the various compensation elements. The Compensation Committee’s intention was that performance-based cash incentive bonuses and long-term equity compensation should be a significant part of the executive’s compensation, and historically, it has represented a significant portion of an executive’s total pay package (consisting of base salary, bonus, performance-based cash incentive compensation and equity compensation), so that the vast majority of our named executive officers total pay package is at risk. This helps with implementing a culture in which our named executive officers know that their take-home pay depends, to a large extent, upon the Company’s performance.

We have selected each of the executive compensation components for the following reasons:

•

Taken as a whole, the components of the executive compensation program (base pay, annual cash incentive compensation, long-term incentive compensation and our severance benefit protections) are comparable to the programs offered by other companies of our size in the pharmaceutical industry; therefore, our compensation program generally helps us attract new executive talent and retain, motivate, and reward the executives that we currently employ.

•

The annual cash incentive program rewards executives for the satisfaction of our pre-established annual corporate performance goals. Compensation under this program directly rewards satisfaction of our corporate objectives and individual performance. We provide this program so that our

COMPENSATION DISCUSSION AND ANALYSIS

executives will focus their efforts on annual company goals that are driven by our longer-term strategy, and to take actions that maximize shareholder value. Our Compensation Committee rewards executives only in the event of satisfactory corporate and individual performance.

•

Long-term incentive awards serve several purposes: first, they are a retention device, because the executive must continue employment with us for the awards to vest; and second, our PSU and Cash LTIP awards that vest upon satisfaction of corporate performance goals incentivize our executives to satisfy key performance objectives that will maximize shareholder value and long-term equity incentive awards that vest over time become more valuable as shareholder value increases.

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities, individual experience and market factors. Base salaries are generally reviewed annually, typically in connection with our annual performance review process. In August 2015, the Compensation Committee, after referencing the 50th percentile of base salary compensation provided to individuals in similar positions at the peer group companies and considering other factors, approved base salary increases for each of Messrs. Walbert, Carey and Hoelscher which became effective August 16, 2015. In making such determination, the Compensation Committee considered that their base salary levels were all positioned below the 50th percentile of base salary compensation provided to individuals in similar positions at the peer group companies. The Compensation Committee did not approve a similar base salary increase for Mr. Kody effective in August 2015 because he had been hired in November 2014.

In connection with the promotion of Mr. Hampton to the executive team in August 2015, our Compensation Committee considered his previous annual base salary of $300,000 established in connection with his initial employment, his increased responsibilities in connection with his promotion, the base salaries for similarly situated executives at our peer companies, as well as internal pay equity. Based on its evaluation of these factors, our Compensation Committee determined that an annual base salary of $450,000 was appropriate for Mr. Hampton effective on his date of promotion.

Base salaries for each of our named executive officers as of the end of 2015 were as follows:

Named Executive Officer	2015 Base Salaries
Timothy P. Walbert	$950,000
Robert F. Carey	$500,000
Paul W. Hoelscher	$500,000
John J. Kody	$427,000
George P. Hampton	$450,000

Short-Term Incentive Compensation

2015 Annual Cash Incentive Compensation. In addition to base salaries, we provide performance-based cash bonuses as an incentive for our executives to achieve defined annual corporate goals. The 2015 target cash bonus as a percentage of the base salaries for Messrs. Walbert, Carey, Hoelscher and Kody were not increased from the 2014 target levels. A target cash bonus of 50% of base salary was established for Mr. Hampton in connection with his promotion pursuant to the terms of his employment agreement, which was approved by the Compensation Committee. These established target bonus percentages were deemed market competitive based on Radford survey data and peer group data available at the time of hire of the executive officers and based on other then-current data, and with respect to Mr. Hampton, after considering internal pay equity.

COMPENSATION DISCUSSION AND ANALYSIS

Bonus target percentages are reviewed annually and may be adjusted by the Board of Directors or the Compensation Committee, in its discretion, although pursuant to their respective employment agreements, such percentages may not be reduced without the consent of the executive.

Target cash bonus opportunities for 2015 as a percentage of base salary for each of our named executive officers were as follows:

Named Executive Officer	2015 Target Bonus as Percentage of Base Salary
Timothy P. Walbert	100%
Robert F. Carey	50%
Paul W. Hoelscher	50%
John J. Kody	50%
George P. Hampton	50%

In November 2014, the Compensation Committee, in consultation with management, approved the 2015 corporate goals and milestones for the executive officers. Each of these corporate objectives and milestones was assigned a certain weight, with 2015 bonus payments to be determined based on achievement of the various objectives. Final determinations as to 2015 bonus levels would be generally based on the achievement of these corporate goals or milestones, as well as the Compensation Committee’s assessment as to each executive’s contribution to the overall development of our business and corporate accomplishments during 2015.

The 2015 quantitative and qualitative corporate objectives established as guidelines at the end of 2014 by the Compensation Committee and their relative weightings were:

Quantitative Objectives (80%)

•	Achieve total net sales of $512 million (27.5%).

•	Achieve Adjusted EBITDA (non-GAAP) of $216 million (27.5%).

•	Acquire new product(s) with expected annual net revenues of $150 million (25%).

Qualitative Objectives (20%)

•	Ensure corporate culture of compliance by achieving our corporate objectives while operating in a fully compliant manner (10%).

•	Continue to build organization through recruitment and retention of key talent and providing opportunities for development and advancement of organization (5%).

•	Ensure any product and/or company acquisitions are integrated seamless to achieve board-approved deal financial models (5%).

The Compensation Committee determined that with respect to the quantitative objectives, the minimum and maximum performance levels and corresponding payout levels would be as follows, with a maximum payout level of 200% with respect to each objective as specified in the table below:

Quantitative Objective	Percent of Target Bonus	75% Payout (Minimum Level of Objective)*	100% Payout (100% of Objective)*	125% Payout*	150% Payout*	200% Payout (Maximum Level)*
Total Net Sales	27.5%	$450	$512	$530	$550	$570
Adjusted EBITDA	27.5%	$189	$216	$223	$232	$240
Acquire New Medicines	25.0%	$100	$150	$200	$250	$300

*	All dollar amounts in the table above are in the millions.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee recommended and the Board of Directors approved these goals because they believed that these objectives were the best indicators of the achievement of the execution of our operating plan and were the factors that were most critical to increasing total shareholder value. These goals, therefore, were determined to be the most well suited to align the financial interests of the named executive officers with those of our shareholders. In February 2016, the Compensation Committee determined that these 2015 quantitative corporate objectives had been attained at an aggregate level of 176.6% of the targeted levels and that the 2015 qualitative objectives had been attained at 100% of the targeted levels, resulting in an overall aggregate achievement of 161.3% for all corporate objectives. The Compensation Committee determined that 2015 bonus award levels would be generally determined based on the level of attainment of the foregoing 2015 quantitative and qualitative corporate objectives, with potential downward adjustments made to reflect the personal contributions of individual executives in helping to attain those objectives and the overall development of our business and corporate accomplishments during 2015.

In determining their applicable 2015 performance bonus award levels the Compensation Committee considered the personal contributions that the named executive officers had made in attaining the following transformative results during 2015:

•	Outperformed our 2015 net sales bonus target by 48% ($757 million vs. $512 million), while completing the Hyperion acquisition and entering into the agreement to acquire Crealta.

•	Achieved total shareholder return of 68%, significantly outperforming our peer group.

•	Outperformed our Adjusted EBITDA target by 81% ($392 million vs. $216 million in Adjusted EBITDA).(1)

•	Raised $1.75 billion in capital through four successful debt and equity offerings, significantly lowering our average cash interest rate.
•	Acquired new medicines with expected annual net revenues of $220 million.

•	Seamlessly added approximately 300 new employees.

•

Significantly increased the breadth and depth of our management team with the addition of George P. Hampton, John B. Thomas and Geoffrey M. Curtis in senior management and filled multiple vice president level positions.

•	Expanded network of independent pharmacies working with HorizonCares from 5-6 to approximately 25 in the fourth quarter.

(1)	In February 2015, we revised our Adjusted EBITDA calculation methodology to include a reduction for actual royalties incurred, which resulted in $362 million of Adjusted EBITDA in 2015. Under the prior methodology which excluded actual royalties incurred (which was used to develop the 2015 Adjusted EBITDA bonus targets), our 2015 Adjusted EBITDA would have been $392 million.

COMPENSATION DISCUSSION AND ANALYSIS

In February 2016, based on management’s recommendations and the Compensation Committee’s own review, deliberation and determination of achievement of the corporate objectives and milestones listed above, along with determination of the named executive officers individual contributions toward meeting those objectives and milestones described above, the Compensation Committee approved cash bonus awards for our named executive officers as follows, which were paid in March 2016:

Named Executive Officer	2015 Awarded Performance Bonus	Approximate Percentage of 2015 Target Bonus Awarded
Timothy P. Walbert	$1,532,350	161.3%
Robert F. Carey	$403,250	161.3%
Paul W. Hoelscher	$403,250	161.3%
John J. Kody*	$213,500	100.0%
George P. Hampton	$362,925	161.3%

*	Mr. Kody was eligible to receive his 2015 performance bonus award at target level as part of his severance benefits under the terms of his employment agreement.

Long-Term Incentive Compensation

Cash Long-Term Incentive Program. In November 2014, we adopted our Cash LTIP, which is intended to provide significant economic incentives for our executive team to create significant long-term shareholder value by tying the program payout levels to our applicable level of TSR over the designated performance period of November 5, 2014 through May 6, 2015 and to also require a minimum level of TSR over a three-year period ending on November 5, 2017 as a general condition to payment of any amounts under the Cash LTIP. For such purposes, TSR means the percentage change in the price of the Company’s ordinary shares on a compounded annualized basis plus the dollar value of dividends and distributions made or declared, divided by the closing price of the Company’s ordinary shares on the record date of the dividends and distributions.

Each of our named executive officers other than Mr. Hampton was designated as a participant in the Cash LTIP. To earn a Cash LTIP bonus, the named executive officer must remain employed by us through November 4, 2017 unless the earlier departure from employment is due to death, disability, termination without cause or a change in control transaction. Bonus payments under the Cash LTIP, if any, will be made after November 4, 2017 unless a change in control occurs prior to such date.

Participants in the Cash LTIP are eligible for a specified cash bonus, the amount of which bonus was determined by whether our total compounded annualized TSR for the period from November 5, 2014 through May 6, 2015 was greater than or equal to a specified threshold ranging between 15% and 60%, calculated using the 20-trading-day volume weighted average trading price of our ordinary shares (“20-day VWAP”), on each of November 5, 2014 and May 6, 2015. However, the Cash LTIP bonus will be earned and payable only if the TSR for the period from November 5, 2014 to November 4, 2017 is greater than 15%. The TSR for the period from November 5, 2014 to November 4, 2017 will be calculated using the 20-day VWAP on each of November 5, 2014 and November 4, 2017. The 20-day VWAP on November 5, 2014 was $12.08. Therefore, if the 20-day VWAP as of November 4, 2017 is less than or equal to $18.37, the TSR for the period from November 5, 2014 to November 4, 2017 would not be greater than 15%, and no bonuses would be paid under the Cash LTIP. The ordinary share price thresholds above do not take into account possible dividends during the measurement period.

COMPENSATION DISCUSSION AND ANALYSIS

Our 20-day VWAP as of May 6, 2015 was $29.69, which resulted in an annualized TSR from November 5, 2014 through May 6, 2015 greater than 60% (a 20-day VWAP as of May 6, 2015 of $15.28 would equate to annualized TSR of 60%), resulting in an eligible total bonus pool value of approximately $16.5 million as of May 6, 2015. The applicable potential payout levels to our named executive officers under the Cash LTIP are as follows:

Named Executive Officer	Potential Cash LTIP Bonus
Timothy P. Walbert	$4,541,000
Robert F. Carey	$1,566,000
Paul W. Hoelscher	$1,566,000
John J. Kody*	$1,566,000
George Hampton	n/a

*	Mr. Kody remains eligible to receive his potential Cash LTIP bonus under the terms of the Cash LTIP although he was terminated on January 8, 2016.

2015 Equity Incentives. In March 2015, the Compensation Committee granted stock options and RSUs subject to time-based vesting (the “Time-Based Grants”) and PSUs to our named executive officers (“March 2015 Equity Awards”). The Compensation Committee granted the March 2015 Equity Awards in order to recognize the outstanding stock performance and significant value delivered to shareholders over the past several years, and more recently since the Vidara transaction, as well as to provide incentives going forward that continue to align our executive and shareholder interests. The Time-Based Grants and PSUs were up-front grants intended to cover the next three years of equity grants for the executive team. The Time-Based Grants also recognized the fact that, due to management’s low ownership relative to our peer group, management has not had the opportunity to share in the value created to date consistent with competitive market practice.

The Compensation Committee considered that, as of March 2015, the Company’s performance had been outstanding, with significant returns delivered to shareholders over time, specifically:

•	72% stock price appreciation year-to-date in 2015 through March 23, 2015.

•	79% stock price appreciation since the close of the Vidara transaction.

•	850% total stock price appreciation since January 1, 2013, or approximately 160% compound annual stock price appreciation.

At the same time, prior to March 2015, the executive team’s ownership was generally below the 25th percentile of the peer group and, in case of the Chief Executive Officer, was significantly below the 25th percentile, and therefore executives had not had the full opportunity to share in the value delivered to shareholders.

	Horizon Pharma			Peer Group Ownership
	Pre-March 2015 Ownership(1)			25th		50th
Named Executive Officer	Shares	% of Diluted OSO(2)		Percentile		Percentile
Timothy P. Walbert	1,366,643	0.8%		1.6%		2.5%
Robert F. Carey	427,678	0.3%		0.3%		0.5%
Paul W. Hoelscher	170,000	0.1%		0.2%		0.4%
John J. Kody	203,900	0.1%		n/	a(3)	n/	a(3)
George P. Hampton(4)	n/a	n/	a	n/	a	n/	a

(1)	Horizon Pre-March 2015 Ownership includes shares held directly, exercisable and unexercisable stock options and unvested stock units.

COMPENSATION DISCUSSION AND ANALYSIS

(2)	Based on 165,378,725 diluted ordinary shares outstanding (“Diluted OSO”) as of March 20, 2015 (includes (i) outstanding shares, (ii) potential shares to be issued from outstanding stock options, stock units and warrants and (iii) potential shares to be issued from outstanding convertible notes and exchangeable notes).
(3)	Data is not available for the comparable management role at peer companies.
(4)	Mr. Hampton was not included in this analysis as he did not join the company until April 2015.

The compensation committee approved the March 2015 Equity Awards to our executives, to achieve the following objectives:

•

Set executive officers’ ownership at more market-competitive levels, reward for performance achieved to date and continue to align executives with future value creation through time-vested equity grants in a combination of stock options and RSUs. See “Time-Based Equity Grants” below for further discussion.

•

Provide executives an additional performance-based equity opportunity tied to delivering future total shareholder returns over the next three years at levels above expected market rates of return through a grant of PSUs. See “Performance Share Unit Awards” below for further discussion.

Time-Based Equity Grants. The following table reflects the number of stock options and RSUs subject to the Time-Based Grants. These grant amounts were set to provide our named executive officers with more competitive ownership levels, using the 50th percentile of our peer group as a reference point. Except for a portion of Mr. Walbert’s stock option, which were granted contingent upon shareholder approval of the 2014 Plan at the 2015 Annual General Meeting, and Mr. Hampton’s stock option grants, all the stock options were granted effective March 23, 2015 and have an exercise price per share of $22.14, which was the closing share price on the grant date. Mr. Walbert’s stock options were granted effective March 23, 2015 with respect to 1,050,000 shares subject to the option and, because of the Section 162(m) limits on annual grants of options contained in the 2014 Plan, 1,650,000 shares subject to the option were granted effective May 6, 2015, upon shareholder approval of the 2014 Plan, and have an exercise price of $28.53, which was the closing share price on May 6, 2015. Subject to continued service, the stock options vest 25% on the first anniversary of the date of grant and thereafter in 36 equal monthly installments and the RSUs vest in four equal annual installments commencing on the first anniversary of the date of grant.

In April and May 2015, as an inducement to his commencement of employment as our Group Vice President, General Manager, International Operations and as part of his new-hire compensation package, Mr. Hampton was granted stock options with respect to 37,000 ordinary shares and RSUs with respect to 28,000 ordinary shares. In connection with his promotion to Executive Vice President, Orphan Business Unit and International Operations in August 2015, Mr. Hampton also received grants of an additional 200,000 stock options and an additional 75,000 RSUs to reflect his increased responsibilities and so that his total equity award levels would be consistent with those provided to our other Executive Vice Presidents. All of Mr. Hampton’s stock options have an exercise price equal to the closing share price on the grant date. Subject to continued service, Mr. Hampton’s stock options vest 25% on the first anniversary of the date of grant and thereafter in 36 equal monthly installments and the RSUs vest in four equal annual installments commencing on the first anniversary of the date of grant.

COMPENSATION DISCUSSION AND ANALYSIS

	Time-Based Grants		Pro Forma Ownership			Peer Group Ownership Percentile
Named Executive Officer	Options	RSUs	Shares	% of Diluted OSO(1)		25th		50th		75th
Timothy P. Walbert	2,700,000	500,000	4,566,643	2.6%		1.6%		2.5%		3.1%
Robert F. Carey	276,000	124,000	827,678	0.5%		0.3%		0.5%		0.8%
Paul W. Hoelscher	276,000	124,000	570,000	0.3%		0.2%		0.4%		0.7%
John J. Kody(2)	276,000	124,000	603,900	0.3%		n/	a(3)	n/	a(3)	n/	a(3)
George P. Hampton	237,000	103,000	405,000	0.2	%(4)	n/	a(3)	n/	a(3)	n/	a(3)

(1)	Based on 172,819,725 Diluted OSO as of March 23, 2015 (includes (i) outstanding shares, (ii) potential shares to be issued from outstanding stock options, RSUs and warrants, (iii) potential shares to be issued from outstanding convertible notes and exchangeable notes and (iv) the Time-Based Grants, including grants subject to shareholder approval).
(2)	Under the terms of the 2014 Plan and Mr. Kody’s employment agreement, as a result of his termination of employment on January 8, 2016, all of these Time-Based Grants made to Mr. Kody were cancelled without any value realized.
(3)	Data not available for the comparable management role at peer companies.
(4)	Based on 173,224,725 Diluted OSO, which includes the 172,819,725 Diluted OSO as of March 23, 2015 plus Mr. Hampton’s grants of 405,000 shares during 2015.

Performance Share Unit Awards. In order to further align our leadership team with delivering outstanding returns to shareholders, in March 2015 the Compensation Committee granted PSUs to our leadership team members, which is a group of approximately 40 employees who serve at the chief executive officer, executive vice president, senior vice president, group vice president and vice president levels, including our named executive officers. The PSUs are intended to provide significant economic incentives for our leadership team to create significant long-term shareholder value by tying the PSU vesting levels to significant total shareholder return hurdles over a three-year performance period commencing March 23, 2015. Specifically, the TSR during the three-year performance period starting on March 23, 2015 must be at least 15% compounded annually (implied 20-day VWAP) of at least $32.70 on March 22, 2018) in order for any portion of the PSUs to vest and must be at least 60% compounded annually (implied 20-day VWAP of at least $88.06 on March 22, 2018) for the maximum amount of PSUs to vest, as shown in the table below.

TSR will be measured using a base price of $21.50, which is equal to the 20-day VWAP ending on March 23, 2015, the date of grant. TSR will be measured through three separate ending measurement dates occurring on December 22, 2017, March 22, 2018, and June 22, 2018. One-third of the target PSU will be measured at each measurement date and the PSU vesting level will be determined pursuant to the schedule below based on the compound annual TSR from March 23, 2015 through the applicable measurement date. To the extent that the compound annual TSR falls between the levels shown on the chart below, straight-line interpolation will be applied to determine the number of PSUs to vest. If the compound annual TSR falls below the 15% threshold hurdle as determined on each of the measurement dates, and no earlier change in control has occurred prior to such measurement dates, the PSUs measured on those dates will be forfeited in their entirety. For purposes of measurement of the PSUs, TSR means the percentage change in the price of the Company’s ordinary shares on a compounded annualized basis, plus the value of reinvested dividends.

COMPENSATION DISCUSSION AND ANALYSIS

The implied future 20-day VWAP to achieve the TSR performance hurdles are shown in the table below:

Three-Year Compound Annual TSR	Implied 20-day VWAP on March 22, 2018 (Assuming No Dividends)	Implied Total Market Value (Assuming 165.4 million Diluted OSO)	PSU Payout as a Multiple of Target Award
Less than 15%	Less than $32.70	Less than $5.4 billion	No award earned (all PSUs cancelled)
15%	$32.70	$5.4 billion	1X Target Award
30%	$47.24	$7.8 billion	2X Target Award
45%	$65.55	$10.8 billion	3X Target Award
60% or greater	Greater than or equal to $88.06	$14.6 billion	4X Target Award

In determining the PSU levels granted to our executive officers, the compensation committee considered the overall increase in our total market value that would be necessary to achieve the applicable PSU vesting levels and amounts that would be sufficient to reward our executive officers for exerting extraordinary efforts to increase our value. For example, in order for the maximum PSUs to vest, our total shareholder return from March 23, 2015 to March 22, 2018 would have to equal at least 60% (implied 20-day VWAP of $88.06 on March 22, 2018), resulting in an overall increase in our value of approximately $10.9 billion during such period (based on a 20-day VWAP of $21.50 on March 23, 2015 and assuming no change in Diluted OSO). As a further illustration of the extraordinary results that would have to be achieved in order for the PSUs to vest, during each three-year period within the span of 2004 through 2015, among biopharmaceutical companies with market capitalizations greater than $2.0 billion, in over 71% of the total measurements, the compound annual TSR was below 15%, which would have resulted in zero vesting under the Company’s PSU program. Of the same measurements, only 1.3% had a compound annual TSR of 60% or higher, which is the threshold for the full value of the Company’s PSUs to be delivered. The compensation committee determined that such compensation levels would be appropriate for our executive officers in the event that we meet these aggressive performance goals. The PSU levels and resulting pro forma ownership for each of our named executive officers are as follows:

	Compound Annual TSR at Each TSR Hurdle Rate
	< 15% TSR (Implied Price <$32.70)			15% TSR (Implied Price =$32.70)			30% TSR (Implied Price =$47.24)			45% TSR (Implied Price =$65.55)			60% TSR (Implied Price =$88.06)			Peer Group Ownership Percentiles
	Total PSUs Earned	Pro Forma Ownership % of Diluted OSO(1)		Total PSUs Earned	Pro Forma Ownership % of Diluted OSO(1)		Total PSUs Earned	Pro Forma Ownership % of Diluted OSO(1)		Total PSUs Earned	Pro Forma Ownership % of Diluted OSO(1)		Total PSUs Earned	Pro Forma Ownership % of Diluted OSO(1)
Named Executive Officer																25th		50th		75th
Timothy P. Walbert	—	2.6%		675,000	3.0%		1,350,000	3.3%		2,025,000	3.6%		2,700,000	4.0%		1.6%		2.5%		3.1%
Robert F. Carey	—	0.5%		233,000	0.6%		466,000	0.7%		699,000	0.8%		932,000	1.0%		0.3%		0.5%		0.8%
Paul W. Hoelscher	—	0.3%		233,000	0.5%		466,000	0.6%		699,000	0.7%		932,000	0.8%		0.2%		0.4%		0.7%
John J. Kody(2)	—	0.3%		233,000	0.5%		466,000	0.6%		699,000	0.7%		932,000	0.8%		n/	a(3)	n/	a(3)	n/	a(3)
George P. Hampton(4)	—	0.2	%(5)	233,000	0.5	%(5)	466,000	0.6	%(5)	699,000	0.7	%(5)	932,000	0.8	%(5)	n/	a(3)	n/	a(3)	n/	a(3)

(1)	Pro forma ownership % of Diluted OSO based on (a) pro forma ownership, which includes shares held directly, exercisable and unexercisable stock options, and unvested RSUs, including the Time-Based Grants, and PSUs corresponding with the TSR level of achievement shown in the table above, divided by (b) Diluted OSO, which includes 172,819,725 potentially Diluted OSO as of March 23, 2015 which includes the Time-Based Grants, as well as PSUs corresponding with the TSR level of achievement shown in the table above.
(2)	Under the terms of the PSUs, as a result of the termination of Mr. Kody’s employment on January 8, 2016, Mr. Kody retains a pro-rated amount (one-fourth) of the PSUs based on the nine full months he was employed during the 36-month performance period. Mr. Kody retains the rights to the following amount of PSUs subject to attainment of the applicable TSR level: 58,250 PSUs at 15% TSR, 116,500 PSUs at 30% TSR, 174,750 PSUs at 45% TSR and 233,000 PSUs at 60% TSR.
(3)	Data not available for the comparable management role.
(4)	A portion of Mr. Hampton’s PSUs (200,000 target level PSUs) were granted to him in August 2015 in connection with his promotion.
(5)	Based on 173,224,725 Diluted OSO, which includes the 172,819,725 Diluted OSO as of March 23, 2015 plus Mr. Hampton’s grants of 405,000 shares during 2015.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determined that the PSUs are aligned with shareholder interests and support a strong pay-for-performance orientation. The design of the PSUs, with aggressive TSR hurdles (15% minimum and 60% max), strongly aligns management with continuing to deliver outstanding returns to shareholders over the next three years. If these aggressive TSR hurdles are met, the increase in our share price will deliver a significant increase in our total shareholder value as shown in the following table:

Horizon Pharma Total Outstanding Equity Grants
Date	Required Share Price Achievement(1)	Implied Total Market Value (Billions)(2)	Total Outstanding Equity Grants (Millions)(3)	% of Diluted OSO(4)	Estimated Percentile Rank Relative to Peers
Prior to 3/23/2015	n/a	$3.7	9.1	5.5%	5	th

With 3/23/2015 Time-Based Grants	$22.14 (for options)	$3.7	16.6	9.6%	52	nd

With 3/23/2015 Time-Based Grants + TSR Grants at 1x	$32.70	$5.4	19.2	11.0%	69	th

With 3/23/2015 Time-Based Grants + TSR Grants at 2x	$47.24	$7.8	21.9	12.3%	80	th

With 3/23/2015 Time-Based Grants + TSR Grants at 3x	$65.55	$10.8	24.5	13.6%	82	nd

With 3/23/2015 Time-Based Grants + TSR Grants at 4x	$88.06	$14.6	27.2	14.8%	89	th

(1)	On March 22, 2018, assuming no dividends.
(2)	Uses Diluted OSO of 165,378,725 as of March 20, 2015 for each scenario.
(3)	Excludes shares directly held as direct ownership data is not available for all employees for Horizon or the peer group.
(4)	Diluted OSO includes 165,378,725 Diluted OSO as of March 20, 2015 plus additional shares granted in each scenario.

Additionally, in order for any portion of the PSUs granted under the program to vest, the grantee must remain employed by us through March 22, 2018 unless the earlier departure from employment is due to death, disability, termination without cause or a change in control transaction. In the event of a termination without cause or good reason resignation prior to the end of the performance period, the grantee is still eligible to vest in a pro-rated portion of the award based on the number of months the grantee was employed during the performance period, still subject to the attainment of the TSR levels during the full performance period. In the event of a termination for any reason other than death, disability, termination without cause, good reason resignation or termination in connection with a change in control transaction that occurs prior to the end of the performance period, the grantee will forfeit all PSUs.

If a change in control of Horizon occurs during the performance period, then the portion of the PSUs that may be earned will be calculated based on the level of annualized TSR attained through the date of the change in control. In order for the PSUs to vest and be earned following any change in control, the grantee will still be generally required to remain employed by us or our successor through March 22, 2018 unless the earlier departure from employment is due to (i) death, (ii) disability, or (iii) termination without cause or a good reason resignation.

COMPENSATION DISCUSSION AND ANALYSIS

To further align executives’ interests with those of shareholders and to discourage excessive risk-taking, to the extent that the PSUs granted to our executive officers vest, any vested shares will be subject to an additional two-year holding requirement. Specifically, shares will be issued in settlement of 50% of the vested PSUs on March 22, 2019 (one year following vesting) and for the remaining 50% on March 22, 2020 (two years following vesting). However, the vested PSUs will be issued immediately in the event of the named executive officer’s death or disability or upon a change in control of Horizon which occurs prior to such scheduled issuance dates.

Realized Pay to Date from March 2015 Equity Awards

As of March 23, 2016, no value has been realized by any of the named executive officers with respect to any PSUs and our named executive officers have realized the following amounts of value from their 2015 stock option and RSUs Time-Based Grants, calculated based on the value of those awards as of the applicable vesting date. There is no assurance that the named executive officers will actually realize this value because the ultimate value of the stock options will depend on when the stock options are exercised and the underlying shares are sold and the ultimate value of the RSUs will depend on when the released shares are sold.

Named Executive Officer	2015 Stock Option and RSU Value Realized Through March 23, 2016
Timothy P. Walbert	$2,040,000	(1)
Robert F. Carey	$505,920	(1)
Paul W. Hoelscher	$505,920	(1)
John J. Kody	n/a	(2)
George P. Hampton	n/a	(3)

(1)	Value based on our closing share price of $16.32 on the vesting date of March 23, 2016.
(2)	Under the terms of the 2014 Plan and Mr. Kody’s employment agreement, as a result of his termination of employment on January 8, 2016, all of the Time-Based Grants made to Mr. Kody were cancelled without any value realized.
(3)	None of Mr. Hampton’s Time-Based Grants have vested as of March 23, 2016.

Discretionary Bonus

In February 2016, the Compensation Committee approved discretionary bonuses, which were paid in March 2016, to the following named executive officers: $67,650 for Timothy P. Walbert(1) and $46,750 for Robert F. Carey(2) and Paul W. Hoelscher(3), respectively.

(1)	Mr. Walbert’s discretionary bonus was awarded due to his individual contributions in leading the organization through a transformational year and continuing to build a strong executive team.
(2)	Mr. Carey’s discretionary bonus was awarded due to his contributions in leading the investor relations function on an interim basis and securing significant financing at significantly lower interest cost to the company.
(3)	Mr. Hoelscher’s discretionary bonus was awarded due to his individual contributions in building the finance organization, successfully raising $1.75 billion in capital at significantly lower interest costs to the company and integrating acquisitions seamlessly.

Severance Benefits

Our named executive officers are entitled to certain severance benefits. We believe these severance benefits are in line with those provided by our peer group and are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executives’ interests with the best interests of the shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Our named executive officers each have severance benefit protection under the terms of their employment agreements which provide for up to 12 months’ base salary and COBRA health insurance premiums plus the amount of any earned but unpaid bonus for a prior completed performance period in the event of an involuntary or constructive termination. Mr. Walbert is also entitled to receive his target annual bonus amount in the event of his involuntary termination. In the event of an involuntary or constructive termination in connection with a change in control, Mr. Walbert has severance benefit protection under the terms of his employment agreement which provides for up to 24 months’ base salary, two years of target bonus and 12 months COBRA health insurance premiums, and each of our other named executive officers has severance benefit protection under the terms of his employment agreement which provides for up to 12 months’ base salary, one year of target bonus and 12 months COBRA health insurance premiums. In addition, stock option and other equity awards are subject to acceleration under the terms of their employment agreements in the event of a qualifying termination within 90 days prior to or within 18 months following a change in control. Each of our named executive officers must enter into a non-competition agreement that is to be effective during the period that the severance benefits are payable.

Severance benefits to our executives are generally payable only if the executive’s employment is involuntarily terminated without cause or constructively terminated under certain circumstances. The Compensation Committee believes that these benefits are an important element of the named executive officers’ retention and motivation and are consistent with compensation arrangements provided in a competitive market for executive talent, and that the benefits of such severance rights agreements, including generally requiring a release of claims against us as a condition to receiving any severance benefits are in our best interests. The severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change of control transactions that may be in the best interests of our shareholders.

Deferred Compensation Plan

In February 2015, our Compensation Committee approved the Deferred Compensation Plan, which allows eligible executives, including our named executive officers (“Participants”), to defer receipt of their salary and/or annual performance bonuses into bookkeeping accounts until distribution on a future date elected by the Participant with the associated income tax consequences also being deferred until the time of distribution. The Deferred Compensation Plan is also intended to allow the Participants to defer income tax consequences associated with the receipt of their compensation without being subject to the deferral contribution limits of our 401(k) Plan. The Deferred Compensation Plan is an additional component of our executive compensation program and provides additional tax and financial planning flexibility for Participants.

The Deferred Compensation Plan permits deferral of compensation into bookkeeping accounts until a specified date or termination of service, as elected by the Participant at the time of deferral, and permits the Participants to select from a range of phantom investment alternatives that mirror the gains and losses of several different investment alternatives. Additionally, under the terms of the Deferred Compensation Plan, we have the discretion to credit Participant accounts with additional matching contributions.

For 2015, we made matching contributions with respect to 50% of the first 6% of deferrals, which is the same general matching contribution formula that we use for our 401(k) Plan, but not restricted by the compensation limits applicable to our 401(k) Plan. We fund the expenses for administering the Deferred Compensation Plan. Participants have our unsecured contractual commitment to pay the amount due under the Deferred Compensation Plan, which remains subject to the claims of our general creditors. We established a “rabbi trust” that holds Deferred Compensation Plan contributions and any credited earnings. The Deferred Compensation Plan is unfunded for tax purposes and for purposes of Title I of ERISA. Accordingly, amounts held in the rabbi trust are unsecured and remain subject to claims of our general creditors in the event of our insolvency in order to avoid current income taxation to the Participants.

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation

All of our executive officers are eligible to receive our standard employee benefits, such as our 401(k) Plan, medical, dental, vision coverage, short-term disability insurance, long-term disability insurance, group life insurance and the 2014 Employee Stock Purchase Plan, in each case on the same basis as our other employees. We also reimburse our executives, including our named executive officers, up to $15,000 of personal financial planning services incurred annually. We believe that financial planning by experts reduces the time our executives spend on that topic and assists our executives in making the most of the financial rewards received from the company. The Compensation Committee periodically reviews the levels of benefits provided to executive officers to ensure they remain reasonable and consistent with its compensation philosophy.

Timing of Equity Awards

Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled Compensation Committee meetings whenever practicable. However, the Compensation Committee may otherwise approve the grant of equity awards in advance of its next scheduled meeting in connection with a new hire, promotion, and other circumstances where the Compensation Committee deems it appropriate to make such grants. All stock options are granted with an exercise price that is not less than the closing price of our common stock on The NASDAQ Global Select Market on the grant date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price. We recognize that a release of information by the Company in close proximity to an equity grant may appear to be an effort to time the announcement to a grantee’s benefit (even if no such benefit was intended). Accordingly, it is our policy that our management team makes a good faith effort to advise the Compensation Committee whenever it is aware that material non-public information is planned to be released to the public in close proximity to the grant of equity awards.

Clawback Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant clawback policy promptly after its clawback requirements are more clearly defined by the SEC.

Risk Analysis

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The design of our compensation policies and programs encourages our employees to remain focused on both our short- and long-term goals. For example, while our annual cash incentive plan measures performance on an annual basis, our equity awards typically vest over a number of years and our Cash LTIP and PSUs require that we achieve a specified level of TSR over a three-year period which we believe encourages our employees to focus on sustained potential stock price appreciation, thus limiting the potential value of excessive risk-taking.

Accounting and Tax Considerations

We account for share-based awards exchanged for employee services in accordance with the Compensation — Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards

COMPENSATION DISCUSSION AND ANALYSIS

Codification. In accordance with the topic, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense over the period during which it is earned.

Section 162(m) of the IRC, limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our shareholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2015, 2014 and 2013 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Stock Awards ($)(1)		Non Equity Incentive Plan ($)(2)	All Other Compensation ($)(3)	Total ($)
Timothy P. Walbert	2015	$859,375	$67,650	(4)	$47,358,219	$43,498,946	(5)	$1,532,350	$62,537	$93,379,077
Chairman, President and Chief Executive Officer	2014	$689,792	$292,500	(6)	$1,208,660	$1,506,780		$1,207,500	$4,065,796	$8,971,028
	2013	$589,160	$—		$257,250	$606,282		$441,870	$600	$1,895,162

Robert F. Carey	2015	$454,375	$46,750	(4)	$4,106,986	$13,862,589	(5)	$403,250	$33,279	$18,907,229
Executive Vice President, Chief Business Officer	2014	$336,641	$155,339	(7)	$2,210,200	$1,655,494		$457,613	$1,282,249	$6,097,536

Paul W. Hoelscher	2015	$454,375	$46,750	(4)	$4,106,986	$13,862,589	(5)	$403,250	$44,164	$18,918,114
Executive Vice President, Chief Financial Officer	2014	$210,920	$—		$1,024,291	$1,276,800		$400,000	$531,445	$3,443,456

John J. Kody(8)	2015	$427,000	$—		$4,106,986	$13,862,589	(5)	$213,500	$36,310	$18,646,385
Former Executive Vice President, Chief, Commercial Officer	2014	$44,479	$150,000	(9)	$1,099,306	$922,185		$37,231	$613,492	$2,866,693

George P. Hampton(10)	2015	$287,500	$50,000	(11)	$5,306,155	$19,165,573	(5)	$362,925	$18,859	$25,191,012
Executive Vice President, Orphan and Primary Care Business Units and International Operations

(1)	Amounts shown in this column do not reflect actual compensation received by our named executive officers. The amounts reflect the grant date fair value of the awards and are calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation — Stock Compensation, or ASC Topic 718. Assumptions used in the calculation of these awards are included in Note 20 “Equity Incentive Plans” in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

The 2015 Option Awards and Stock Awards consisted of the March 2015 Equity Awards (Time-Based Grants and PSUs) and were up-front grants intended to cover the next three years of equity grants for the executive team; the Company does not anticipate any other equity grants will be made to executive officers during the three-year PSU measurement period.

(2)	As applicable, reflects amounts earned in fiscal years 2015, 2014 and 2013 and paid in March 2016, March 2015 and January 2014, respectively, pursuant to our annual cash incentive compensation plan in effect for such fiscal year. For further information please see our Compensation Discussion and Analysis above.

EXECUTIVE COMPENSATION

(3)	Amounts shown in this column include the following items:

Name	Year	Imputed Income on Life Insurance Benefits ($)	401(k) Matching Contributions ($)	Deferred Compensation Plan/ Pension Contributions ($)	Section 4985 Excise Tax and Gross Up Payments That Became Taxable in Connection With the Vidara Merger ($)	Personal Financial Planning/Legal Fees Reimbursements ($)	Personal Travel Expenses ($)	Total ($)
Timothy P. Walbert	2015	$336	$7,800	$19,744	$—	$27,624	$7,033	$62,537
	2014	$378	$7,703		$4,057,715	$—	$—	$4,065,796
	2013	$600	$—		$—	$—	$—	$600

Robert F. Carey	2015	$336	$4,098	$10,429	$—	$18,416	$—	$33,279
	2014	$315	$—		$1,270,715	$11,219	$—	$1,282,249

Paul W. Hoelscher	2015	$336	$7,950	$10,429	$—	$18,416	$7,033	$44,164
	2014	$205	$—		$527,477	$3,763	$—	$531,445

John J. Kody	2015	$336	$7,950	$9,608	$—	$18,416	$—	$36,310
	2014	$47	$—		$605,711	$7,734	$—	$613,492

George P. Hampton	2015	$140	$7,403	$7,875	$—	$3,441	$—	$18,859

(4)	Represents an additional discretionary bonus approved by the Compensation Committee in February 2016 and paid in March 2016. For further information please see our Compensation Discussion and Analysis above.
(5)	Includes PSUs granted in 2015. The maximum potential payout values to our named executive officers under the PSUs are not determinable because such maximum potential value is dependent upon the future value of our stock. The following amounts are the payout as calculated based on the attainment of the 60% TSR level during the three-year performance period, with a resulting share price of $88.06 on March 22, 2018: $237,762,000 for Mr. Walbert, $82,071,920 for each of Messrs. Carey, Hoelscher and Hampton, and $20,517,980 for Mr. Kody, who remains eligible to receive a pro-rata portion (one-fourth) of his maximum potential PSU based on the nine full months he was employed during the three-year, or thirty-six month, performance period. The actual PSU value realized may be significantly higher or lower than the foregoing amounts calculated.
(6)	Represents an additional discretionary bonus approved by the Compensation Committee in February 2015 and paid in March 2015.
(7)	Represents Mr. Carey’s relocation bonus which was provided to Mr. Carey in order to compensate him for the costs of relocating his residence to the Chicago, Illinois area.
(8)	On January 8, 2016, the Chief Commercial Officer role was eliminated and Mr. Kody’s employment terminated.
(9)	Represents Mr. Kody’s signing bonus of $150,000 which was intended to compensate him for the annual bonus he forfeited upon termination of employment with his former company.
(10)	Mr. Hampton was promoted to the position of Executive Vice President, Orphan Business Unit and International Operations in August 2015. Mr. Hampton additionally assumed leadership of the Primary Care Business Unit in February 2016.
(11)	Represents Mr. Hampton’s signing bonus.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of non-equity incentive plan and equity incentive plan-based awards to our named executive officers for 2015:

Name	Award Type	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Stock Option Awards: Number of Securities Underlying Options (#)		Option Exercise Price ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Target
Timothy P. Walbert	Annual Cash	N/A	$950,000	(2)
	Option	3/23/2015					1,050,000	(3)	$22.14	$15,624,404
	RSU	3/23/2015			500,000	(4)				$11,070,000
	PSU	3/23/2015			630,000	(5)				$7,241,850
	Option	5/6/2015					1,650,000	(3)	$28.53	$31,733,815
	PSU	5/6/2015			2,070,000	(5)				$25,187,096
Robert F. Carey	Annual Cash	N/A	$250,000	(6)
	Option	3/23/2015					276,000	(3)	$22.14	$4,106,986
	RSU	3/23/2015			124,000	(4)				$2,745,360
	PSU	3/23/2015			233,000	(5)				$2,678,335
	PSU	5/6/2015			699,000	(5)				$8,438,894
Paul W. Hoelscher	Annual Cash	N/A	$250,000	(6)
	Option	3/23/2015					276,000	(3)	$22.14	$4,106,986
	RSU	3/23/2015			124,000	(4)				$2,745,360
	PSU	3/23/2015			233,000	(5)				$2,678,335
	PSU	5/6/2015			699,000	(5)				$8,438,894
John J. Kody	Annual Cash	N/A	$213,500	(7)
	Option	3/23/2015					276,000	(3)	$22.14	$4,106,986
	RSU	3/23/2015			124,000	(4)				$2,745,360
	PSU	3/23/2015			233,000	(5)				$2,678,335
	PSU	5/6/2015			699,000	(5)				$8,438,894
George P. Hampton	Annual Cash	N/A	$225,000	(6)
	Option	4/1/2015					17,000	(3)	$26.01	$296,308
	RSU	4/1/2015			8,000	(4)				$208,080
	PSU	4/1/2015			33,000	(5)				$523,606
	Option	5/1/2015					20,000	(3)	$29.22	$388,405
	RSU	5/1/2015			20,000	(4)				$584,400
	PSU	5/6/2015			99,000	(5)				$1,335,609
	Option	8/5/2015					200,000	(3)	$35.06	$4,621,442
	RSU	8/5/2015			75,000	(4)				$2,629,500
	PSU	8/5/2015			800,000	(5)				$13,884,378

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of such awards and are calculated in accordance with the provisions of ASC Topic 718. Assumptions used in the calculation of these amounts and further information on our RSUs are included in Note 20 “Equity Incentive Plans” in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

EXECUTIVE COMPENSATION

(2)	Mr. Walbert’s target bonus for 2015 was $950,000, or 100% of his final 2015 base salary. In February 2016, the Compensation Committee approved Mr. Walbert’s bonus in the amount of $1,532,350, or 161.3% of his target bonus, which was paid in March 2016.
(3)	1/4th of the shares subject to the stock option vest one year after the vesting commencement date, which is the same date as the grant date, and the remaining shares vest in 36 equal monthly installments thereafter.
(4)	The RSUs vest in four equal annual installments following the grant date.
(5)	Each PSU represents a contingent right to receive ordinary shares, based on the Company’s level of total shareholder return, as measured on December 22, 2017, March 22, 2018 and June 22, 2018 or based on the level of total shareholder return through any earlier change in control as further described above in “Compensation Discussion and Analysis — Elements of Executive Compensation— Long-Term Incentive Compensation — Performance Share Unit Awards.” For such purposes, total shareholder return means the percentage change in the price of the Company’s ordinary shares on a compounded annual basis, plus the value of reinvested dividends. The number of shares issued may range from zero (0) shares to the total number of PSUs granted (i.e. the maximum number of shares issuable). As of December 31, 2015, no value has been realized by any of the named executive officers with respect to any PSUs.
(6)	Mr. Carey’s and Mr. Hoelscher’s target bonuses for 2015 were $250,000, or 50% of their respective final 2015 base salaries. Mr. Hampton’s target bonus for 2015 was $225,000, or 50% of his annualized base salary for 2015. In February 2016, the Compensation Committee approved Mr. Carey’s and Mr. Hoelscher’s bonus, each in the amount of $403,250, or 161.3% of their respective target bonuses, and Mr. Hampton’s bonus in the amount of $362,925, or 161.3% of Mr. Hampton’s target bonus, each of which was paid in March 2016.
(7)	Mr. Kody’s target bonus for 2015 was $213,500, or 50% of his base salary for 2015. On January 8, 2016, the Chief Commercial Officer role was eliminated and Mr. Kody’s employment terminated. Mr. Kody was eligible to receive his target 2015 performance bonus award as part of his severance benefits under the terms of his employment agreement. In February 2016, the Compensation Committee approved Mr. Kody’s bonus in the amount of $213,500, or 100% of Mr. Kody’s target bonus, which was paid in March 2016.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements. Each of our named executive officers has entered into a written employment agreement with us that provides for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs, potential severance benefits, and in some cases, bonus compensation provided as an inducement to commencement of employment. For further information regarding the base salaries, bonuses and incentive compensation payable to our named executive officers and their eligibility for our employee benefit programs, please see our Compensation Discussion and Analysis above. For further information regarding the severance benefits provided under the employment agreements, please see “Potential Payments Upon Termination or Change in Control” below.

Equity Awards. We have granted equity awards to our named executive officers under our 2011 Equity Incentive Plan, which is referred to in this Proxy Statement as the “2011 Plan,” and our 2014 Plan. For further information regarding such equity awards, including the vesting schedules, please see the Grants of Plan-Based Awards table and related footnotes above and “2015 Equity Incentives” in our Compensation Discussion and Analysis above. Additionally, the SEC rules require that the grant date fair value of all PSUs, stock options and RSUs be reported in the Summary Compensation Table for the year that they were granted. As a result, a significant portion of the total 2015 compensation amounts reported in the Summary Compensation Table relate to PSUs, stock options and RSUs granted during 2015 that have not vested and for which the value is therefore uncertain (and which may end up having no value at all). For example, as further described above in “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentive

EXECUTIVE COMPENSATION

Compensation — Performance Share Unit Awards”, if our stock price doesn’t trade above the range of $31.58 to $33.86 in the period from December 2017 through June 2018, representing a minimum three-year TSR of 15%, then the PSUs will expire with $0 realized value.

Option Repricings. We did not engage in any repricings or other modifications to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2015.

Salary and Bonus Compared to Total Compensation. The ratio of salary and bonus, which includes annual incentive bonus, signing bonus and retention bonus, to total compensation in 2015 (each as set forth in the Summary Compensation Table above) is set forth below for each named executive officer.

•	Timothy P. Walbert, 2.6%

•	Robert F. Carey, 4.8%

•	Paul W. Hoelscher, 4.8%

•	John J. Kody, 3.4%

•	George P. Hampton, 2.8%

However, we believe that the Realized Pay Table set forth on page 30 of this Proxy Statement more accurately reflects the relationship between 2015 salary and bonus to total actual 2015 compensation for our named executive officers.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 31, 2015

The following table sets forth certain information regarding outstanding stock options and RSUs held by our named executive officers on December 31, 2015.

	Award Grant Date	Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Stock that Has Not Vested (#)(1)
Timothy P. Walbert	7/16/2008	83,353	—		$10.43	7/15/2018
	2/3/2010	104,334	—		$5.20	2/2/2020
	6/16/2010	107,219	—		$12.94	6/15/2020
	12/8/2011	196,794	—		$4.96	12/7/2021
	1/2/2013	107,187	39,813	(2)	$2.40	1/1/2023	64,350	(3)	$1,394,465
	1/2/2014	106,854	116,146	(2)	$7.61	1/1/2024	148,500	(3)	3,217,995
	3/23/2015	—	1,050,000	(4)	$22.14	3/22/2025	500,000	(3)	10,835,000
	3/23/2015	—	—				630,000	(5)	13,652,100
	5/6/2015	—	—				2,070,000	(5)	44,856,900
	5/6/2015	—	1,650,000	(4)	$28.53	5/5/2025

		705,741	2,855,959				3,412,850		$73,956,460
Robert F. Carey	3/5/2014	61,250	78,750	(4)	$13.34	3/4/2024
	3/5/2014	100,000	—		$13.34	3/4/2024	93,075	(3)	$2,016,935
	3/23/2015	—	276,000	(4)	$22.14	3/22/2025	124,000	(3)	$2,687,080
	3/23/2015	—	—				233,000	(5)	$5,049,110
	5/6/2015	—	—				699,000	(5)	$15,147,330

		161,250	354,750				1,149,075		$24,900,455
Paul W. Hoelscher	6/27/2014	33,750	56,250	(6)	$15.96	6/26/2024	60,000	(5)	$1,300,200
	3/23/2015	—	276,000	(4)	$22.14	3/22/2025	124,000	(3)	$2,687,080
	3/23/2015	—	—				233,000	(5)	$5,049,110
	5/6/2015	—	—				699,000	(5)	$15,147,330

		33,750	332,250				1,116,000		$24,183,720
John J. Kody	11/24/2014	34,666	93,334	(4)	$12.15	11/23/2024	56,925	(7)	$1,233,565
	3/23/2015	—	276,000	(4)	$22.14	3/22/2025	124,000	(3)	$2,687,080
	3/23/2015	—	—				233,000	(5)	$5,049,110
	5/6/2015	—	—				699,000	(5)	$15,147,330

		34,666	369,334				1,112,925		$24,117,085
George P. Hampton	4/1/2015	—	17,000	(4)	$26.01	3/31/2025	20,000	(3)	$433,400
	4/1/2015						33,000	(5)	$715,110
	5/1/2015	—	20,000	(8)	$29.22	4/30/2025	8,000	(9)	$173,360
	5/6/2015						99,000	(5)	$2,145,330
	8/5/2015	—	200,000	(4)	$35.06	8/4/2025	75,000	(3)	$1,625,250
	8/5/2015						800,000	(5)	$17,336,000

		—	237,000				1,035,000		$22,428,450

(1)	The market value of stock awards that have not vested is based on the closing stock price of our ordinary shares of $21.67 per share on December 31, 2015. As of December 31, 2015, no value has been realized by any of the named executive officers with respect to any PSUs.

EXECUTIVE COMPENSATION

(2)	1/48th of the shares vest in equal monthly installments over the four years following the vesting commencement date, which is the grant date.
(3)	Stock awards represent RSUs granted which vest in four equal annual installments following the grant date.
(4)	1/4th of the shares vest one year after the vesting commencement date, which is the same date as the grant date, and 1/48th of the shares vest monthly thereafter over the next three years.
(5)	Each PSU represents a contingent right to receive ordinary shares, based on the Company’s level of total shareholder return, as measured on December 22, 2017, March 22, 2018 and June 22, 2018 or based on the level of total shareholder return through any earlier change in control as further described above in “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation — Performance Share Unit Awards”. For such purposes, total shareholder return means the percentage change in the price of the Company’s ordinary shares on a compounded annual basis, plus the value of reinvested dividends. The number of shares issued may range from zero (0) shares to the total PSUs granted (i.e. the maximum number of shares issuable).
(6)	1/4th of the shares vest on June 23, 2015 and the remaining shares vest in 36 equal monthly installments thereafter.
(7)	The RSUs vest in four equal annual installments following the hire date on June 23, 2014.
(8)	1/4th of the shares vest on April 1, 2016 and the remaining shares vest in 36 equal monthly installments thereafter.
(9)	The RSUs vest in four equal annual installments following the hire date on April 1, 2015.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised and stock vested for our named executive officers for the fiscal year ended December 31, 2015.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(2) ($)
Timothy P. Walbert	38,348	(3)	$720,559	33,211	(4)	$677,504
	24,603	(5)	$590,964	32,175	(6)	$411,840
	5,568	(7)	$90,647	49,500	(8)	$633,600
	20,161	(9)	$467,807
Robert F. Carey	—		—	31,025	(10)	$646,561
Paul W. Hoelscher	—		—	20,000	(11)	$685,400
John J. Kody	—		—	18,975	(12)	$411,378
George P. Hampton	—		—	—		—

(1)	Amount realized upon exercise of options was calculated by subtracting the exercise price of the options from the fair market value of the underlying shares on the date of exercise. No shares acquired by Mr. Walbert have been sold.
(2)	Amount realized upon vesting of stock awards was calculated by multiplying the closing price on the vesting date by the number of shares vested. As of December 31, 2015, no value has been realized by any of the named executive officers with respect to any PSUs. With the exception of Mr. Kody, no shares acquired on vesting have been sold by any of our named executive officers. Horizon has withheld from the issuance of shares in settlement of the stock awards a number of shares with a value equal to the applicable withholding taxes.
(3)	Represents options granted on July 16, 2008.
(4)	Represents RSUs granted on December 8, 2011, vesting over four annual installments.

EXECUTIVE COMPENSATION

(5)	Represents options granted on February 3, 2010.
(6)	Represents RSUs granted on January 2, 2013, vesting over four annual installments.
(7)	Represents options granted June 16, 2010.
(8)	Represents RSUs granted on January 2, 2014, vesting over four annual installments.
(9)	Represents options granted on December 8, 2011.
(10)	Represents RSUs granted on June 27, 2014, vesting over four annual installments.
(11)	Represents RSUs granted on March 5, 2014, vesting over four annual installments.
(12)	Represents RSUs granted on November 24, 2014, vesting over four annual installments.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or nonqualified defined benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

In February 2015, the Compensation Committee adopted the Deferred Compensation Plan, which became effective on April 1, 2015. Pursuant to the Deferred Compensation Plan, Participants may elect to defer receipt of their salary and incentive cash compensation. For 2015, we made matching contributions with respect to 50% of the first 6% of deferrals, which is the same general matching contribution formula that we use for our 401(k) Plan, but not restricted by the compensation limits applicable to our 401(k) Plan. Matching contributions generally vest in equal annual installments over a five-year period measured from the Participant’s original hire date.

Payments under the Deferred Compensation Plan will be distributed in the form of a lump sum payment or in up to 20 annual installments upon the Participant’s termination of service and five annual installments upon a selected specified distribution date or dates, depending upon, if applicable, the election made by the Participant at the time of deferral. However, if a Participant’s service with us terminates prior to the selected distribution date or dates, payments will commence in connection with the termination of service. Payments triggered upon a termination of service will generally commence in January of the calendar year that follows the termination of service. In the event of a change in control of Horizon, all plan balances will generally become immediately payable within 90 days thereafter. Any payments made to specified employees that commence upon a separation from service will be delayed six months in accordance with the requirements of Section 409A of the IRC In addition, plan participants may be entitled to receive payments through certain unforeseeable emergency withdrawals. Payments scheduled to be made under the Deferred Compensation Plan may be otherwise delayed or accelerated only upon the occurrence of certain specified events that comply with the requirements of Section 409A of the IRC. No withdrawals or distributions were taken from the Deferred Compensation Plan during 2015.

The following table sets forth certain information regarding the participation of our named executive officers in the Deferred Compensation Plan for the fiscal year ended December 31, 2015.

Executive	Executive Contributions(1)	Company Contributions(2)	Aggregate Earnings/ (Losses)(3)	Aggregate Balance at December 31, 2015
Timothy P. Walbert	$39,488	$19,744	$(889)	$58,343
Robert F. Carey	$52,144	$10,429	$(1,463)	$61,110
Paul W. Hoelscher	$20,858	$10,429	$(1,300)	$29,987
John J. Kody	$19,215	$9,607	$(373)	$28,449
George P. Hampton	$15,750	$7,875	$(579)	$23,046

(1)	All Executive contributions are included in the “Salary” column of the of the 2015 Summary Compensation Table.

EXECUTIVE COMPENSATION

(2)	All Company matching contributions shown are included in the “All Other Compensation” column of the 2015 Summary Compensation Table.
(3)	The losses reflected in this column represent deemed investment losses from voluntary deferrals and Company contributions, as applicable. The Deferred Compensation Plan does not guarantee a return on deferred amounts. No amounts included in this column are reported in the 2015 Summary Compensation Table because the Deferred Compensation Plan does not provide for above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

In January 2014, we entered into an amendment to the amended and restated employment agreement with Mr. Walbert, our President and Chief Executive Officer, that provides if we terminate Mr. Walbert without cause or if Mr. Walbert resigns for good reason other than in connection with a change in control, he will be entitled to (1) be compensated at his then annual base salary for 12 months from the date of his termination, (2) receive his target bonus in effect at the time of termination or, if none, his last target bonus, (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination, and (4) receive any earned but unpaid discretionary bonus for any prior performance period, if applicable. If Mr. Walbert is terminated without cause or if Mr. Walbert resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Mr. Walbert will fully vest as of the termination date, and Mr. Walbert will be entitled to (1) be compensated at his then annual base salary for two years from the date of his termination, (2) receive two times his target bonus in effect at the time of termination or, if none, two times his last target bonus, (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination and (4) receive any earned but unpaid discretionary bonus for any prior performance period, if applicable. In the event of termination due to Mr. Walbert’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by the Board of Directors or Compensation Committee based on actual performance, and any earned but unpaid discretionary bonus for any prior performance period, if applicable.

In March 2014, we entered into an employment agreement with Mr. Carey, our Executive Vice President, Chief Business Officer, that provides if we terminate Mr. Carey without cause or if Mr. Carey resigns for good reason other than in connection with a change in control, he will be entitled to be compensated at his then annual base salary for 12 months from the date of his termination, COBRA health insurance premiums for up to 12 months from the date of his termination, and any earned but unpaid discretionary bonus for any prior performance period. If Mr. Carey is terminated without cause or resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Mr. Carey will fully vest as of the termination date, and Mr. Carey will be entitled to (1) be compensated at his then annual base salary for 12 months from the date of his termination, (2) receive his target bonus in effect at the time of termination or, if none, his last target bonus, (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination, and (4) received any earned but unpaid discretionary bonus for any prior performance period, if applicable. In the event of termination due to Mr. Carey’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by the Board of Directors or Compensation Committee based on actual performance, and any earned but unpaid discretionary bonus for any prior performance period, if applicable.

In June 2014, November 2014 and August 2015 we entered into employment agreements with Messrs. Hoelscher, Kody and Hampton, respectively, that provides each of them with severance benefits on the same terms and conditions as provided in Mr. Carey’s employment agreement as described above.

EXECUTIVE COMPENSATION

The following key terms are defined in the employment agreements as follows:

•

Cause is generally defined as gross negligence or willful failure to substantially perform duties and responsibilities to us or willful and deliberate violation of any of our policies; conviction of a felony involving commission of any act of fraud, embezzlement or dishonesty against us or involving moral turpitude; the unauthorized use or disclosure of any of our proprietary information or trade secrets and willful and deliberate breach of the executive’s obligations under the employment agreement that cause material injury to us.

•

Resignation for good reason is generally defined as a material reduction in duties, authority or responsibilities; the relocation of the place of employment by more than 50 miles; or a material reduction of salary or annual target bonus opportunity.

•

A change in control is defined generally as (1) the sale of all or substantially all of our assets; (2) a merger or consolidation in which we are not the surviving entity and in which the holders of our outstanding voting stock immediately prior to such transaction own less than 50% of the voting power of the entity surviving the transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; (3) a reverse merger in which we are the surviving entity but the ordinary shares outstanding prior to the merger are converted into other property and in which the holders of our voting stock immediately prior to such transaction own less than 50% of the voting power of our stock, or where we are a wholly-owned subsidiary of another entity, of our parent; or (4) an acquisition by any person, entity or group of beneficial ownership of at least 75% of the combined voting power entitled to vote in an election of our directors.

On January 8, 2016 the Chief Commercial Officer role was eliminated and Mr. Kody’s employment terminated. See footnote (5) in the table set forth under the heading “Sections 280G and 4999” below for Mr. Kody’s severance payment details.

Releases. All termination-based payments (other than due to death or complete disability) provided to our named executive officers pursuant to their employment agreements are contingent upon (1) the executive’s execution of a standard release of claims in our favor and (2) the executive’s entering into a non-competition agreement to be effective during the period during which the executive receives severance benefits.

Sections 280G and 4999. Any payment or benefit provided under our named executive officers’ employment agreements or otherwise in connection with a change in control may be subject to an excise tax under Section 4999 of the IRC. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the IRC. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

EXECUTIVE COMPENSATION

The following table sets forth potential payments payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason in connection with a change in control. Except as set forth below, the table below reflects amounts payable to our named executive officers assuming their employment was terminated on December 31, 2015 and, if applicable, a change in control also occurred on such date:

	Upon Termination Without Cause or Resignation for Good Reason - No Change of Control					Upon Termination Without Cause or Resignation for Good Reason - Change of Control(1)
Name	Cash Severance ($)	Continuation of Medical Benefits ($)	Bonus ($)(2)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)	Continuation of Medical Benefits ($)	Bonus ($)(3)	Value of Accelerated Vesting ($)(4)	Total ($)
Timothy P. Walbert	$950,000	$21,201	$2,550,000	$—	$3,521,201	$1,900,000	$21,201	$8,041,000	$17,847,669	$27,809,870
Robert F. Carey	$500,000	$21,201	$450,000	$—	$971,201	$500,000	$21,201	$2,266,000	$5,360,003	$8,147,204
Paul W. Hoelscher	$500,000	$21,201	$450,000	$—	$971,201	$500,000	$21,201	$2,266,000	$4,308,468	$7,095,669
John J. Kody(5)	$427,000	$21,201	$213,500	$—	$661,701	$427,000	$21,201	$1,993,000	$4,809,184	$7,250,385
George P. Hampton	$450,000	$21,201	$362,925	$—	$834,126	$450,000	$21,201	$587,925	$2,232,010	$3,291,136

(1)	Amounts in these columns assume that termination occurs within 90 days immediately preceding or during the 18 months immediately following a change in control.
(2)	Amounts in this column include amounts payable for earned but unpaid bonus for the completed 2015 performance period, and the amount for Mr. Walbert also includes the target bonus payment pursuant to his employment agreement.
(3)	Amounts in this column include maximum payments payable under our Cash LTIP (amounts shown below) and target bonus payments pursuant to our employment agreements with such named executive officer, including amounts payable for earned but unpaid bonus for the completed 2015 performance period.
(4)	The value of accelerated vesting is equal to the closing stock price of $21.67 per share on December 31, 2015, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price, if applicable.
(5)	On January 8, 2016 the Chief Commercial Officer role was eliminated and Mr. Kody’s employment terminated. Pursuant to the terms of his employment agreement, as his severance benefits Mr. Kody will receive an aggregate of $661,701 in cash payments, consisting of 12 months of his final base salary and his earned 2015 performance bonus, as well as the COBRA premium benefits as described above. Mr. Kody is also eligible to receive his potential Cash LTIP bonus of $1,566,000, subject to attainment of the Cash LTIP performance goals described in the “Cash Long-Term Incentive Program” in our Compensation Discussion and Analysis above. In addition, under the terms of the PSUs, Mr. Kody retains a pro-rated amount (one-fourth) of the PSUs based on the nine full months he was employed during the 36-month performance period. Mr. Kody retains the rights to the following amount of PSUs subject to attainment of the applicable TSR level: 58,250 PSUs at 15% TSR, 116,500 PSUs at 30% TSR, 174,750 PSUs at 45% TSR and 233,000 PSUs at 60% TSR.

The following table sets forth the maximum potential payments payable to our named executive officers under our Cash LTIP upon a change in control, assuming a change in control occurred on December 31, 2015. Actual cash LTIP payment is subject to attainment of the Cash LTIP performance goals. For further information regarding our Cash LTIP, please see “Cash Long-Term Incentive Program” in our Compensation Discussion and Analysis above.

Name	Payout Upon a Change in Control
Timothy P. Walbert		$4,541,000
Robert F. Carey		$1,566,000
Paul W. Hoelscher		$1,566,000
John J. Kody(1)		$1,566,000
George P. Hampton	$	n/a

(1)	Mr. Kody remains eligible to receive his potential Cash LTIP bonus of $1,566,000, subject to attainment of the Cash LTIP performance goals described in the “Cash Long-Term Incentive Program” in our Compensation Discussion and Analysis above.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our compensation policy for non-employee directors who are not affiliated with any holder of more than 5% of our ordinary shares, which was amended in November 2015, provides for the annual cash compensation, payable in equal quarterly installments, set forth below:

•	$100,000 for a non-executive chairman of the Board of Directors or lead independent director;

•	$60,000 for all other eligible non-employee directors;

•

$30,000 for the chairman of the Audit Committee, $20,000 for the chairman of the Compensation Committee, $15,000 for the chairman of the Nominating and Corporate Governance Committee and $20,000 for the chairman of the Transaction Committee; and

•

$15,000 for each member of the Audit Committee other than the chairman, $10,000 for each member of the Compensation Committee other than the chairman, $7,500 for each member of the Nominating and Corporate Governance Committee other than the chairman and $12,500 for each member of the Transaction Committee other than the chairman.

In addition, eligible non-employee directors elected or appointed to the Board of Directors will automatically be granted (i) a stock option to purchase ordinary shares with an aggregate Black-Scholes option value of $300,000 and (ii) RSUs with an aggregate value of $300,000 on the date of that they are first elected or appointed to the Board of Directors. The stock option will vest in 36 equal monthly installments from the date of grant and the RSUs will vest in three equal annual installments from the date of grant. Thereafter, on the date of each Annual General Meeting of Shareholders, eligible non-employee directors will automatically be granted (i) a stock option to purchase ordinary shares with an aggregate Black-Scholes option value of $212,500 (prior to the November 2015 amendment, such amount was $150,000) and (ii) RSUs with an aggregate value of $212,500. (prior to the November 2015 amendment, such amount was $150,000) The stock option will vest in 12 equal monthly installments from the date of grant and the RSUs will vest in full upon the first anniversary of the date of grant. Under our amended compensation policy, we also will reimburse eligible non-employee directors up to $15,000 annually for financial counseling services.

Also, we have reimbursed and will continue to reimburse our directors for their travel-related expenses, including lodging and other reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

The following table sets forth compensation information for our non-employee directors who earned or received compensation under our non-employee director amended compensation policy or otherwise in 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
William F. Daniel	$82,500	$150,011	$150,090	$—		$382,601
Michael Grey	$122,500	$150,011	$150,090	$28,486	(2)	$451,087
Virinder Nohria, M.D., Ph.D.	$60,000	$150,011	$150,090	$135,180	(3)	$495,281
Ronald Pauli	$100,000	$150,011	$150,090	$—		$400,101
Gino Santini	$87,500	$150,011	$150,090	$28,846	(2)	$416,447
Thomas H. Watkins	$87,500	$150,011	$150,090	$28,846	(2)	$416,447

(1)	The amounts shown in this column reflect the grant date fair value of the awards issued and options granted to our non-employee directors during 2015, calculated in accordance with the provisions of ASC Topic 718. See the assumptions used in the Black-Scholes model in the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(2)	Represents financial planning services payments, including tax gross up.
(3)	Includes financial planning services reimbursement of $28,847 and consulting fees of $106,333.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015, with respect to our ordinary shares that may be issued under our equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted- average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders:
2005 Stock Plan (HPI)	935,357	$14.46	—
2011 Equity Incentive Plan (HPI)	5,028,169	$7.50	—
2014 Equity Incentive Plan (Horizon Pharma plc)	23,621,141	$23.09	1,490,123
2014 Non-Employee Equity Plan (Horizon Pharma plc)	211,870	$20.74	2,251,207
2011 Employee Stock Purchase Plan (HPI)	—	—	592,908
2014 Employee Stock Purchase Plan (Horizon Pharma plc)	—	—	9,338,059
Equity compensation plans not approved by shareholders:
None.

(1)	Includes 928,525, 15,359,925 and 92,296 ordinary shares issuable pursuant to outstanding RSUs and PSUs under our 2011 Plan, our 2014 Plan and our 2014 Non-Employee Equity Plan, respectively.
(2)	The weighted-average exercise price does not include RSUs and PSUs that have no exercise price.

2005 Stock Plan. In October 2005, HPI adopted the 2005 Stock Plan (the “2005 Plan”). Upon the signing of the underwriting agreement related to HPI’s initial public offering, on July 28, 2011, no further option grants were made under the 2005 Plan. All stock awards granted under the 2005 Plan prior to July 28, 2011 continue to be governed by the terms of the 2005 Plan. Upon consummation of the Vidara Merger, we assumed the 2005 Plan.

2011 Equity Incentive Plan. In July 2010, HPI’s board of directors adopted the 2011 Plan. In June 2011, HPI’s stockholders approved the 2011 Plan, and it became effective upon the signing of the underwriting agreement related to HPI’s initial public offering on July 28, 2011. Upon consummation of the Vidara Merger, we assumed the 2011 Plan, and upon the effectiveness of the 2014 Plan, no additional stock awards were or will be made under the 2011 Plan, although all outstanding stock awards granted under the 2011 Plan continue to be governed by the terms of the 2011 Plan.

Amended and Restated 2014 Equity Incentive Plan and 2014 Non-Employee Equity Plan. On May 17, 2014, HPI’s board of directors adopted the 2014 Plan and the 2014 Non-Employee Equity Plan. On September 18, 2014, at a special meeting of the stockholders of HPI (the “Special Meeting”), HPI’s stockholders approved the 2014 Plan and 2014 Non-Employee Equity Plan. Upon consummation of the Vidara Merger, we assumed the 2014 Plan and 2014 Non-Employee Equity Plan, which serve as successors to the 2011 Plan. On March 23, 2015, the Compensation Committee of our Board of Directors approved the amendment and restatement of the 2014 Plan, subject to shareholder approval, and on May 6, 2015, our shareholders approved the amendment and restatement of the 2014 Plan.

2011 Employee Stock Purchase Plan. In July 2010, HPI’s board of directors adopted the 2011 Employee Stock Purchase Plan (the “2011 ESPP”). In June 2011, HPI’s stockholders approved the 2011 ESPP, and it

EQUITY COMPENSATION PLAN INFORMATION

became effective upon the signing of the underwriting agreement related to HPI’s initial public offering in July 2011. Upon consummation of the Vidara Merger, we assumed the 2011 ESPP, and upon the effectiveness of the 2014 ESPP, no additional offerings were or will be commenced and no additional purchase rights were or will be granted under the 2011 ESPP, although all purchase rights outstanding under any offering that commenced under the 2011 ESPP prior to the Vidara Merger remain outstanding pursuant to their existing terms.

2014 Employee Stock Purchase Plan. On May 17, 2014, HPI’s board of directors adopted the 2014 Employee Stock Purchase Plan. On September 18, 2014, at the Special Meeting, HPI’s stockholders approved the 2014 Employee Stock Purchase Plan. Upon consummation of the Vidara Merger, the Company assumed the 2014 Employee Stock Purchase Plan, which serves as the successor to the 2011 ESPP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We maintain a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person” is any executive officer, director or nominee to become director, a holder of more than 5% of our ordinary shares, including any immediate family members of such persons, any entity owned or controlled by such persons or the trustees of any trust of which the principal beneficiaries are any of such persons. Any related-person transaction may only be consummated if our Audit Committee has approved or ratified the transaction in accordance with the policy guidelines set forth below.

The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant shareholders identify, any transaction involving them, their affiliates or family members that may be considered a related-person transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of the Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the terms available to or from, as the case may be, unrelated third parties; and

•	the availability of other sources for comparable services or products.

In the event a director has an interest in the proposed transaction, the director is expected to recuse himself or herself from the deliberations and approval process.

Certain Related-Person Transactions

We describe below transactions and series of similar transactions, since the beginning of fiscal year 2015, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and shareholders. We believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Exchangeable Senior Notes

In March 2015, Horizon Pharma Investment Limited (“Horizon Investment”), our wholly-owned subsidiary, completed a private placement of $400.0 million aggregate principal amount of 2.50% Exchangeable Senior Notes due 2022 (the “Exchangeable Senior Notes”) to several investment banks acting as initial purchasers who subsequently resold the Exchangeable Senior Notes to qualified institutional buyers as defined in Rule 144A under the Securities Act. The net proceeds from the offering of the Exchangeable Senior Notes were approximately $387.2 million, after deducting the initial purchasers’ discount and offering expenses payable by Horizon Investment.

Purchasers of the Exchangeable Senior Notes included the following holders of more than 5% of our ordinary shares, or entities affiliated with them, at the time of the transaction. The following table sets forth the principal amount of the Exchangeable Senior Notes purchased by such holders:

Participants	Principal Amount
5% or greater shareholders
Deerfield Mgmt, L.P. and its affiliates	$25,000,000
FMR LLC and its affiliates	$10,000,000

2023 Senior Notes

In April 2015, Horizon Pharma Financing Inc., our then wholly-owned subsidiary, completed a private placement of $475.0 million aggregate principal amount of 6.625% Senior Notes due 2023 (the “2023 Senior Notes”) to certain investment banks acting as initial purchasers who subsequently resold the 2023 Senior Notes to qualified institutional buyers as defined in Rule 144A under the Securities Act and in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act. The net proceeds from the 2023 Senior Notes were approximately $462.3 million.

Purchasers of the 2023 Senior Notes included the following holders of more than 5% of our ordinary shares, or entities affiliated with them, at the time of the transaction. The following table sets forth the principal amount of the 2023 Senior Notes purchased by such holders:

Participants	Principal Amount
5% or greater shareholders
FMR LLC and its affiliates	$25,000,000
Broadfin Capital, LLC	$6,000,000

2015 Senior Secured Credit Facility

In May 2015, we, HPI and certain of our subsidiaries entered into a credit agreement with Citibank, N.A., as administrative and collateral agent, and the lenders from time to time party thereto providing for (i) a six-year $400.0 million term loan facility; (ii) an uncommitted accordion facility subject to the satisfaction of certain financial and other conditions; and (iii) one or more uncommitted refinancing loan facilities with respect to loans thereunder (the “2015 Senior Secured Credit Facility”). The net proceeds from the 2015 Senior Secured Credit Facility were approximately $391.5 million.

Lenders under the 2015 Senior Secured Credit Facility included the following holder of more than 5% of our ordinary shares, or entities affiliated with them, at the time of the transaction. The following table sets forth the principal amount of the 2015 Senior Secured Credit Facility funded by such holder:

Participants	Principal Amount
5% or greater shareholders
FMR LLC and its affiliates	$10,000,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2015 Public Offering

In April 2015, we closed an underwritten public offering of 17,652,500 of our ordinary shares at a price to the public of $28.25 per share (the “2015 Offering”). The net proceeds to us from the 2015 Offering were approximately $475.6 million, after deducting underwriting discounts and other offering expenses payable by us.

Purchasers in the 2015 Offering included the following holders of more than 5% of our ordinary shares, or entities affiliated with them, at the time of the transaction. The following table sets forth the proceeds received and the ordinary shares issued to such holders in the 2015 Offering:

Participants	Proceeds	Ordinary Shares
5% or greater shareholders
FMR LLC and its affiliates	$84,750,000	3,000,000
Vanguard Group Inc. and its affiliates	$19,775,000	700,000
Broadfin Capital, LLC	$5,650,000	200,000
Deerfield Mgmt, L.P. and its affiliates	$5,650,000	200,000

Employment Agreements and Change of Control Arrangements

We have entered into employment agreements with our named executive officers, each of which are described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

Other Arrangements

Certain of our named executive officers and directors have family members also employed by us. Timothy P. Walbert has a sister-in-law employed by us who received approximately $127,000 in total compensation in 2015 and H. Thomas Watkins has a son employed by us who received approximately $128,000 in total compensation in 2015.

Stock Options and Stock Awards Granted to Executive Officers and Directors

We have granted stock options, RSUs and PSUs to our named executive officers and directors, which are described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Indemnification of Officers and Directors

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements require us, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits, proceedings and other actions by reason of the fact that such person is or was a director, officer, employee, consultant, agent or fiduciary of our company or any of our subsidiaries or other affiliated enterprises. The rights of each person who is a party to an indemnification agreement are in addition to any other rights such person may have under our Memorandum and Articles of Association, the Irish Companies Act 2014, any other agreement, a vote of the shareholders of our company, a resolution of directors of our company or otherwise. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors’ and officers’ liability insurance.

Certain of our executive officers and directors have also entered into separate indemnification agreements with HPI prior to the Vidara Merger.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR MEMORANDUM OF ASSOCIATION

The Companies Act 2014 (for the purpose of this Proposal 2 and Proposal 3, the “Act”), took effect on June 1, 2015. In addition to consolidating pre-existing company law in Ireland, comprised of over 30 enactments, a number of provisions of Irish company law have been altered and new provisions introduced.

Proposals 2 and 3 are being proposed in response to the enactment of the Act to take into account the consolidation and amendments of Irish company law made by the Act to ensure, in so far as practicable, the continued application of the current Memorandum and Articles of Association of the Company as intended and to make some “housekeeping” changes. The special resolution contained in Proposal 2 is being proposed in order to make the following minor amendments to the Memorandum of Association of the Company:

•	Paragraph 2 and 3(p) are being amended to update the statutory references in these paragraphs for consistency with the Act; and

•	Paragraph 3(e) and 3(j) are being amended to correct some minor typographical errors.

A copy of the Memorandum of Association in its proposed amended form is available in the Investors section (see Corporate Governance subsection) on our website at www.horizonpharma.com and will also be available for inspection at our registered office during business hours on any business day from the date of this Proxy Statement up to and including the date of the Annual General Meeting.

As this resolution is a special resolution, it will need to be approved by the affirmative vote of 75% or more of the votes cast in person or by proxy at the Annual General Meeting.

Accordingly, we are asking shareholders to approve the following resolution as a special resolution of the shareholders of the Company at the Annual General Meeting:

“RESOLVED, that the Memorandum of Association presented at the 2016 Annual General Meeting of Shareholders of Horizon Pharma Public Limited Company (the “Company”) be, and hereby are, approved and adopted as the new Memorandum of Association of the Company in substitution for, and to the exclusion of, the existing Memorandum of Association of the Company.”

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF ASSOCIATION

The purpose of Proposal 3 is to make certain amendments to the Company’s Articles of Association in order to ensure that the changes to Irish company law effected by the Act will not have unintended effects on the application of the Company’s Articles of Association. The Act adopts a new approach in regard to the articles of association of all Irish companies, including the Company, and introduces new terminology in this regard. Instead of providing, as the previous Irish Companies Acts had, for a model set of regulations that apply unless otherwise excluded by a company’s articles, the Act includes optional statutory provisions which apply to regulate a company unless its constitutional documents provide otherwise.

The Company’s current constitutional documents dis-apply the model set of articles under the previous Irish Companies Act and instead the Company adopted a tailored Memorandum and Articles of Association, the provisions of which regulate the Company today. Now that the Act is effective, the Company proposes to continue its existing approach of setting out the regulations governing the Company in its constitutional documents and, in order to ensure that these provisions continue to apply as intended, the Company is proposing to include a provision, set out in Article 1 of the amended Articles of Association, to dis-apply certain optional provisions introduced by the Act. This is in line with the Company’s current approach under its existing Articles of Association and as such we believe this does not represent any material change.

In other words, the Company proposes to make administrative adjustments to its Articles of Association that continue the Company’s existing approach in opting to be regulated by the tailored provisions set forth in its governance documents, rather than by defaulting to the statutory provisions.

A list of each of the optional provisions of the Act that it is proposed to dis-apply is set out below.

As the Act also includes new or amended provisions, it is also proposed to update certain Articles in light of these provisions to, so far as is practicable, preserve the status quo. We are also proposing to make some minor “housekeeping” amendments to the Articles of Association. Again, we do not consider any of the changes to these provisions to be material changes, rather the changes are intended to preserve the status quo of the Company’s tailored governance structure. These changes are set out below.

As set out above, the proposed amendments to the Articles of Association described below are not considered to be material and are intended, so far as practicable, to preserve the application of the Company’s current constitutional documents as adopted by the Company’s shareholders. Therefore we are not asking the shareholders to vote separately on each amendment to the Articles of Association.

The following changes to the constitutional documents are proposed in light of the Act. The special resolution contained in Proposal 3 is proposed in order to make the following amendments to the Company’s Articles of Association:

•

Articles 4, 6, 10, 14, 15, 26, 31 (formerly 32), 65 (formerly 66), 68 (formerly 69), 72 (formerly 73), 73 (formerly 74), 89 (formerly 90), 96 (formerly 97), 116 (formerly 117), 125 (formerly 126), 149 (formerly 148), 185 (formerly 184), and 187 (formerly 186) contain references to Sections in the old companies’ legislation. They are being amended so as to ensure that the statutory references are consistent with the Act.

•

The Act adopts a new approach in regard to the constitutions of all companies. Instead of making provisions for a model set of articles of association as was done with Table A in the Companies Act 1963, the Act now contains specific Sections which apply to all companies unless the articles of association specifically exclude them. As these provisions deal with matters which are already specified in the Articles of Association of the Company, it is necessary to include a new provision in

PROPOSAL 3

the opening clause of the articles in order to dis-apply these optional Sections of the Act. A summary of each of the provisions which are therefore being specifically excluded by the new Article 1 is set out below:

•	Sections 43(2) and (3) deal with the use of the common seal of the Company. These sub-sections are being dis-applied as the matter is already dealt with by Articles 157 and 158 (formerly 156 and 157).

•	Section 66(4) deals with the allotment of redeemable shares. This section is being dis-applied as the matter is more substantively covered by Article 31 (formerly Article 32).

•

Sections 77 to 81 deal with the making of calls in respect of unpaid amounts due on shares issued by the Company. These Sections are being dis-applied as the matter is already covered by Articles 42-49 (formerly 43 -50).

•	Section 95 (1)(a) is being dis-applied as the directors’ discretion to approve a transfer of shares is dealt with by Article 27.

•	Section 96(2) to (11) is being dis-applied as the transmission of shares is already dealt with by Articles 60-64 (formerly 61-65).

•	Sections 124 and 125 are being dis-applied as the declaration and payment of dividends is dealt with by Articles 159-168 (formerly 158-167).

•	Section 126 being dis-applied as capitalization is dealt with by Article 169 (formerly 168).

•	Sections 144(3) and (4) are being dis-applied as the appointment of directors is dealt with by Article 150-153 (formerly 149-152).

•	Section 148(2) is being dis-applied as the vacating of the office of director is dealt with by Article 148 (formerly 147).

•

Sections 158 to 165 deal with the management of the business of the Company, appointment of a managing director, the establishment of board committees, matters relating to board procedure and the appointment of alternate directors. These sections are being dis-applied as these matters are already dealt with by Articles 117-153 (formerly 118-152).

•	Sections 181(6) is being dis-applied as the accidental omission to give notice and non-receipt of notice are already dealt with in Article 80 (formerly 81).

•	Sections 182(2) and (5) are being dis-applied as quorum is already dealt with by Articles 83 and 84 (formerly 84 and 85).

•	Section 183(3) is being dis-applied as the appointment of proxies is already dealt with by Article 79 (formerly 80).

•	Section 183(6) is being dis-applied as the submission of proxies is already dealt with by Article 107 (formerly 108).

•	Section 187 is being dis-applied as the conduct of meetings of the Company is already dealt with by Articles 82-96 (formerly 83-97).

•	Section 188 is being dis-applied as voting at meetings of the Company is already dealt with by Articles 101-106 (formerly 102-107).

•	Section 193(1) is being dis-applied as members’ written resolutions are already dealt with by Article 96 (formerly 97).

PROPOSAL 3

•	Sections 229 and 230 are being dis-applied because other interests of directors are already dealt with in Articles 119 and 120 (formerly 120 and 121).

•	Section 338(5) and (6) are being dis-applied because the delivery of financial statements via the website of the Company is already dealt with in Article 177(2) (formerly 176(2)).

•	Section 618(1)(b) is being dis-applied as distribution on winding up is already dealt with by Article 185 (formerly 184).

•	Section 620(8) stipulates timeframes regarding unclaimed dividends. This section is being dis-applied as it is already covered by Article 168 (formerly 167).

•	Section 1090 deals with the rotation of directors. This is being dis-applied as the matter is already covered by Articles 150 (formerly 149).

•	Section 1092 deals with the remuneration of directors. This is being dis-applied as the matter is already covered by Article 114 (formerly 115).

•	Section 1113 is being dis-applied as the issue of a director voting in respect of a contract in which he is interested in is already dealt with by Article 116 (formerly 117).

•

In various places in the Articles of Association, the expression “undenominated capital” is being inserted as this expression is now used in the Act to refer to that part of a company’s issued share capital which is not represented by the nominal value paid up on the issued shares.

•

In various places, and in particular in Articles 170 to 175 (formerly 169 to 174), the expression “adequate accounting records” is being inserted as this expression is used in the Act to refer to books of account and proper books of account.

•	Article 4 is being amended to reflect Section 71(2) which prohibits shares being allotted at a discount to their nominal value.

•	Article 6.3 is being deleted because the issuance of share warrants to bearer is no longer permitted under the Act.

•	Article 31 is being deleted because it deals with the Holdings Redeemable Bonus Shares which are no longer in issue.

•

Article 31.4 (formerly 32.4) is being amended by the removal of the words “provided that the total number of shares which shall be redeemable pursuant to this authority shall not exceed the limit in Section 210”. Section 83 of the Act replaces Section 210 and contains no such limit.

•	Article 78 (formerly 79) has been amended pursuant to Section 180 of the Act which requires notice of general meetings to be given to certain individuals.

•

Articles 79 (formerly 80) and 107 (formerly 108) have been amended pursuant to Section 184 of the Act which sets out the form of proxy that is to be used and the place where such proxy must be sent to.

•

Section 228(1)(d) is an entirely new restriction regarding the use of company property by directors. A new Article 128 is therefore being adopted in order to ensure that directors can continue to use Company property, subject to such conditions as may be approved or delegated by the Board of Directors.

•

Sections 228(1)(e) is an entirely new provision dealing with a director’s power to exercise independent judgment. It is proposed therefore to include a new Article 129 in order to make it clear that Section 228(1)(e) will not restrict anything that may be done by any director in accordance with the authorization of the Board of Directors or a committee of the Board of Directors.

PROPOSAL 3

•

Article 170 (formerly 169) has been amended so as to ensure that the language used is consistent with the Act, and furthermore pursuant to Section 1119 of the Act which provides that the directors may send summary financial statements to shareholders in the place of statutory financial statements. If the directors elect to do so, any shareholder may still request a full copy of the financial statements of the Company to be sent to him or her.

•

Article 175 (formerly 174) has been amended to allow directors to circulate summary financial statements instead of full statutory financial statements in accordance with Section 1119 of the Act. If the directors elect to do so, any shareholder may still request a full copy of the financial statements of the Company to be sent to him or her.

•	Article 186 (formerly 185) has been amended so as to ensure that the language used is consistent with the Act.

A copy of the Articles of Association in its proposed amended form is available in the Investors section (see Corporate Governance subsection) on our website at www.horizonpharma.com and will also be available for inspection at our registered office during business hours on any business day from the date of this Proxy Statement up to and including the date of the Annual General Meeting.

As this resolution is a special resolution, it will need to be approved by the affirmative vote of 75% or more of the votes cast in person or by proxy at the Annual General Meeting.

Accordingly, we are asking shareholders to approve the following resolution as a special resolution of the shareholders of the Company at the Annual General Meeting:

“RESOLVED, that the Articles of Association presented at the 2016 Annual General Meeting of Shareholders of Horizon Pharma Public Limited Company (the “Company”) be, and hereby are, approved and adopted as the new Articles of Association of the Company in substitution for, and to the exclusion of, the existing Articles of Association of the Company.”

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

AUTHORIZE US AND/OR ANY OF OUR SUBSIDIARIES TO MAKE MARKET

PURCHASES OR OVERSEAS MARKET PURCHASES OF OUR ORDINARY SHARES

Under Irish law, neither we nor any of our subsidiaries may make market purchases or overseas market purchases (each such term having the meaning set out in Section 1072 of the Companies Act 2014) of our ordinary shares without shareholder approval. Accordingly, shareholders are being asked to authorize us, or any of our subsidiaries, to make market purchases or overseas market purchases of up to approximately 10% of our issued ordinary shares as of December 31, 2015.

If adopted, this authority will expire at the close of business on November 3, 2017, unless renewed at the Annual General Meeting of Shareholders in 2017; we expect to propose renewal of this authorization at subsequent annual general meetings of shareholders. Such purchases would be made only at price levels which the Board considers to be in the best interest of shareholders generally, after taking into account our overall financial position.

In order for us or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares, such shares must be purchased on a “recognized stock exchange.” NASDAQ, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law. The general authority, if approved by our shareholders, will become effective from the date of the passing of the authorizing resolution.

Resolution

The text of the resolution in respect of Proposal 4 is as follows:

“RESOLVED, that Horizon Pharma Public Limited Company (the “Company”) and any subsidiary of the Company are hereby generally authorized to make market purchases or overseas market purchases of ordinary shares in the Company of $0.0001 each (the “Shares”) on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the provisions of the Companies Act 2014 and the following provisions:

(a)	the maximum number of Shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 16,000,000 Shares (which represents approximately 10% of the Company’s issued ordinary shares as of December 31, 2015);

(b)	the maximum price to be paid for any Share shall be an amount equal to 110% of the closing price on the NASDAQ Stock Market for the Shares on the trading day preceding the day on which the relevant Share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any Share shall be the nominal value of such Share; and

(c)	this general authority will be effective from the date of passing of this resolution and will expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of Shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4

PROPOSAL 5

APPROVAL OF THE AMENDED AND RESTATED 2014 PLAN

In May 2014, the HPI board of directors adopted the 2014 Plan, and our shareholders subsequently approved the 2014 Plan in September 2014. The 2014 Plan became effective on September 19, 2014 in connection with the Vidara Merger. The 2014 Plan was the successor to and continuation of the 2011 Plan.

On February 25, 2016, the Compensation Committee of our Board of Directors approved amending the 2014 Plan subject to shareholder approval to increase the aggregate number of shares authorized for issuance under the 2014 Plan beyond those remaining available for future grant under the 2014 Plan by an additional 6,000,000 shares and also approved a corresponding reduction in the number of shares authorized under our 2014 Non-Employee Equity Plan and 2014 Employee Stock Purchase Plan by an aggregate of 6,000,000 shares, subject to shareholder approval of this Proposal 5. We refer to the 2014 Plan, as amended by the Compensation Committee of our Board of Directors on February 25, 2016, as the “Amended 2014 Plan” throughout this Proxy Statement.

In this Proposal 5, we are requesting shareholder approval of the Amended 2014 Plan in order to:

•

increase the number of ordinary shares authorized for issuance under the Amended 2014 Plan beyond those remaining available for future grant under the 2014 Plan by an additional 6,000,000 ordinary shares; and

•

for purposes of Section 162(m) of the IRC, (a) confirm the existing applicable annual award limits for purposes of compliance with Section 162(m), (b) confirm the existing performance criteria upon which performance goals may be based with respect to performance awards under the Amended 2014 Plan, and (c) confirm existing permitted means of adjustment and replace the term “extraordinary items” with the phrase “items that are ‘unusual’ in nature or that occur ‘infrequently’” in the list of adjustments to the method of calculating the attainment of performance goals for performance awards granted under the Amended 2014 Plan. The change to the adjustment language is proposed in response to the elimination of the concept of “extraordinary items” from generally accepted accounting principles.

If our shareholders do not approve this Proposal 5, the 2014 Plan will continue to be effective in accordance with its current terms following the Annual General Meeting and the share reserves of the 2014 Non-Employee Equity Plan and 2014 Employee Stock Purchase Plan will not be automatically reduced by an aggregate of 6,000,000 shares so that those plans will continue to be effective in accordance with their current terms following the Annual General Meeting.

2014 Plan Share Reserve Information

Total Shares Available as of Record Date (3/3/2016)*	864,361
Additional Share Request Under Proposal 5	6,000,000
Shares Remaining Available After Annual General Meeting (Intended to cover employee equity grants for next three years following the Annual General Meeting)	6,864,361

*	Excludes 2,251,207 shares available under Non-Employee Equity Plan as of March 3, 2016

Reasons to Approve the Amended 2014 Plan

Share Reallocation Under Our Equity Plans Will Minimize the Dilutive Impact to Our Shareholders. If our shareholders approve this Proposal 5, the number of shares authorized for issuance under our 2014 Employee Stock Purchase Plan will be automatically reduced by 5,000,000 shares and the number of shares available for

PROPOSAL 5

issuance under our 2014 Non-Employee Equity Plan will be automatically reduced by 1,000,000 shares, so that there will be no net increase in the total number of authorized shares under all our three equity incentive plans, and such amendments will collectively effectively result in a reallocation of the shares among our equity incentive plans rather than an aggregate increase in the number of shares authorized. We approved these contingent reductions in the number of shares authorized for issuance under our 2014 Employee Stock Purchase Plan and the 2014 Non-Employee Equity Plan subject to shareholder approval of this Proposal 5 in order to minimize the dilutive impact to our shareholders.

Ability to Continue to Grant Equity Awards. Last year, we sought and received shareholder approval for an increase in the number of shares authorized for issuance under the 2014 Plan with the intent that such share reserve increase would last several years, absent any material change in our business. With our rapid growth over the last year, including very strong net sales and Adjusted EBITDA growth, we have added approximately 300 new employees to our workforce in 2015, including the addition of three new members to our executive committee and several other management level employees who were eligible to receive awards under our PSU program, which additional equity grants we did not originally anticipate at the time our proxy was filed last year. As a result of the additional equity grants that we made in order to attract, retain and incentivize these employees, we do not believe we currently have enough shares remaining available for issuance our 2014 Plan to continue to be able to continue to grant stock options and other awards to employees of Horizon and its subsidiaries at levels reasonably necessary to attract, retain and motivate talent and facilitate Horizon’s continued growth. The Amended 2014 Plan will also allow Horizon to continue to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of the Company and its subsidiaries, and to provide long-term incentives that align the interests of employees with the interests of Horizon shareholders. In addition to the PSUs described above in “Compensation Discussion and Analysis — Long-Term Incentive Compensation — 2015 Equity Incentives — Performance Share Unit Awards,” the remaining shares requested in this proposal are intended to be granted in the form of new hire, annual refresher, and promotional grants. While the share request was developed with the intent that the shares under the Amended 2014 Plan will cover Horizon’s share needs for the next approximately three years, actual share usage may vary from projections as Horizon continues on its high-growth trajectory.

Section 162(m) Compensation Approval. Approval of the Amended 2014 Plan by Horizon’s shareholders is also required to ensure that stock options and performance-based awards granted under the Amended 2014 Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) of the IRC, which is referred to in this Proxy Statement as “Section 162(m).” Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance-based stock awards, and the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). These terms must be approved by the shareholders and, accordingly, Horizon shareholders are requested to approve the Amended 2014 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance-based awards granted under the Amended 2014 Plan (as described in “— Description of the Amended 2014 Plan” below).

PROPOSAL 5

Overhang

The following table provides certain additional information regarding Horizon’s equity incentive plans. As of March 3, 2016 there were 159,920,620 ordinary shares of Horizon outstanding. The closing price of Horizon’s ordinary shares as reported on The NASDAQ Global Select Market as of March 3, 2016 was $17.29 per share

As of March 3, 2016 (Record Date)
Total Shares Subject to Outstanding Stock Options	14,340,057
Total Shares Subject to Outstanding Full Value Awards (RSUs and PSUs)*	15,852,653
Weighted-Average Exercise Price of Outstanding Stock Options	$17.79
Weighted-Average Remaining Term of Outstanding Stock Options (in years)	8.3
Total Shares Available for Grant **	3,115,568

*	Number of award shares outstanding reflects the 2014 Plan’s fungible share counting ratio where one full value share depletes the share reserve by 1.29 shares.
**	Includes 2,251,207 shares available for grant under our 2014 Non-Employee Plan as of March 3, 2016.

Burn Rate

The following table provides detailed information regarding the activity related to Horizon’s equity incentive plans and weighted average ordinary shares outstanding for the fiscal year ending December 31, 2015.

Fiscal Year 2015
Stock Options Granted	8,010,638
Full Value Awards Granted	15,737,948
Stock Options Cancelled	767,585
Full Value Awards Cancelled	497,400
Weighted-Average Ordinary Shares Outstanding	155,923,251

Forecasted Utilization Rates

Horizon manages its long-term shareholder dilution by limiting the number of equity incentive awards granted annually. Horizon carefully monitors its annual burn rate, dilution, and equity expense to ensure that it maximizes shareholders’ value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, directors and consultants. Prior to approving the Amended 2014 Plan, Horizon reviewed certain management forecasts of equity awards for issuance under the Amended 2014 Plan for employees as set forth below. After forecasting Horizon’s anticipated growth rate for the next few years, Horizon believes that the number of shares reserved for issuance under the Amended 2014 Plan will be sufficient for at least three years of equity grant activity under Horizon’s planned compensation program for employees. The information in the table below also includes historical information with respect to the operation of the 2011 Plan with respect to employee awards as a predecessor plan to the 2014 Plan.

PROPOSAL 5

Employee Awards	Fiscal 2015 Actual	Fiscal 2016 Forecast	Fiscal 2017 Forecast
Shares Outstanding — Ending Balance	159,684,701	162,434,374	164,851,679
Options/RSUs/PSUs Outstanding — Ending Balance	29,796,537	31,266,594	32,390,534
Total Shares Available — Beginning Balance	14,264,001	1,490,123	5,729,141
Shareholder Approval — Amended 2014 Plan	14,000,000	6,000,000	—
Allocations
Options/RSUs/PSUs	23,655,750	2,222,778	1,834,652
Adjustments
Cancellations — Add	1,303,908	752,720	710,711
RSU/PSU fungibility factor — Subtract	(4,422,036)	(290,924)	(169,581)

Total Adjustments	(3,118,128)	461,796	541,130

Shares Available for Award — Ending Balance	1,490,123	5,729,141	4,435,619

In addition, Horizon reviewed certain forecasts of grant utilization for different categories of grants over the three annual periods indicated below. These forecasts included forecasts for executive and employee new hires/promotions, annual refresher grants, and promotional/performance grants.

Employee Awards	Fiscal 2015 Actual	Fiscal 2016 Forecast	Fiscal 2017 Forecast
Option Grants
— New Hire	1,360,350	136,275	61,583
— Annual Refresher	6,589,000	1,059,400	1,163,800
— Promotion	—	23,914	24,508

Subtotal Option Grants	7,949,350	1,219,589	1,249,891

RSU Grants
— New Hires	287,400	872,218	486,565
— Annual Refresher	1,960,000	83,200	70,350
— Promotion/Performance	63,000	47,771	27,846
PSU Grants	13,396,000	—	—

Subtotal RSU/PSU Grants	15,706,400	1,003,189	584,761

Total Grants	23,655,750	2,222,778	1,834,652

Forecasted Overhang and Burn Rate

Horizon also reviewed certain forecasts of overhang and burn rate with respect to both employee and non-employee equity awards, as summarized below.

	Fiscal 2015 Actual	Fiscal 2016 Forecast	Fiscal 2017 Forecast
Issued Overhang %(1)	14.8%	1.4%	1.1%
Total Overhang %(2)	15.7%	4.9%	3.8%
Gross Burn Rate as a % of Outstanding(3)	15.2%	1.4%	1.1%
Adjusted Burn Rate as a % of Outstanding(4)	16.1%	5.0%	3.9%

(1)	Issued Overhang is (total shares subject to options granted + total shares subject to full value awards granted)/total ordinary shares outstanding.

PROPOSAL 5

(2)	Total Overhang is (total shares subject to options granted + total shares subject to full value awards granted + total remaining pool reserve)/total ordinary shares outstanding.
(3)	Gross Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted)/weighted average ordinary shares outstanding.
(4)	Adjusted Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted — total shares subject to options and full value awards that expired, terminated or were forfeited)/weighted average ordinary shares outstanding.

Note Regarding Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total ordinary shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates.

The inclusion of the information set forth above should not be regarded as an indication or prediction of actual future outcomes, and the statements should not be relied upon as such. Neither Horizon nor any other person makes any representation to any of our shareholders regarding actual outcomes compared to the information contained in the forward-looking statements set forth above. Although presented with some numerical specificity, these statements are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time this filing was prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21A of the Exchange Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and other factors described in this Proxy Statement.

The Amended 2014 Plan Combines Compensation and Governance Best Practices

The Amended 2014 Plan includes provisions that are designed to protect the Horizon shareholders’ interests and to reflect corporate governance best practices including:

Repricing is not allowed without shareholder approval. The Amended 2014 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of Horizon ordinary shares in exchange for cash or other stock awards under the Amended 2014 Plan without prior shareholder approval.

Shareholder approval is required for additional shares. The Amended 2014 Plan does not contain an annual “evergreen” provision. The Amended 2014 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

Fungible share reserve. The Amended 2014 Plan has a fungible share reserve, which increases the rate at which the share reserve is depleted for stock awards other than stock options and stock appreciation rights, in order to minimize shareholder dilution. The number of shares available for issuance under the Amended 2014 Plan will be reduced by one share for each ordinary share subject to a stock option or stock appreciation right and by 1.29 shares for each ordinary share subject to any other type of award issued pursuant to the Amended 2014 Plan, and such ordinary shares will return to the share reserve at the same rates upon cancellation or other forfeiture of such awards or shares.

PROPOSAL 5

Reasonable share counting provisions. In general, when awards granted under the Amended 2014 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, ordinary shares tendered to Horizon or withheld by Horizon as consideration for of the exercise price of stock options or stock appreciation rights, to cover tax withholding obligations upon exercise of stock options or stock appreciation rights, or to cover tax withholding obligations related to any other stock awards will not be returned to the Amended 2014 Plan’s share reserve.

No liberal change in control provisions. The definition of change in control in the Amended 2014 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted pursuant to the Amended 2014 Plan must have an exercise price equal to or greater than the fair market value of Horizon ordinary shares on the date the stock option or stock appreciation right is granted.

Description of the Amended 2014 Plan

The material features of the Amended 2014 Plan are outlined below. The following summary describes the material features of the 2014 Plan as it would be in effect upon approval of this Proposal 5. This summary is qualified in its entirety by reference to the complete text of the Amended 2014 Plan which also reflects the changes described in the preceding sentence. Shareholders are urged to read the actual text of the Amended 2014 Plan, which is appended to this Proxy Statement as Annex A and may be accessed from the SEC’s website at www.sec.gov.

Types of Awards

The Amended 2014 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSUs, and other forms of stock awards, or collectively, stock awards. The Amended 2014 Plan also provides the ability to grant performance stock awards and performance cash awards, or together, performance awards, that may qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the IRC, as explained in greater detail below.

Incentive stock options granted under the Amended 2014 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the IRC. Nonstatutory stock options granted under the Amended 2014 Plan are not intended to qualify as incentive stock options under the IRC. See “U.S. Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

Our Board of Directors adopted the Amended 2014 Plan to provide a means to secure and retain the services of the employees employed by us to provide incentives for such persons to exert maximum efforts for the success of Horizon and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in the value of our ordinary shares through the granting of stock awards pursuant to the Amended 2014 Plan. The Amended 2014 Plan is the successor plan to the 2011 Plan, which in turn was the successor plan to the HPI 2005 Stock Plan, which is referred to in this Proxy Statement as the “2005 Plan.” For purposes of this Proposal 5 the 2011 Plan and the 2005 Plan are together “Prior Plans.”

PROPOSAL 5

Shares Available for Awards under the Amended 2014 Plan

The total number of Horizon ordinary shares reserved for issuance under the Amended 2014 Plan will not exceed 42,052,130 shares, which is the sum of (i) 22,052,130 ordinary shares, which is the total reserve that was approved in connection with the adoption of the 2014 Plan, including, but not limited to, the shares remaining available for issuance under the Prior Plans and the Returning Shares (ii) 14,000,000 additional shares that were approved in connection with the amendment of the 2014 Plan at the 2015 Annual General Meeting, and (iii) 6,000,000 new shares. The “Returning Shares” are shares subject to awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited, redeemed or repurchased because of the failure to meet a contingency or condition required to vest such shares.

The number of ordinary shares available for issuance under the Amended 2014 Plan will be reduced by (1) one share for each ordinary share issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying ordinary shares on the date of grant, and (2) 1.29 shares for each ordinary share issued pursuant to restricted stock awards, RSUs, performance stock awards, or other stock awards granted under the Amended 2014 Plan.

To the extent there is an ordinary share issued pursuant to a stock award (whether granted under the Amended 2014 Plan, 2011 Plan or the 2005 Plan), other than a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying ordinary shares on the date of grant, and such ordinary share becomes available for issuance under the Amended 2014 Plan, then the number of ordinary shares available for issuance under the Amended 2014 Plan will increase by 1.29 shares.

Any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) and any shares tendered as payment for the exercise or purchase price of a stock award will not again become available for issuance under the Amended 2014 Plan. Additionally, any shares withheld by us pursuant to our withholding obligations in connection with a stock option, stock appreciation right or other stock award will not again become available for issuance under the Amended 2014 Plan.

However, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will generally not reduce (or otherwise offset) the number of ordinary shares that may be available for issuance under the Amended 2014 Plan; provided, however, that any of the PSUs that remain outstanding at the expiration of the three-year PSU performance period in 2018 but are not earned due to our failure to attain the requisite performance criteria will be cancelled at such time and the related ordinary shares will not be added back in the pool of shares available for grant under the Amended 2014 Plan. If any ordinary shares issued pursuant to a stock award are forfeited back to, redeemed or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited, redeemed or repurchased will revert to and again become available for issuance under the Amended 2014 Plan.

Section 162(m) Limits

Under the Amended 2014 Plan, a maximum of 3,000,000 Horizon ordinary shares may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of the underlying Horizon ordinary shares on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 3,000,000 Horizon ordinary shares in the case of

PROPOSAL 5

performance stock awards and $3,000,000 in the case of performance cash awards. Such limits are designed to allow Horizon to grant awards that are exempt from the $1,000,000 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the IRC. In seeking shareholder approval of the Amended 2014 Plan, we are also seeking shareholder confirmation of the above limits under Section 162(m) of the IRC, as well as confirming the existing performance criteria upon which performance goals may be based with respect to performance awards under the Amended 2014 Plan, and confirming the existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2014 Plan.

Administration

Our Board of Directors has authority to administer the Amended 2014 Plan. Subject to the provisions of the Amended 2014 Plan, our Board of Directors has the authority to construe and interpret the Amended 2014 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of ordinary shares to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the fair market value applicable to a stock award, the exercise price of stock options and stock appreciation rights, the type of consideration permitted to exercise or purchase each stock award, and other terms and conditions.

Our Board of Directors has the authority to delegate some or all of the administration of the Amended 2014 Plan to a committee or committees. In the discretion of our Board of Directors, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the IRC. For this purpose, a “non-employee director” generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An “outside director” generally is a director who is neither a current or former officer nor a current employee of Horizon, does not receive any remuneration from Horizon other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from Horizon (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the IRC). If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee. As used herein in this Proposal 5 with respect to the Amended 2014 Plan, the “2014 Plan Administrator” refers to any committee our Board of Directors appoints or, if applicable, any subcommittee, as well as to our Board of Directors.

Repricing; Cancellation and Re-Grant of Stock Awards

Subject to the approval of this Proposal 5, under the Amended 2014 Plan, the 2014 Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase, or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of Horizon ordinary shares in exchange for cash or other stock awards without obtaining the approval of our shareholders within 12 months prior to the repricing or cancellation and re-grant event.

Eligibility

All of the employees (including officers) of Horizon will be eligible to participate in the Amended 2014 Plan and may receive all types of stock awards and performance awards (including performance cash awards) under the Amended 2014 Plan after the Merger. As of the record date, there were approximately 854 employees (including officers) of Horizon who would be eligible to receive grants under the Amended 2014 Plan. Non-employee directors and consultants of Horizon are not eligible to participate in the Amended 2014 Plan.

PROPOSAL 5

Terms of Stock Options

Stock options may be granted under the Amended 2014 Plan pursuant to stock option agreements adopted by the 2014 Plan Administrator. The Amended 2014 Plan permits the grant of stock options that qualify as incentive stock options and nonstatutory stock options. The following is a description of the permissible terms of stock options under the Amended 2014 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the ordinary shares subject to the stock option on the date of grant unless certain conditions apply; provided that in all cases the exercise price is not less than the nominal value of an ordinary share of Horizon. The exercise price of incentive stock options may not be less than 100% of the fair market value of the ordinary shares subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

Consideration. Acceptable forms of consideration for the purchase of Horizon ordinary shares pursuant to the exercise of a stock option under the Amended 2014 Plan will be determined by the 2014 Plan Administrator and may include any combination of the following, provided, however, that where ordinary shares are issued pursuant to the exercise of an option, the nominal value of each newly issued ordinary share is fully paid up: (1) cash, check, bank draft or money order made payable to Horizon, (2) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (3) for nonstatutory stock options only a “net exercise” arrangement, provided, however, that irrespective of whether a “net exercise” arrangement is used, the nominal value of each newly issued ordinary share will be fully paid up in cash, (4) deduction from salary due and payable to an employee by Horizon or a subsidiary, or (5) other legal consideration approved by the 2014 Plan Administrator and permissible under applicable law.

Vesting. Stock options granted under the Amended 2014 Plan may become exercisable in cumulative increments, or “vest,” as determined by the 2014 Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2014 Plan may be subject to different vesting schedules as the 2014 Plan Administrator may determine. The 2014 Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Term. The term of stock options granted under the Amended 2014 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years.

Termination of Service. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the Amended 2014 Plan generally terminate three months after termination of the optionholder’s service unless (1) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (2) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (3) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (4) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

PROPOSAL 5

For purposes of the Amended 2014 Plan, “cause” generally means (i) a participant’s repeated failure to perform one or more essential duties and responsibilities to Horizon; (ii) a participant’s failure to follow the lawful directives of manager(s); (iii) a participant’s material violation of any Horizon policy; (iv) a participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct or gross misconduct; (v) a participant’s unauthorized use or disclosure of any proprietary information, confidential information or trade secrets of Horizon or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with Horizon; or (vi) a participant’s willful breach of any of obligations under any written agreement or covenant with us or violation of any statutory duty owed to us. The determination that a termination of the participant’s continuous service is either for “cause” or without “cause” will be made by Horizon, in our sole discretion.

Restrictions on Transfer. Generally, a participant may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations, official marital settlement agreement or other divorce or separation instrument permitted under applicable law. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the 2014 Plan Administrator may grant nonstatutory stock options that are transferable in certain limited instances. The 2014 Plan Administrator may also allow a participant to designate a beneficiary who may exercise an option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of Horizon ordinary shares with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the incentive stock option must be at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant; and

•	the term of the incentive stock option must not exceed five years from the date of grant.

The aggregate maximum number of ordinary shares that may be issued pursuant to the exercise of incentive stock options granted under the Amended 2014 Plan is the number of shares subject to the Amended 2014 Plan share reserve.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2014 Plan pursuant to stock appreciation right agreements approved by the 2014 Plan Administrator.

Exercise. Each stock appreciation right is denominated in ordinary share equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of ordinary share equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the strike price determined by the 2014 Plan Administrator on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, Horizon ordinary shares, a combination of cash and ordinary shares, or any other form of consideration determined by the 2014 Plan Administrator, provided, however, that where ordinary shares are issued pursuant to a stock appreciation right, the nominal value of each newly issued ordinary share is fully paid up.

PROPOSAL 5

Strike Price. The strike price of each stock appreciation right will be determined by the 2014 Plan Administrator but will in no event be less than 100% of the fair market value of Horizon ordinary shares on the date of grant.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the 2014 Plan Administrator.

Term. The term of stock appreciation rights granted under the Amended 2014 Plan may not exceed ten years.

Termination of Service and Restrictions on Transferability. Stock appreciation rights will be subject to the same conditions upon termination of a participant’s service and restrictions on transfer as stock options under the Amended 2014 Plan.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2014 Plan pursuant to restricted stock award agreements adopted by the 2014 Plan Administrator.

Consideration. Payment of any purchase price may be made in any legal form acceptable to the 2014 Plan Administrator, provided, however, that where ordinary shares are issued pursuant to a restricted stock award, the nominal value of each newly issued ordinary share is fully paid up.

Vesting. Horizon ordinary shares acquired under a restricted stock award may be subject to forfeiture to Horizon in accordance with a vesting schedule to be determined by the 2014 Plan Administrator.

Termination of Service. Generally, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restrictions on Transfer. Generally, a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

RSUs may be granted under the Amended 2014 Plan pursuant to RSU agreements adopted by the 2014 Plan Administrator.

Consideration. Payment of any purchase price may be made in any legal form acceptable to the 2014 Plan Administrator, provided, however, that where ordinary shares are issued pursuant to a RSU, the nominal value of each newly issued ordinary share is fully paid up.

Settlement of Awards. We will settle a payment due to a recipient of a RSU by delivery of our ordinary shares, by cash, by a combination of cash and stock, or in any other form of consideration determined by the 2014 Plan Administrator and set forth in the RSU agreement.

Vesting. Horizon ordinary shares acquired under a RSU may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the 2014 Plan Administrator.

Dividend Equivalents. Dividend equivalents may be credited in respect of Horizon ordinary shares covered by a RSU.

PROPOSAL 5

Termination of Service. Generally, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restrictions on Transfer. Generally, RSUs may be transferred only upon such terms and conditions as are set forth in the RSU agreement.

Terms of Performance Awards

General. The Amended 2014 Plan is designed to allow us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered employee imposed by Section 162(m) of the IRC, if certain conditions are met.

Performance Goals. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Horizon compensation committee, except that our Board of Directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the IRC.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the IRC, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the IRC, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2014 Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2014 Plan will be based on any one or more of, or a combination of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total shareholder return; (5) return on equity or average shareholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) shareholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; and (33) to the extent that an Award is not intended to comply with Section 162(m) of the IRC, other measures of performance selected by our Board of Directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance

PROPOSAL 5

goal, the Compensation Committee (and the board of directors, to the extent that an award is not intended to comply with Section 162(m) of the IRC) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any items that are ‘unusual’ in nature or that occur ‘infrequently’ as determined under generally accepted accounting principles. In addition, our Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Terms of Other Stock Awards

General. The 2014 Plan Administrator may grant other stock awards based in whole or in part by reference to the value of Horizon ordinary shares. Subject to the provisions of the Amended 2014 Plan, the 2014 Plan Administrator has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of Horizon ordinary shares (or cash equivalents) to be subject to each award, and other terms and conditions of such awards, provided, however, that where ordinary shares are issued pursuant to other stock awards, the nominal value of each newly issued ordinary share is fully paid up. Such awards may be granted either alone or in addition to other stock awards granted under the Amended 2014 Plan.

Vesting. Other stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the 2014 Plan Administrator.

Changes to Capital Structure

In the event of certain changes to the outstanding Horizon ordinary shares without our receipt of consideration (whether through a stock split or other specified change in our capital structure), the 2014 Plan Administrator will appropriately adjust: (1) the class(es) and maximum number of securities subject to the Amended 2014 Plan; (2) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; (3) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (4) the class(es) and number of securities and the price per share of ordinary shares subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the Amended 2014 Plan and described below), transactions, outstanding stock awards shall be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue or substitute such stock awards, the vesting of stock awards held by participants whose continuous service has not terminated will be accelerated in full to a date prior to the corporate transaction as determined by our Board of Directors. All stock awards not assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation will terminate upon the corporate transaction. In addition, our Board of Directors may also provide, in its sole discretion, that the holder of a stock award that will terminate upon the occurrence of a corporate transaction will receive a payment, if any, equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

PROPOSAL 5

For purposes of the Amended 2014 Plan, a “corporate transaction” will be deemed to occur in the event of the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which Horizon is not the surviving corporation, or (4) a merger, consolidation or similar transaction following which Horizon is the surviving corporation but the ordinary shares of Horizon outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the Amended 2014 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2014 Plan and described below) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

For purposes of the Amended 2014 Plan, a “change of control” generally means (i) the acquisition by a person or entity of more than 50% of Horizon’s combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which the Horizon shareholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of Horizon’s consolidated assets; (iv) the complete dissolution or liquidation of Horizon; or (v) when a majority of our Board of Directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of our Board members or their approved successors. For the avoidance of doubt, any one or more of the above events may be effected pursuant to a compromise or arrangement sanctioned by the Irish courts or a scheme, contract or offer which has become binding on all shareholders under applicable Irish laws, or by means of a takeover bid pursuant to the laws of the European Union, as implemented into Irish law. In addition, the term “change in control” will not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing the domicile of Horizon. The definition of “change in control” in an agreement between the participant and us may control with respect to awards subject to the agreement.

Plan Duration, Termination and Amendment

Our Board of Directors will have the authority to amend or terminate the Amended 2014 Plan at any time, subject to any required shareholder approval. However, except as otherwise provided in the Amended 2014 Plan, no amendment or termination of the Amended 2014 Plan may impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the Amended 2014 Plan as required by applicable law and listing requirements. Unless terminated sooner by our Board of Directors, the Amended 2014 Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (1) the date the Amended 2014 Plan is adopted by our Board of Directors, or (2) the date the Amended 2014 Plan is approved by our shareholders. No Awards may be granted under the Amended 2014 Plan while the Amended 2014 Plan is suspended or after it is terminated.

U.S. Federal Income Tax Information

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2014

PROPOSAL 5

Plan is not qualified under the provisions of Section 401(a) of the IRC and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2014 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the IRC. Under the IRC, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding

PROPOSAL 5

period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the IRC and provided that amount constitutes an ordinary and necessary business expense for Horizon and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation, Horizon will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the IRC or an exception to Section 409A of the IRC will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of Horizon ordinary shares received over any amount paid by the recipient in exchange for Horizon ordinary shares. To conform to the requirements of Section 409A of the IRC, Horizon ordinary shares subject to a RSU may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSUs otherwise comply with or qualify for an exception to the requirements of Section 409A of the IRC, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from RSUs will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

PROPOSAL 5

Stock Appreciation Rights

We may grant under the Amended 2014 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2014 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards under the Amended 2014 Plan are discretionary and are not subject to set benefits or amounts. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers or other employees of Horizon under the Amended 2014 Plan. As of March 31, 2016, no options or other stock awards have been granted on the basis of the 6,000,000 share increase that is part of the Amended 2014 Plan.

Plan Benefits

The table below shows, as to the listed individuals and specified groups, the number of shares subject to awards previously granted under the 2014 Plan (even if not currently outstanding) since its approval by the stockholders in September 2014 and through March 1, 2016.

Name	Options	Restricted Stock Units	PSUs
Named executive officers
Timothy P. Walbert	2,700,000	500,000	2,700,000
Chairman, President and Chief Executive Officer
Robert F. Carey	276,000	124,000	932,000
Executive Vice President and Chief Business Officer
Paul W. Hoelscher	276,000	124,000	932,000
Executive Vice President and Chief Financial Officer
John J. Kody	404,000	199,900	932,000
Former Executive Vice President, Chief Commercial Officer
George Hampton	237,000	103,000	932,000
Executive Vice President, Orphan and Primary Care Business Units and International Operations
Director Nominees*
Michael Grey	—	—	—
Jeff Himawan, Ph.D.	—	—	—
Ronald Pauli	—	—	—
All current executive officers as a group	4,702,000	1,433,400	10,296,000
All current non-employee directors as a group*	—	—	—
Each associate of any director or executive officer	—	—	—
Each other person who received or is to receive 5% of rights granted under the 2014 Plan	—	—	—
All employees, including all current officers who are not executive officers, as a group	6,333,870	1,724,572	6,343,000

*	Non-Employee Directors are not eligible to participate in the 2014 Plan.

PROPOSAL 5

Required Vote and Board Recommendation

Approval of Proposal 5 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

Our Board of Directors believes that approval of Proposal 5 is in our best interests and the best interests of our shareholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5

PROPOSAL 6

APPROVE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION

Since we are an Irish company, our statutory auditor is required under the Irish Companies Act 2014 to be based in Ireland. Our statutory auditor is PricewaterhouseCoopers (Ireland).

The Board of Directors recommends that the shareholders (i) approve the appointment of PricewaterhouseCoopers LLP (United States) (“PricewaterhouseCoopers”) as the independent registered public accounting firm for the Company for the year ending December 31, 2016 and (ii) authorize the Audit Committee to determine the remuneration of our independent registered public accounting firm and our statutory auditor. PricewaterhouseCoopers provided services in connection with the audit of our financial statements for the year ended December 31, 2015, assistance with our Annual Report on Form 10-K for the year ended December 31, 2015, and consultation on matters relating to accounting and financial reporting.

A representative of PricewaterhouseCoopers is expected to be present at the Annual General Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The (i) approval of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm and (ii) authorization of the Audit Committee to determine the remuneration of our independent registered public accounting firm and statutory auditor require that the number of votes cast in favor exceed the number of votes cast in opposition at the Annual General Meeting at which a quorum is present. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company in 2015 and 2014, by PricewaterhouseCoopers:

	2015	2014
Audit fees(1)	$3,447,000	$3,205,000
Audit-related fees(2)	—	148,000
Tax fees(3)	33,000	74,000
All other fees(4)	7,000	6,000

Total	$3,487,000	$3,433,000

(1)	Audit fees consist of fees for professional services performed by PricewaterhouseCoopers for the audit of our annual financial statements, review of our quarterly financial statements, review of and consents for our registration statements and filings, comfort letters and related services that are normally provided in connection with statutory and regulatory filings or engagements. The increase in audit fees from 2014 to 2015 was the result of the growth of our business and increase in legal entities requiring statutory filings that generally do not support the group audit opinion, as well as offerings, valuations and purchase accounting, reviewing SEC filings and pro formas for the Hyperion acquisition and the pursued acquisition of Depomed, Inc.
(2)	Audit-related fees consist of fees for professional services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the financial statements, including due diligence related to acquisitions.
(3)	Tax fees consist of fees for professional services performed by PricewaterhouseCoopers with respect to tax advice and assistance with examinations and elections.
(4)	License fees for Pricewaterhouse Coopers’ accounting and auditing software.

The Audit Committee has considered whether provision of the above audit related services is compatible with maintaining the registered public accounting firm’s independence and has determined that such services are compatible with maintaining the registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. The Audit Committee pre-approved all such services in 2015 and 2014.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 6

PROPOSAL 6

PROPOSAL 7

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Shareholders are being asked to approve the compensation of Horizon Pharma’s named executive officers, as disclosed under the SEC rules, which is discussed in the Compensation Discussion and Analysis that begins on page 25, the compensation tables and related material included in this Proxy Statement.

2015 Key Achievements

As noted in our proxy, 2015 was another strong year of financial results and returns:

2015 Horizon Pharma Strategic Objectives – Achieved or Exceeded All Objectives

•	Outperformed our 2015 net sales bonus target by 48% ($757 million vs. $512 million), while completing the Hyperion acquisition and entering into the agreement to acquire Crealta.

•	Achieved total shareholder return of 68%, significantly outperforming our peer group.

•	Outperformed our Adjusted EBITDA target by 81% ($392 million vs. $216 million in Adjusted EBITDA).(1)
•	Raised $1.75 billion in capital through four successful debt and equity offerings, significantly lowering our average cash interest rate.

•	Acquired new medicines with expected annual net revenues of $220 million.

•	Seamlessly added approximately 300 new employees.

PROPOSAL 7

•

Significantly increased the breadth and depth of our management team with the addition of George P. Hampton, John B. Thomas and Geoffrey M. Curtis in senior management and filled multiple vice president level positions.

•	Expanded network of independent pharmacies working with HorizonCares from 5-6 to approximately 25 in the fourth quarter.

(1)	In February 2015, we revised our Adjusted EBITDA calculation methodology to include a reduction for actual royalties incurred, which resulted in $362 million of Adjusted EBITDA in 2015. Under the prior methodology which excluded actual royalties incurred (which was used to develop the 2015 Adjusted EBITDA bonus targets), our 2015 Adjusted EBITDA would have been $392 million.

Officer Compensation

Our compensation program is structured to attract, retain and motivate talented, experienced leaders and reward our executive officers for the achievement of short- and long-term strategic and operational goals. Our Board of Directors and Compensation Committee believe the executive compensation program is highly effective in directly aligning the interests of our executive officers with the interests of our shareholders and paying for performance.

In our proxy statement filed in 2015, we described the changes we made to our executive compensation program in 2014 and discussed these changes with shareholders representing a significant majority of our then-outstanding ordinary shares. We received positive feedback on these changes during our shareholder outreach process, which resulted in 91 percent of shareholders voting “FOR” our executive compensation program and 71 percent of shareholders voting “FOR” our amended and restated 2014 Equity Incentive Plan (“2014 Plan”), which facilitated our grant of the performance share unit awards (“PSUs”) and other equity awards to our executive team. The amended 2014 Plan, PSUs and other equity awards were part of our executive compensation program in 2015 and are discussed in totality in the Compensation Discussion and Analysis section of this Proxy Statement.

In summary, in 2015, as further described in the Compensation Discussion and Analysis section of this Proxy Statement:

•

Management equity compensation is directly aligned with shareholders’ interests and includes both a time-based and a performance-based vesting component. The vast majority (97%+) of named executive officer compensation as reported in the Summary Compensation Table shown on page 48 is tied directly to the stock price performance of HZNP.

•

The actual value that may be realized under the 2015 equity compensation awards is highly variable and dependent upon company performance. If the share price of HZNP does not consistently trade above the range of $31.58 to $33.86 during the period from December 2017 through June 2018, representing an above-market minimum TSR of 15% over the three-year measurement period, then the PSUs will expire with $0 value realized. TSR will be measured on three separate measurement dates occurring on December 22, 2017, March 22, 2018 and June 22, 2018.

•

We are not aware of another equity incentive program in which senior management has assumed as much risk for generating long-term, above market equity appreciation (equal to or greater than 15% compounded annually). Because of the unique structure of the PSU program in the 2014 Plan and the level of risk management has assumed, we believe the rules dictating how compensation is calculated for disclosure purposes overstate the value of the PSUs. For example, the total compensation that is required to be reported for our CEO in the Summary Compensation Table based on grant date fair values. The realized value is very different given the share price performance-based nature of the

PROPOSAL 7

PSUs and other equity awards because their current value shown in the Realized Pay Table on page 30 is significantly below the theoretical grant date value calculated for financial statement and SEC reporting purposes.

•	Given the performance-based nature of the PSUs, at today’s share price, PSUs have zero realizable value.

•

In order for PSUs to have any value at the end of the performance period, our share price needs to consistently trade above the range of $31.58 to $33.86 in the period from December 2017 through June 2018 (representing 15% compound annual TSR).

•

In order for the maximum number of PSUs to vest, our share price needs to consistently trade above the range of $78.30 to $99.04 in the period from December 2017 through June 2018 (representing 60% compound annual TSR). If this level of TSR is achieved and the maximum number of PSUs would vest, shareholders would also realize significant value creation — nearly $10.0 billion of increased market value.

•

Because the PSUs require that we achieve a specified level of TSR over a three-year period, we believe this encourages our executives to focus on sustained potential stock price appreciation, thus limiting the potential for excessive risk-taking.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, the March 2015 Equity Awards consisted of Time-Based Grants and PSUs and granted in order to recognize the outstanding stock performance and significant value delivered to shareholders over the past several years, and more recently since the Vidara Merger, as well as to provide incentives going forward that continue to align our executive and shareholder interests. The Time-Based Grants and PSUs were up-front grants intended to cover the next three years of equity grants for the executive team; the Company does not anticipate any other equity grants will be made to executive officers during the three-year PSU measurement period.

•

Time-Based Grants (stock options and RSUs): intended to set management’s ownership levels at an appropriate level (relative to industry standards) to create the desired alignment with shareholders to reflect the outstanding performance up to the time of the grant.

•

This was implemented in response to shareholder feedback that management’s ownership levels were too low, not creating the desired alignment between management and shareholders’ interests, as well as an analysis of peer group ownership levels.

•

Performance Share Unit Awards (PSUs): intended to further align management’s interests with delivering outstanding returns to our shareholders by providing significant economic incentives to our executive leadership team to create significant long-term shareholder value

•	Vesting is tied to three-year TSR performance from March 23, 2015 ($21.50) through March 22, 2018, with vesting levels based on TSRs ranging from 15% to 60%.

•

An above market TSR is required to earn anything under the PSU program — no payout below three-year compound annual TSR of 15% vesting levels 1x target at 15%; 2x target at 30%; 3x target at 45%; 4x target at 60%.

In addition to equity incentives, in August 2015, the Compensation Committee also evaluated base salary vs. peers and updated management salary and bonus targets after referencing the 50th percentile of the peer group.

Based on our strong operating performance in 2015, our one-year and three-year share price appreciation, and the fact that our equity compensation plan is directly linked with shareholders’ interests (and was

PROPOSAL 7

facilitated by shareholder-approved amendments to our 2014 Plan in May 2015) the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual General Meeting. Abstentions and broker non-votes will have no effect and will not be counted towards the vote total.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 7

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s ordinary shares as of January 31, 2016 by: (i) each director and nominee for director; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its ordinary shares. The table is based upon information supplied by our officers, directors and principal shareholders and/or a review of Schedules 13D and 13G, if any, documents filed with the SEC and other sources.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The number of ordinary shares used to calculate the percentage ownership of each listed person includes the ordinary shares underlying options, warrants or other rights held by such persons that are exercisable as of March 31, 2016, which is 60 days after January 31, 2016.

Percentage of beneficial ownership is based on 159,872,233 ordinary shares outstanding as of January 31, 2016. Unless otherwise indicated, the address for the following shareholders is c/o Horizon Pharma plc, Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland.

Name and Address of Beneficial Owner or Identity of Group	Number and Percentage of Shares Beneficially Owned
	Ordinary Shares	Percentage
5% or greater shareholders:
FMR LLC and its affiliates(1)	24,212,694	15.1%
245 Summer Street
Boston, Massachusetts 02210
Lone Pine Capital LLC(2)	15,600,988	9.8%
Two Greenwich Plaza
Greenwich, Connecticut 06830
Deerfield Mgmt, L.P.(3)	11,834,801	7.4%
780 Third Avenue, 37th Floor
New York, New York 10017
The Vanguard Group Inc.(4)	9,567,662	6.0%
100 Vanguard Blvd.
Malvern, PA 19355
Broadfin Capital, LLC.(5)	8,631,310	5.4%
300 Park Avenue, 25th Floor
New York, New York 10022
Directors and named executive officers:
William F. Daniel(6)	29,259	*
Michael Grey(7)	62,918	*
Jeff Himawan, Ph.D.	—	*
Virinder Nohria, M.D., Ph.D.(8)	221,959	*
Ronald Pauli(9)	62,918	*
Gino Santini(10)	62,918	*
H. Thomas Watkins(11)	83,123	*
Timothy P. Walbert(12)	1,372,984	*
Robert F. Carey(13)	389,999	*
George P. Hampton	1,092	*
Paul W. Hoelscher(14)	151,737	*
John J. Kody(15)	47,432	*
All executive officers and directors as a group (18 persons)(16)	3,342,735	2.1%

*	Represents beneficial ownership of less than one percent.
(1)

Includes (a) 23,968,894 ordinary shares and (b) 243,800 ordinary shares issuable upon the exercise of warrants. FMR LLC, certain of its subsidiaries and affiliates, and other companies have beneficial ownership of, and sole dispositive power with respect to, 23,968,894 ordinary shares. Abigail P. Johnson is a Director,

OTHER INFORMATION

the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”) a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. This information is based on the Schedule 13G/A filed with the SEC on February 12, 2016 and other sources.
(2)	Includes 15,653,668 ordinary shares beneficially owned by Lone Pine Capital LLC (“Lone Pine Capital”), the Lone Pine Funds (as defined below) and Stephen F. Mandel, Jr. Lone Pine Capital serves as investment manager to Lone Spruce, L.P. (“Lone Spruce”), Lone Cascade, L.P. (“Lone Cascade”), Lone Sierra, L.P. (“Lone Sierra”), Lone Tamarack, L.P. (“Lone Tamarack”), Lone Cypress, Ltd. (“Lone Cypress”), Lone Kauri, Ltd. (“Lone Kauri”), Lone Monterey Master Fund, Ltd. (“Lone Monterey Master Fund”), and Lone Savin Master Fund, Ltd. (“Lone Savin Master Fund”, and together with Lone Spruce, Lone Cascade, Lone Sierra, Lone Tamarack, Lone Cypress, Lone Kauri and Lone Monterey Master Fund, the “Lone Pine Funds”), with respect to the Horizon ordinary shares directly held by each of the Lone Pine Funds; and Stephen F. Mandel, Jr., the managing member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the Horizon ordinary shares directly held by each of the Lone Pine Funds. This information is based on the Schedule 13G/A filed with the SEC on February 16, 2016.
(3)	Includes (a) 11,684,801 ordinary shares and (b) 150,000 ordinary shares issuable upon the exercise of warrants. The shares are beneficially owned by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., the Deerfield Funds (as defined below) and James E. Flynn. Deerfield Mgmt, L.P. is the general partner, and Deerfield Management Company, L.P. is the investment advisor, of Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (collectively, the “Deerfield Funds”). This information is based on the Schedule 13G/A filed with the SEC on February 16, 2016 and other sources.
(4)	Includes 9,567,662 ordinary shares beneficially owned by The Vanguard Group Inc., Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. This information is based on the Schedule 13G filed with the SEC on February 11, 2016.
(5)	Includes 8,631,310 ordinary shares beneficially owned by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler. This information is based on the Schedule 13G/A filed with the SEC on February 12, 2016.
(6)	Includes (a) 5,493 ordinary shares held by GoodBody Trustees Limited, of which Mr. Daniel has beneficial ownership, and (b) 23,766 ordinary shares that Mr. Daniel has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options.
(7)	Includes 62,918 ordinary shares that Mr. Grey has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options.
(8)	Includes (a) 214,836 ordinary shares and (b) 7,123 ordinary shares that Dr. Nohria has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options.
(9)	Includes 62,918 ordinary shares that Mr. Pauli has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options.
(10)	Includes 62,918 ordinary shares that Mr. Santini has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options.

OTHER INFORMATION

(11)	Includes (a) 6,000 ordinary shares, (b) 10,000 ordinary shares held by T-H Family Limited Partnership, of which Mr. Watkins is a general/managing partner, and (c) 67,123 ordinary shares that Mr. Watkins has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options.
(12)	Includes (a) 256,618 ordinary shares, (b) 991,366 ordinary shares that Mr. Walbert has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options, and (c) 125,000 ordinary shares issuable within 60 days of January 31, 2016 pursuant to the vesting of RSUs.
(13)	Includes (a) 24,406 ordinary shares, (b) 57,655 ordinary shares held by the Robert F. Carey III Trust dated April, 24, 2001, of which Mr. Carey is a trustee, (c) 239,000 shares that Mr. Carey has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options, (d) 62,025 ordinary shares issuable within 60 days of January 31, 2016 pursuant to the vesting of RSUs, and (e) 6,913 ordinary shares issuable upon the exercise of warrants.
(14)	Includes (a) 12,362 ordinary shares, (b) 108,375 ordinary shares that Mr. Hoelscher has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options, and (c) 31,000 ordinary shares issuable within 60 days of January 31, 2016 pursuant to the vesting of RSUs.
(15)	Includes (a) 12,766 ordinary shares and (b) 34,666 ordinary shares that Mr. Kody has the right to acquire from us within 60 days of January 31, 2016 pursuant to the exercise of stock options. As of March 7, 2016, Mr. Kody had acquired all 34,666 ordinary shares pursuant to the exercise of such stock options.
(16)	Includes the following shares beneficially owned by our executive officers (which excludes Mr. Kody and includes Timothy J. Ackerman, Brian K. Beeler, Geoffrey M. Curtis, David G. Kelly, Barry J. Moze, Jeffrey W. Sherman, M.D., FACP and John B. Thomas) and directors, in the aggregate: (a) 926,552 ordinary shares, (b) 2,123,995 ordinary shares that can be acquired within 60 days of January 31, 2016 pursuant to the exercise of stock options, (c) 285,275 ordinary shares issuable within 60 days of January 31, 2016 pursuant to the vesting of RSUs, and (d) 6,913 ordinary shares issuable upon the exercise of warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received and the written representations from certain reporting persons, the Company has determined that no officer, director or ten percent beneficial owner known to the Company was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2015.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual General Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual General Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Horizon shareholders will be “householding” the Company’s proxy materials. A single set of Annual General Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to

OTHER INFORMATION

receive a separate set of Annual General Meeting materials, please notify your broker or Horizon. Direct your written request to David G. Kelly, Company Secretary, at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland or contact David G. Kelly at + 353 1 772 2100 (Ireland). Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy materials to a shareholder at a shared address to which a single copy of the materials was delivered.

Shareholder Proposals

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2017 Annual General Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than December 8, 2016. However, if our 2017 Annual General Meeting of Shareholders is not held between April 3, 2017 and June 2, 2017, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials. Such proposals should be delivered to Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland.

Our Memorandum and Articles of Association provide that shareholder nominations of persons to be elected to the Board of Directors at an annual general meeting and the proposal of other business to be considered by the shareholders at an annual general meeting must be made following written notice to our Company Secretary which is executed by a shareholder and accompanied by certain background and other information specified in our Memorandum and Articles of Association. Such written notice and information must be received by our Company Secretary at our registered office not earlier than the close of business on November 8, 2016 nor later than January 7, 2017; provided, however, that in the event our 2017 Annual General Meeting of Shareholders is not held between April 3, 2017 and June 2, 2017, notice must be delivered no earlier than 150 days prior to nor later than 90 days prior to the date of the 2017 Annual General Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Memorandum and Articles of Association provide that other resolutions may only be proposed at an annual general meeting if either (i) it is proposed by or at the direction of our Board of Directors; (ii) it is proposed at the direction of the Irish High Court; (iii) it is requisitioned in writing by such number of shareholders of record as is prescribed by, and is made in accordance with, Section 178 of the Irish Companies Act 2014 or (iv) the chairman of the meeting decides, in his or her absolute discretion, that the proposal may properly be regarded as within the scope of the relevant meeting. In addition, the proxy solicited by our Board of Directors for the 2017 Annual General Meeting of Shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice by February 21, 2017 and (ii) if we have received notice of such proposal by Feburary 21, 2017, if the 2017 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. On any other business which may properly come before the annual general meeting, or any adjournment thereof, and whether procedural or substantive in nature (including without limitation any motion to amend a resolution or adjourn the meeting) not specified in this Proxy Statement, the proxy will act at his/her discretion.

Presentation of Irish Statutory Financial Statements

Our Irish statutory financial statements for the fiscal year ended December 31, 2015, including the reports of the directors and statutory auditors thereon, will be presented at the Annual General Meeting in accordance with the requirements of the Irish Companies Act 2014. Our Irish statutory financial statements will be approved by the Board of Directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish statutory financial statements will be available on our website at www.horizonpharma.com on or before April 12, 2016.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David G. Kelly

Company Secretary

April 7, 2016

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Company Secretary, Horizon Pharma plc, Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland.

ANNEX A

HORIZON PHARMA PUBLIC LIMITED COMPANY

2014 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MAY 17, 2014

APPROVED BY THE SHAREHOLDERS: SEPTEMBER 18, 2014

AMENDED BY THE BOARD OF DIRECTORS: MARCH 23, 2015

APPROVED BY THE SHAREHOLDERS: MAY 6, 2015

AMENDED BY THE COMPENSATION COMMITTEE: FEBRUARY 25, 2016

APPROVED BY THE SHAREHOLDERS: MAY [3], 2016

TERMINATION DATE: MAY 16, 2024

1. GENERAL.

(a) Relationship to Prior Plans. This Plan is intended as the successor to the Horizon Pharma, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) with respect to grants to Employees. From and after 12:01 a.m. on the Effective Date, all outstanding stock awards granted under the 2011 Plan and the Horizon Pharma, Inc. 2005 Stock Plan (the “2005 Plan”) and, together with the 2011 Plan, the “Prior Plans”) shall remain subject to the terms of the 2011 Plan or the 2005 Plan, as applicable; provided, however, any Ordinary Shares subject to outstanding stock awards granted under the Prior Plans that expire, terminate or are forfeited for any reason prior to exercise or settlement, and any Ordinary Shares that are repurchased or redeemed because of the failure to meet a contingency or condition required to vest such Ordinary Shares (the “Returning Shares”) shall immediately be added to the Share Reserve (as described below) as and when such Ordinary Shares become Returning Shares and shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Ordinary Shares through the granting of Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of

Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Ordinary Shares pursuant to a Stock Award; (E) the number of Ordinary Shares with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, shareholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of Ordinary Shares available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which Ordinary Shares may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and any Affiliates and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Ordinary Shares in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event, provided that the exercise price of any such outstanding Options or Stock Appreciation Rights under the Plan may not be reduced below the nominal value of an Ordinary Share.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of Ordinary Shares of the Company that may be issued pursuant to Stock Awards after the Effective Date shall not exceed Forty Two Million Fifty Two Thousand One Hundred Thirty (42,052,130) shares, which is the sum of (i) 22,052,130 Ordinary Shares, which is the total reserve that was approved as of the Effective Date in connection with the adoption of the Plan, including, but not limited to, the shares remaining available for issuance under the Prior Plans and the Returning Shares, (ii) 14,000,000 additional Ordinary Shares approved by the Company’s shareholders at the 2015 annual general meeting, and (iii) 6,000,000 new Ordinary Shares approved by the Company’s shareholders at the 2016 annual general meeting (the “Share Reserve”). For clarity, the limitation in this Section 3(a)(i) is a limitation on the number of Ordinary Shares that may be issued pursuant to the Plan. Accordingly, this Section 3(a)(i) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of Ordinary Shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the Ordinary Shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Ordinary Shares), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of Ordinary Shares that may be available for issuance under the Plan.

(ii) Subject to subsection 3(b), the number of Ordinary Shares available for issuance under the Plan shall be reduced by: (i) one (1) Ordinary Share for each Ordinary Share issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Ordinary Shares on the date of grant; and (ii) 1.29 Ordinary Shares for each Ordinary Share issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Other Stock Award or any other stock award granted under the Plan that is not described in subsection (i) above.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any Stock Award is forfeited back to the Company or Ordinary Shares are redeemed or repurchased by the Company or any Affiliate (in accordance with applicable Irish law) because of the failure to meet a contingency or condition required to vest such Ordinary Shares, then the Ordinary Shares that are forfeited, redeemed or repurchased shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b)(i), to the extent (i) there is issued an Ordinary Share pursuant to a Stock Award under the Plan (other than an Option or Stock Appreciation Right), and (ii) there are any Returning Shares granted under the Prior Plans pursuant to an award other than an Option or Stock Appreciation Right, and such Ordinary Share becomes available for issuance under the Plan pursuant to Section 1(a), Section 3(a)(i) or this Section 3(b)(i), then the number of Ordinary Shares available for issuance under the Plan shall increase by 1.29 shares for each such Ordinary Share.

(ii) Shares Not Available For Subsequent Issuance. If any Ordinary Shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of Ordinary Shares subject to the Stock Award (i.e., “net exercised”), the number of Ordinary Shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any Ordinary Shares withheld by the Company pursuant to Section 8(g) or withheld or tendered as consideration for the exercise of an Option or purchase of any other Stock Award shall not again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares subject to the Plan’s Share Reserve.

(d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of three million (3,000,000) Ordinary Shares subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Awards are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s shareholders.

(e) Source of Shares. The Ordinary Shares issuable under the Plan shall be authorized but unissued or reacquired Ordinary Shares, including Ordinary Shares redeemed or repurchased by the Company or any Affiliate on the open market or otherwise, in accordance with applicable Irish Law.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees; provided, however, that Nonstatutory Stock Options and SARs may not be granted to Employees who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the Ordinary Shares underlying such Stock Awards are treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for Ordinary Shares purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code, provided that in all cases the exercise price is not less than the nominal value of an Ordinary Share. Each SAR will be denominated in Ordinary Shares equivalents.

(c) Purchase Price for Options. The purchase price of Ordinary Shares acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below; provided, however, that where Ordinary Shares are issued pursuant to the exercise of an Option, the nominal value of each newly issued Ordinary Share is fully paid up. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Ordinary Shares subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of Ordinary Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that:

(1) the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Ordinary Shares to be issued;

(2) irrespective of whether a “net exercise” arrangement is used, the nominal value of each newly issued Ordinary Shares will be fully paid up in cash; and

(3) Ordinary Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) Ordinary Shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) Ordinary Shares are delivered to the Participant as a result of such exercise, and (C) Ordinary Shares are withheld to satisfy tax withholding obligations;

(iv) deduction from salary due and payable to an Employee by the Company or any Affiliate; or

(v) in any other form of legal consideration that may be acceptable to the Board and permissible under applicable law.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of Ordinary Shares equal to the number of Ordinary Shares equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Ordinary Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right, provided, however, that where Ordinary Shares are issued pursuant to a Stock Appreciation Right, the nominal value of each newly issued Ordinary Share is fully paid up.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of Ordinary Shares subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of Ordinary Shares as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Ordinary Shares received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Ordinary Shares received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or any Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate immediately upon such Participant’s termination of Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Ordinary Shares until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s (or Affiliates, if applicable) then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, Ordinary Shares may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law, provided however, that where Ordinary Shares are issued pursuant to a Restricted Stock Award the nominal value of each newly issued Ordinary Share is fully paid up.

(ii) Vesting. Ordinary Shares awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company or any Affiliate may receive through a forfeiture condition or a repurchase right any or all of the Ordinary Shares held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire Ordinary Shares under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Ordinary Shares awarded under the Restricted Stock Award Agreement remain subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the Ordinary Shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Ordinary Shares subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Ordinary Shares subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law, provided, however, that where Ordinary Shares are issued pursuant to a Restricted Stock Unit Award, the nominal value of each newly issued Ordinary Share is fully paid up.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of Ordinary Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Ordinary Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of Ordinary Shares covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Ordinary Shares covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional Ordinary Shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed three million (3,000,000) Ordinary Shares. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of three million dollars ($3,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Ordinary Shares). Notwithstanding satisfaction or completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Ordinary Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than 100% of the Fair Market Value of the Ordinary Shares at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards; provided, however, that where Ordinary Shares are issued pursuant to any Other Stock Award, the nominal value of each newly issued Ordinary Share is fully paid up.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the authorized but unissued Ordinary Shares reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Ordinary Shares pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company and its Affiliates shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company and its Affiliates shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company and its Affiliates have no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Ordinary Shares. Proceeds from the sale of Ordinary Shares pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Ordinary Shares subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment of an Employee with or without notice and with or without cause.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Ordinary Shares under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Ordinary Shares subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Ordinary Shares under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company or any Affiliate may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation, or levies or social security deduction obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Ordinary Shares from the Ordinary Shares issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax, levies and social security contribution required to be withheld by law or the practice of any revenue authority (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s (or Affiliate’s, if applicable) intranet (or other shared electronic medium controlled by the Company or any Affiliate to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Ordinary Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(k) Personal Data. It shall be a term and condition of every Award that a Participant agrees and consents to:

(i) the collection, use and processing of his Personal Data by the Company or any Subsidiary and the transfer of his Personal Data to any third party administrator of the Plan and any broker through whom Shares are to be sold on behalf of a Participant;

(ii) the Company, its Subsidiaries or any third party administrator of the Plan, transferring the Participant’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the issue of Awards and the acquisition of Ordinary Shares pursuant to Awards;

(iii) the use of Personal Data by any such person for any such purposes; and

(iv) the transfer to and retention of Personal Data by third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

9. ADJUSTMENTS UPON CHANGES IN ORDINARY SHARES; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a)(i), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(a)(ii), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i), and (iv) the class(es) and number of securities and price per Ordinary Share subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s or any Affiliate’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and any Ordinary Shares subject to the Company’s or any Affiliate’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company or an Affiliate notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Ordinary Shares issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any) in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the Effective Date.

12. CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “2011 Plan Available Reserve” means the number of shares of common available for issuance pursuant to the grant of future awards under the 2011 Plan determined as of immediately prior to the Effective Date.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s repeated failure to perform one or more essential duties and responsibilities to the Company; (ii) such Participant’s failure to follow the lawful directives of manager(s); (iii) such Participant’s material violation of any Company policy; (iv) such Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct or gross misconduct; (v) such Participant’s unauthorized use or disclosure of any proprietary information, confidential information or trade secrets of the Company or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (vi) such Participant’s willful breach of any of obligations under any written agreement or covenant with the Company or violation of any statutory duty owed to the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company (or an Affiliate, if applicable), in its sole discretion. Any determination by the Company (or an Affiliate, if applicable) that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or Affiliate or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company or any Affiliate reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company or any Affiliate, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (i) a compromise or arrangement sanctioned by the Irish courts under section 201 of the Companies Act 1963 (as may be amended, updated or replaced from time to time) (the “1963 Act”) or (ii) a scheme, contract or offer which has become binding on all shareholders pursuant to Section 204 of the 1963 Act, or (iii) a bid pursuant to Regulation 23 or 24 of the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Company” means Horizon Pharma Public Limited Company, a company incorporated under the laws of Ireland.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Non-employee Director, or payment of a fee for such service, shall not cause a Non-employee Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company (or an Affiliate, if applicable), in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer of the Company (or an Affiliate, if applicable), including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s (or an Affiliate’s, if applicable) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan, which is immediately prior to the effective time of the merger between Horizon Pharma, Inc. and Horizon Pharma Public Limited Company pursuant to the Transaction Agreement and Plan of Merger dated March 18, 2014, provided that this Plan is approved by the stockholders of Horizon Pharma, Inc. prior to such merger and such merger is consummated.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of Ordinary Shares of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:

(i) If the Ordinary Shares is listed on any established stock exchange or traded on the NASDAQ Global Market or the NASDAQ Global Select Market, the Fair Market Value of a share of Ordinary Shares, unless otherwise determined by the Board, shall be the closing sales price for such Ordinary Shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the day of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Ordinary Shares on the day of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Ordinary Shares, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Horizon” means Horizon Pharma, Inc. a Delaware corporation.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase Ordinary Shares granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Ordinary Shares” or “Shares” means the ordinary shares in the capital of the Company with a nominal value of US$0.0001 per share.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity or average shareholder’s equity; (vi) return on assets, investment, or capital employed; (vii) share price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) shareholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any items that are ‘unusual’ in nature or that occur ‘infrequently’ as determined under generally accepted accounting principles.

(oo) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq) “Personal Data”has the same meaning as defined in the Data Protection Acts 1988 and 2003.

(rr) “Plan” means this Horizon Pharma Public Limited Company 2014 Equity Incentive Plan.

(ss) “Restricted Stock Award” means an award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(a).

(tt) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Restricted Stock Unit Award” means a right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(b).

(vv) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(xx) “Securities Act” means the Securities Act of 1933, as amended.

(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 5.

(zz) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Stock Award” means any right to receive Ordinary Shares granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(bbb) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ccc) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd) “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2016.

Vote by Internet
• Go to www.envisionreports.com/HZNP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends you vote “FOR” each of the nominees for director listed below and “FOR” Proposals 2, 3, 4, 5, 6 and 7.

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	For	Against	Abstain		For	Against	Abstain
1. 2. 3. 4.

Election of Class II Director Nominees:

1.a – Michael Grey

1.b – Jeff Himawan, Ph.D.

1.c – Ronald Pauli

Approval of an amendment to our Memorandum of Association.

Approval of an amendment to our Articles of Association.

Authorization for us and/or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares.

	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	5. 6. 7.

Approval of our Amended and Restated 2014 Equity Incentive Plan.

Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 and authorization of the Audit Committee to determine the auditors’ remuneration.

Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement.

					☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.

¢	1 U P X	+

02AGFE

2016 Annual General Meeting Admission Ticket

2016 Annual General Meeting of

Horizon Pharma plc Shareholders

May 3, 2016, 3:00 p.m. Local Time (Ireland)

Connaught House

1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.

The Proxy Statement and the 2015 Annual Report to Shareholders are available at: www.edocumentview.com/hznp

The 2015 Irish Statutory Financial Statements will be available on our website at

www.horizonpharma.com on or before April 12, 2016

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — HORIZON PHARMA PLC

Notice of 2016 Annual General Meeting of Shareholders

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

Proxy Solicited by the Board of Directors for the Annual General Meeting of  Shareholders — May 3, 2016

The undersigned hereby appoints Timothy P. Walbert and Paul W. Hoelscher, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to attend, speak and vote, as provided on the other side, all the ordinary shares of Horizon Pharma plc that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of Horizon Pharma plc to be held at 3:00 p.m. (local time) on May 3, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual General Meeting of Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, 4, 5, 6 and 7.

(Proposals to be voted appear on reverse side.)

C	Non-Voting Proposals

Change of Address — Please print new address below.	Comments — Please print your comments below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.	+